UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

E. I. du Pont de Nemours and Company

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2016 ANNUAL MEETING AND PROXY STATEMENT

DuPont 974 Centre Road Chestnut Run Plaza Building 730 Wilmington, DE 19805

NOTICE OF ANNUAL MEETING

Meeting Date:	Wednesday, April 27, 2016
Time:	10:30 a.m. (EDT)
Location:	Lotte New York Palace Villard Ballroom 455 Madison Avenue New York, NY 10022

AGENDA:

1.	The election of eleven (11) directors
2.	The approval of an amendment to, and performance goals under, the E. I. du Pont de Nemours and Company Equity and Incentive Plan
3.	The ratification of our independent registered public accounting firm
4.	An advisory vote to approve executive compensation
5.	Three (3) stockholder proposals described in the Proxy Statement if properly presented at the Annual Meeting
6.	Such other business as may properly come before the meeting

All stockholders are cordially invited to attend, although only holders of record of DuPont Common Stock at the close of business on March 7, 2016, are entitled to vote at the meeting

This year, we are using the Securities and Exchange Commission’s Notice and Access model, allowing us to deliver proxy materials via the Internet. Notice and Access gives the Company a lower-cost way to furnish stockholders with their proxy materials. On March 18, 2016, we mailed to certain stockholders of record a “Notice Regarding the Availability of Proxy Materials,” with instructions on how to access the proxy materials via the Internet (or request a paper copy) and how to vote online.

If you are a registered stockholder and requested a full set of proxy materials, or if you hold DuPont Common Stock through a company savings plan, your admission ticket for the Annual Meeting is included on your Proxy Card. Registered stockholders may also use the Notice Regarding the Availability of Proxy Materials, received in the mail, as their admission ticket. If you hold shares in a brokerage account, please refer to page 4 of the Proxy Statement for information on attending the meeting. If you need special assistance, please contact the DuPont Stockholder Relations Office at 302-774-3034.

This notice and the accompanying proxy materials have been sent to you by order of the Board of Directors.

Erik T. Hoover

Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE

STOCKHOLDER MEETING TO BE HELD ON APRIL 27, 2016

The Notice and Proxy Statement and Annual Report

are available at www.proxyvote.com

Stockholders may request their proxy materials be delivered to them electronically in 2017 by visiting

http://enroll.icsdelivery.com/dd.

2016 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT

Proxy Statement for 2016 Annual Meeting of Stockholders	i

PROXY SUMMARY

This proxy summary is an overview of information that you will find throughout this proxy statement. As this is only a summary, we encourage you to read the entire proxy statement, which was first distributed beginning on March 18, 2016, for more information about these topics prior to voting.

ANNUAL MEETING OF STOCKHOLDERS

• • • Time and Date:	10:30 a.m., April 27, 2016
• • • Place:	Lotte New York Palace Villard Ballroom 455 Madison Avenue New York, NY 10022
• • • Record Date:	Stockholders as of the close of business on March 7, 2016
• • • Admission:	Please follow the instructions contained in “How to Attend the Annual Meeting” on page 4.

STOCKHOLDER VOTING MATTERS

Proposal		Board’s Voting Recommendation	Page References (for more detail)
1.	Election of Directors	FOR EACH NOMINEE	19
2.	Approval of an Amendment to, and Performance Goals under, the E. I. du Pont de Nemours and Company Equity and Incentive Plan	FOR	24
3.	Ratification of Independent Registered Public Accounting Firm	FOR	33
4.	Advisory Vote on Executive Compensation	FOR	72
5.	Stockholder Proposal on Employee Board Advisory Position	AGAINST	74
6.	Stockholder Proposal on Supply Chain Deforestation Impact	AGAINST	75
7.	Stockholder Proposal on Accident Risk Reduction Report	AGAINST	78

Proxy Statement for 2016 Annual Meeting of Stockholders	1

PROXY STATEMENT

The enclosed proxy materials are being sent to stockholders at the request of the Board of Directors of E. I. du Pont de Nemours and Company to encourage you to vote your shares at the Annual Meeting of Stockholders to be held April 27, 2016. This Proxy Statement contains information on matters that will be presented at the meeting and is provided to assist you in voting your shares.

DuPont’s 2015 Annual Report, containing management’s discussion and analysis of financial condition and results of operations and the audited financial statements, and this Proxy Statement were distributed together beginning on March 18, 2016.

GENERAL INFORMATION

Who Can Vote

Only holders of record of DuPont Common Stock at the close of business on March 7, 2016, the record date for voting at the Annual Meeting, are entitled to vote at the Annual Meeting. On the record date, 873,160,495 shares of DuPont Common Stock were entitled to vote.

How to Vote

By Telephone — Stockholders can vote their shares using a toll-free telephone number by following the instructions provided on the proxy card. The telephone voting procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote his or her shares and confirm that his or her instructions have been properly recorded. Voting by telephone authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By the Internet — Stockholders can simplify their voting by voting their shares via the Internet as instructed on the proxy card or Notice Regarding the Availability of Proxy Materials (“Proxy Notice”). The Internet procedures are designed to authenticate a stockholder’s identity to allow a stockholder to vote his or her shares and confirm that his or her instructions have been properly recorded. Internet voting facilities for stockholders of record are available 24 hours a day. Voting via the Internet authorizes the named proxies to vote your shares in the same manner as if you had submitted a validly executed proxy card.

By Mail — Stockholders may vote their shares by signing and dating the proxy card and returning it in the postage-paid envelope provided with this Proxy Statement. Proxy cards submitted by mail must be received by the time of the Annual Meeting for your shares to be voted.

At the Annual Meeting — Shares held in your name as the stockholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting. If you vote by proxy and also attend the Annual Meeting, you do not need to vote again at the Annual Meeting unless you wish to change your vote. Even if you plan to attend the Annual Meeting, we strongly urge you to vote in advance by proxy by signing and dating the enclosed proxy card and returning it in the postage-paid envelope provided, by voting via the Internet, or by telephone in each case by following the instructions provided on the proxy card or Proxy Notice, as applicable.

If you vote by telephone, via the Internet or by signing, dating and returning a proxy card, your shares will be voted as you direct.

If you submit a proxy to us without indicating instructions with respect to specific proposals, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement, specifically for all our nominees for director, in favor of the amendment to, and performance goals under, our equity and incentive plan, in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors, in favor of the advisory vote on the compensation of our named executive officers, and against the stockholder proposals, if properly presented at the Annual Meeting. If any other matter is properly presented at the Annual Meeting for consideration, then the persons named on your proxy will have discretion to vote for you on that matter. As of the date of the Notice of Annual Meeting of Stockholders, we knew of no other matter to be presented at the Annual Meeting. An independent inspector of elections will tabulate the proxies and certify the results.

See How to Attend the Annual Meeting for additional information.

2	Proxy Statement for 2016 Annual Meeting of Stockholders

Proxy Statement " General Information

Voting of Shares of DuPont Common Stock Held in Street Name

If your brokerage firm, bank, broker-dealer or other similar organization is the holder of record of your shares (i.e., your shares are held in “street name”), you will receive voting instructions from the holder of record. You must follow these instructions in order to vote your shares. Your broker is required to vote those shares in accordance with your instructions.

Broker Non-votes

A broker non-vote occurs when a beneficial owner of shares held by a broker, bank or other nominee fails to provide the record holder with specific instructions concerning how to vote on any “non-routine” matters brought to a vote at a stockholders meeting. Under the New York Stock Exchange rules, “non-routine” matters include the election of directors (Proposal 1), approval of the amendment to, and performance goals under, our Equity and Incentive Plan (Proposal 2), the vote, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 4) and the stockholder proposals (Proposals 5-7).

If you hold your shares in street name and want your vote to be counted at the Annual Meeting, you must cast your vote by instructing your bank, broker or other nominee on how to vote.

Revocation of Proxies

You can change your vote or revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Secretary in writing at Secretary, E. I. du Pont de Nemours and Company, Chestnut Run Plaza, 974 Centre Road, Wilmington, DE 19805 that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Required Vote

Stockholders of record are entitled to one vote per each share of DuPont Common Stock.

Proposal 1: Election of Directors.    Under our Bylaws, since this is an uncontested election (i.e., the number of nominees for election to the Board equals the number of directors to be elected), majority voting will apply. Accordingly, a director nominee will be elected to the Board if the number of shares voted “FOR” the nominee exceeds the number of votes cast “AGAINST” the nominee’s election. If any nominee fails to receive a majority of the votes cast “FOR” his or her election, then such nominee must promptly tender his or her resignation to the Chair of the Board.

The Governance Committee of our Board of Directors (or, under certain circumstances, another committee appointed by the Board) will promptly consider that resignation and recommend to the Board whether to accept the tendered resignation or reject it based on all relevant factors. The Board must then act on that recommendation no later than 90 days following the date of an Annual Meeting. Within four business days of the Board’s decision, we must disclose the decision in a Current Report on Form 8-K filed with the Securities and Exchange Commission (“SEC”) that includes a full explanation of the process by which the decision was reached and, if applicable, the reasons for rejecting the resignation.

If for some reason any of the Board’s director nominees are unable to serve, or for good cause will not serve if elected, the persons named as proxies may vote for a substitute nominee recommended by the Board and, unless you indicate otherwise on the proxy card, your shares will be voted in favor of the Board’s remaining nominees. As of the date of the Notice of Annual Meeting of Stockholders, we know of no reason why any of the Board’s nominees would be unable or for good cause unwilling to serve as a director if elected.

In contested elections, plurality voting will apply. In plurality voting, the number of nominees who received the most votes of all votes cast for directors will be elected (i.e., if there are 11 directors to be elected, the top 11 nominees who received the most votes cast will be elected).

Proposal 2: Approval of the amendment to, and performance goals under, the E. I. du Pont de Nemours and Company Equity and Incentive Plan.    The votes cast “for” must exceed the votes cast “against” to approve the amendment to, and performance goals under, the E. I. du Pont de Nemours and Company Equity and Incentive Plan. In addition, the NYSE listing standards require that the total votes cast on the proposal represent over 50 percent of all shares entitled to vote. Abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast.

Proposal 3: Ratification of the appointment of PricewaterhouseCoopers LLP, an independent registered public accounting firm, as our independent auditors for the fiscal year ending December 31, 2016.    The votes cast “for” must exceed the votes cast “against” to approve the ratification of the appointment of PricewaterhouseCoopers LLP as our independent auditors for the fiscal year ending

Proxy Statement for 2016 Annual Meeting of Stockholders	3

Proxy Statement " General Information

December 31, 2016. Abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast.

Proposal 4: Advisory vote on executive compensation.    The votes cast “for” this proposal must exceed the votes cast “against” to approve the advisory vote on the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis section and accompanying compensation tables contained in this Proxy Statement. Abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast. Although the outcome of this advisory vote on the compensation of our named executive officers is non-binding, our Human Resources and Compensation Committee and Board will review and consider the outcome of this vote when making future compensation decisions for our named executive officers.

Proposals 5, 6 and 7 — Stockholder Proposals:    The votes cast “for” a proposal must exceed the votes cast “against” such proposal for a stockholder proposal to pass. Abstentions and broker non-votes do not constitute a vote “for” or “against” the proposal and will be disregarded in the calculation of votes cast. Each proposal must be properly presented at the Annual Meeting for such proposal to be voted upon.

Voting by Employees Participating in DuPont Plans

If you are an employee of DuPont or one of our subsidiaries and participate in one of our employee plans, e.g., the DuPont Retirement Savings Plan (the “Plans”), the enclosed voting instruction form indicates the aggregate number of shares of DuPont Common Stock credited to your account as of the record date for voting at the Annual Meeting. If you timely submit your voting instructions to the Plan Trustee by following the instructions on the enclosed voting instruction form, your shares will be voted as you have directed. If you do not provide the Trustee with voting instructions, the Trustee may vote as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary all shares held in the Plans for which no voting instructions are received. The Trustee must receive your voting instructions no later than April 24, 2016 or, if you are voting via the Internet or by phone, by 11: 59 p.m., Eastern Daylight Time, on April 24, 2016. Please note that Plan participants may vote their shares through the Trustee only and accordingly may not vote their Plan shares in person at the Annual Meeting.

How to Attend the Annual Meeting

Only our stockholders and invited guests may attend the Annual Meeting.

Registered stockholders may be admitted to the meeting upon providing picture identification. If you own shares in street name, please bring your most recent brokerage statement, along with picture identification, to the meeting. We will use your brokerage statement to verify your ownership of DuPont Common Stock and admit you to the meeting.

Please note that cameras, sound or video recording equipment, or other similar equipment, electronic devices, large bags or packages will not be permitted in the Annual Meeting.

Proxy Committee

The Proxy Committee is composed of DuPont directors who vote as instructed the shares of DuPont Common Stock for which they receive proxies. Proxies also confer upon the Proxy Committee discretionary authority to vote the shares on any matter which was not known to the Board a reasonable time before solicitation of proxies, but which is properly presented for action at the meeting.

Quorum

A quorum of stockholders is necessary to transact business at the 2016 Annual Meeting. A quorum exists if the holders of at least a majority of the shares of DuPont Common Stock entitled to vote are present either in person or by proxy at the meeting. Abstentions and broker non-votes will be counted in determining whether a quorum exists.

2017 Stockholder Proposals

Typically at each annual meeting, stockholders are asked to elect directors to serve on the Board, to ratify the appointment of DuPont’s independent registered public accounting firm for the year and to approve, by advisory vote, executive compensation. The Board or stockholders may submit other proposals to be included in the proxy statement. To be considered for inclusion in the 2017 Annual Meeting Proxy Statement, stockholder proposals must meet the requirements of SEC Rule 14a-8 and must be received no later than November 18, 2016. Our Bylaws provide that a stockholder may otherwise propose business for consideration or nominate persons for election to the Board, in compliance with federal proxy rules, applicable state law and other legal requirements and without seeking to have the proposal included in our proxy statement pursuant to Rule 14a-8. Our Bylaws currently require that notice of such proposals or nominations for DuPont’s 2017 Annual Meeting be

4	Proxy Statement for 2016 Annual Meeting of Stockholders

Proxy Statement " General Information

received by us between December 28, 2016 and January 27, 2017. Any such notice must satisfy the other requirements in our Bylaws applicable to such proposals and nominations.

Stockholder Nominations for Election of Directors

For stockholder director nominations, the notification to our Corporate Secretary must contain or be accompanied by the information required by our Bylaws. The information requirements include, among other things:

• • •	the name, age, business address and residence address of each nominee;
• • •	the principal occupation or employment of each such nominee;
• • •	the number of shares of DuPont’s capital stock which are owned of record and beneficially by each such nominee and any affiliates or associates of such nominee;
• • •	a detailed description of any compensatory, payment or other financial agreement, arrangement or understanding between the nominee and any person or entity other than the Company, or whether the nominee has received any compensation or other payment from any person or entity other than the Company, in each case in connection with the candidacy or service as a director of DuPont;
• • •	other information concerning each such nominee as would be required to be disclosed in a proxy statement soliciting proxies for the election of such nominee as a director in an election contest (even if an election contest is not involved) or that is otherwise required to be disclosed, under Section 14(a) of the Securities Exchange Act and the rules and regulations thereunder;
• • •	the consent of the nominee to being named in the proxy statement as a nominee and to serving as a director if elected and a representation by the nominee to the effect that, if elected, the nominee will agree to and abide by all policies of the Board as may be in place at any time and from time to time; and
• • •	certain information about the proposing stockholder.

A copy of the full text of the relevant Bylaw provisions, which includes the complete list of the information that must be submitted to nominate a director, may be obtained upon written request directed to our Corporate Secretary at our principal office.

A copy of our Bylaws is available on the “Investors” caption of our website (www.dupont.com) under “Corporate Governance.”

In addition to a stockholder’s ability to nominate candidates to serve on the Board as described above, stockholders also may recommend candidates to the Corporate Governance Committee (the “Governance Committee”) for its consideration. The Governance Committee will consider and evaluate candidates recommended by stockholders in the same manner that it considers and evaluates all other director candidates. To recommend a candidate, stockholders should follow the procedures set in the Director Nomination Process attached as Appendix A.

Cost of Solicitation

We will pay all costs relating to the solicitation of proxies. Innisfree M&A Incorporated has been retained to assist in soliciting proxies at a cost of approximately $15,000 plus reasonable expenses. Our officers, directors and employees may solicit proxies personally, by mail, by telephone or other electronic means. We will also reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses in forwarding proxy materials to beneficial owners of DuPont Common Stock.

Householding Rules

The SEC’s “householding” rules permit us to deliver only one set of proxy materials to stockholders who share an address unless otherwise requested. This procedure reduces printing and mailing costs. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials, and future materials, at no cost to you by writing to the DuPont Stockholder Relations Office at Chestnut Run Plaza, 974 Centre Road, Wilmington, DE 19805 or calling (302) 774-3034. Alternatively, if you are currently receiving multiple copies of the proxy materials at the same address and wish to receive a single copy in the future, you may contact us by calling the telephone number given above.

If you own shares in street name, the bank, broker or other holder of record may deliver only one copy of the Notice of Annual Meeting and Proxy Statement to stockholders who have the same address unless the bank, broker or other holder of record has received contrary instructions from one or more of the stockholders. If you wish to receive a separate copy of the Notice of Annual Meeting and Proxy Statement, now or in the future, you may contact us at the

Proxy Statement for 2016 Annual Meeting of Stockholders	5

Proxy Statement " General Information

telephone number above and you will promptly be sent a separate copy. Beneficial owners sharing an address who are currently receiving multiple copies of the Notice of Annual Meeting and Proxy Statement and wish to receive a single copy in the future, should contact their bank, broker or other holder of record to request that only a single copy be delivered to all stockholders at the shared address in the future.

Confidential Voting

As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are held confidential. Such documents are available for examination only by the independent tabulation agents, the independent inspectors of election and certain employees associated with tabulation of the vote. The identity of the vote of any individual stockholder is not disclosed except as may be necessary to meet legal requirements.

6	Proxy Statement for 2016 Annual Meeting of Stockholders

Proxy Summary " Our Director Nominees

OUR DIRECTOR NOMINEES

You are being asked to vote on the election of 11 directors. All directors are elected annually. Detailed information about each Director’s background, skills and expertise can be found in Proposal 1 — Election of Directors.

Name Years of Service; Age (as of the Annual Meeting) Current Position		Committee Memberships					Other Current Public Boards
	Independent	Audit	Human Resources and Compensation	Corporate Governance	Environmental Policy and Safety	Science & Technology
Lamberto Andreotti Director since 2012; Age 65 Chair, Bristol-Myers Squibb Company	YES	X			X	X	1
Edward D. Breen(1) Director since 2015; Age 60 Chair and CEO, DuPont	NO						2
Robert A. Brown Director since 2007; Age 64 President, Boston University	YES	X			X	Chair
Alexander M. Cutler Director since 2008; Age 64 Chair and CEO, Eaton	YES		X	Chair			2
Eleuthère I. du Pont Director since 2006; Age 49 President, Longwood Foundation	YES		X	X			1
James L. Gallogly Director since 2015; Age 63 Former Chairman of Management Board and CEO, LyondellBasell Industries NV	YES	X		X
Marillyn A. Hewson Director since 2007; Age 62 Chairman, President and CEO, Lockheed Martin Corporation	YES		X	X			1
Lois D. Juliber Director since 1995; Age 67 Retired Vice Chairman, Colgate-Palmolive Corporation	YES		Chair		X	X	1
Ulf M. Schneider Director since 2014; Age 50 President and CEO, Fresenius SE & Co. KGaA	YES	X		X			1
Lee M. Thomas Director since 2011; Age 71 Retired Chairman and CEO, Rayonier Inc.	YES		X		Chair	X	2
Patrick J. Ward Director since 2013; Age 52 CFO, Cummins, Inc.	YES	Chair			X	X
(1)	Mr. Breen was appointed interim Chair and CEO effective upon the retirement of Ellen J. Kullman on October 16, 2015, and as Chair and CEO effective November 9, 2015.

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Proxy Summary " Corporate Governance

CORPORATE GOVERNANCE

CORPORATE GOVERNANCE FACTS

Board and Governance Information
11	Size of Board
10	Number of Independent Directors
61	Average Age of Directors
29	Board Meetings Held in 2015
✓	Annual Election of Directors
✓	Majority Voting For Directors
✓	Independent Lead Director
✓	Independent Directors Meet Without Management Present
✓	Director Stock Ownership Guidelines — Hold until Retirement from Board
72	Mandatory Retirement Age for Directors
✓	Code of Business Conduct for Directors, Officers and Employees
✓	Stockholder Ability to Call Special Meetings (25% Threshold)
✓	Succession Planning and Implementation Process
✓	Comprehensive Sustainability Program

8	Proxy Statement for 2016 Annual Meeting of Stockholders

GOVERNANCE OF THE COMPANY

Strong corporate governance is an integral part of DuPont’s core values, and is part of the foundation for our sustainable growth mission. DuPont is committed to having sound corporate governance principles and practices. Within this section you will find information about our Board of Directors and our governance structure and processes. More information about our corporate governance principles, guidelines and practices and other related information can be found on our website at www.dupont.com under the “Investors” caption.

CORPORATE GOVERNANCE GUIDELINES

The DuPont Board of Directors Corporate Governance Guidelines form an important framework for the Board’s corporate governance practices and assist the Board in carrying out its responsibilities. The Board reviews these guidelines periodically to consider the need for amendments or enhancements. Among other things, these guidelines delineate the Board’s responsibilities, leadership structure, independence, qualifications, election, annual self-evaluation, and access to management and advisors.

We invite you to visit our website at www.dupont.com, under the “Investors” caption to review the following governance documents:

• • •	Corporate Governance Guidelines, including Guidelines for Determining the Independence of DuPont Directors
• • •	Charters for the following committees:
•	Audit Committee
•	Human Resources and Compensation Committee
•	Corporate Governance Committee
• • •	The Code of Business Conduct and Ethics for the DuPont Board of Directors; the Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller; and the DuPont Code of Conduct
• • •	Bylaws
• • •	Political Contributions Policy and Report

Copies of these documents may also be obtained free of charge by writing to the Corporate Secretary.

BOARD LEADERSHIP STRUCTURE

The Board has determined that having the same person hold the Chair and chief executive officer (“CEO”) positions is the best board leadership structure for DuPont at this time. The Board appreciates that any advantages gained by having a single Chair/CEO must be weighed against any associated independence concerns, and has implemented adequate safeguards to address such concerns. The Board has implemented a robust independent Lead Director structure that is consistent with the best industry practices, including the policies of Institutional Shareholder Services (“ISS”). This leadership structure provides DuPont with the benefit of a combined Chair/CEO balanced by a strong independent Lead Director. A.M. Cutler is our independent Lead Director.

Role of the Independent Lead Director

The independent Board members elect the independent Lead Director annually. The Lead Director serves for at least one year and has the following responsibilities:

• • •   chairs all meetings of the Board at which the Chair is not present, including executive sessions of the independent directors;

• • •   serves as liaison between the Chair and the independent directors;

• • •   reviews and approves information sent to the Board;

• • •   reviews and approves meeting agendas for the Board;

• • •   reviews and approves meeting schedules to assure that there is sufficient time for discussion of all agenda items;

• • •   has the authority to call meetings of the independent directors; and

• • •   if requested by major stockholders, ensures that he or she is available for consultation and direct communication.

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Governance of the Company " Board Leadership Structure

Each director is an equal participant in each decision made by the full Board. In addition, the Board meets in regularly scheduled executive sessions without the participation of the CEO or other senior executives. We believe executive sessions promote frank and open discussions among nonmanagement directors.

All directors have access to DuPont’s management. As necessary and appropriate, the Board and its committees may also retain outside legal, financial or other advisors.

Director Independence

Ten of the Board’s eleven current directors are independent directors in accordance with the standards of independence of the NYSE and as described in the Corporate Governance Guidelines. The Corporate Governance Committee as well as the Board annually reviews relationships that directors may have with the Company to make a determination of whether there are any material relationships that would preclude a director from being independent.

All members of the Audit, Human Resources and Compensation and Corporate Governance Committees are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards. The Board and each committee undertake an annual self-evaluation of performance with a particular focus on overall effectiveness. The Corporate Governance Committee is responsible for overseeing the self-evaluation process. Through an annual process overseen and coordinated by the Human Resources and Compensation Committee, independent directors evaluate the CEO’s performance and set the CEO’s compensation.

BOARD’S ROLE IN THE OVERSIGHT OF RISK MANAGEMENT

The Board has an active role, directly and through the Board’s committee structure, in the oversight of our risk management efforts. The Board has identified the key risks to be monitored by them on a recurring basis, and regularly reviews and discusses with members of management information regarding the Company’s business disruption, economic, environmental, legal, process safety, regulatory, reputational, strategic, technological and other risks, their potential impact, and our risk mitigation efforts.

Each Board committee plays a key role in overseeing the management of risks that are within the committee’s area of focus.

Board Committee	Risk Management Oversight
Human Resources and Compensation Committee	responsible for overseeing the management of risks relating to the Company’s executive compensation practices
Audit Committee	oversees management and effectiveness of accounting, auditing, external reporting, compliance and internal control risks
Corporate Governance Committee	addresses risks associated with director independence and potential conflicts of interest
Environmental Policy and Safety Committee	focuses on risks associated with emerging regulatory developments related to safety, health and environment
Science and Technology Committee	considers key research and development initiatives and the risks related to those programs

Although each committee is responsible for overseeing the management of certain risks, the full Board is regularly informed by its committees about these risks. This enables the Board and its committees to coordinate risk oversight and the relationships among the various risks.

10	Proxy Statement for 2016 Annual Meeting of Stockholders

Governance of the Company " Committees of the Board

COMMITTEES OF THE BOARD

Audit Committee

Responsibilities include:

•  Employsthe Company’s independent registered public accounting firm, subject to stockholder ratification, to audit the Company’s Consolidated Financial Statements.

•  Pre-approvesall services performed by the Company’s independent registered public accounting firm.

•  Providesoversight on the external reporting process and the adequacy of the Company’s internal controls.

•  Reviewseffectiveness of the Company’s systems, procedures and programs designed to promote and monitor compliance with applicable laws and regulations and receives prompt reports on any compliance matter that could adversely impact the Company’s external reporting process or adequacy of internal controls.

•  Reviewsthe scope of the audit activities of the independent registered public accounting firm and the Company’s internal auditors and appraises audit efforts of both.

•  Reviewsservices provided by the Company’s independent registered public accounting firm and other disclosed relationships as they bear on the independence of the Company’s independent registered public accounting firm.

•  Establishesprocedures for the receipt, retention and resolution of complaints regarding accounting, internal controls or auditing matters.

All members of the Audit Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards. The Board has determined that all members of the Audit Committee are audit committee financial experts within the meaning of applicable Securities and Exchange Commission rules.

A Summary of the Audit Committee Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm is included as part of Proposal 3 — Ratification of Independent Registered Public Accounting Firm in this Proxy Statement.

Human Resources and Compensation Committee

Responsibilities include:

•  Assessescurrent and future senior leadership talent, including assisting the Board in CEO succession planning.

•  Reviewsand approves DuPont’s programs for executive development, performance and skill evaluations.

•  Overseesthe performance evaluation of the CEO based on input from other independent directors.

•  Recommends,for approval by the independent directors, CEO compensation.

•  Recommendsand approves the principles guiding DuPont’s executive compensation and benefits plans.

•  ReviewsDuPont’s incentive compensation arrangements to determine whether they encourage excessive risk-taking, and evaluates compensation policies and practices that could mitigate any such risk.

•  Workswith management to develop the Compensation Discussion and Analysis.

•  Considersthe voting results of any say-on-pay or related stockholder proposals.

All members of the Human Resources and Compensation Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

Proxy Statement for 2016 Annual Meeting of Stockholders	11

Governance of the Company " Committees of the Board

Corporate Governance Committee

Responsibilities include:

•  Determines the qualifications, qualities, skills and other expertise required to be a director.

•  Establishes the process for identifying and evaluating director nominees.

•  Recommends to the Board nominees for election to the Board of Directors.

•  Reviews and recommends to the Board committee structure, membership and leadership, including the independent Lead Director.

•  Regularly reviews principles, policies and procedures affecting directors and the Board’s operation and effectiveness.

•  Provides oversight regarding DuPont’s policies on political contributions and lobbying expenses.

•  Oversees evaluation of the Board and its effectiveness.

•  Oversees the Company’s ethics compliance functions, including review of its business conduct and ethics policies.

All members of the Corporate Governance Committee are independent directors under the Board’s Corporate Governance Guidelines and applicable regulatory and listing standards.

Environmental Policy & Safety Committee	Responsibilities include: • Reviews DuPont’s safety, health and environmental policies and practices. • Provides support for our sustainable growth mission.
Science and Technology Committee	Responsibilities include: • Monitors state of science and technology capabilities within DuPont. • Oversees the development of key technologies essential to DuPont’s long-term success.

Committee Membership

The following chart shows the current committee membership and the number of meetings that each committee held in 2015.

Director	Audit Committee	Human Resources and Compensation Committee	Corporate Governance Committee	Environmental Policy & Safety Committee	Science and Technology Committee
Lamberto Andreotti	X			X	X
Edward D. Breen(1)
Robert A. Brown	X			X	C
Alexander M. Cutler		X	C
Eleuthère I. du Pont		X	X
James L. Gallogly	X		X
Marillyn A. Hewson		X	X
Lois D. Juliber		C		X	X
Ulf M. Schneider	X		X
Lee M. Thomas		X		C	X
Patrick J. Ward	C			X	X
Number of Meetings in 2015	9	11	7	2	2

C  =   Chair

(1)	Mr. Breen was appointed interim Chair and CEO effective upon the retirement of Ellen J. Kullman on October 16, 2015 and as Chair and CEO effective November 9, 2015.

Directors fulfill their responsibilities not only by attending Board and committee meetings but also through communication with the Chair and CEO and other members of management relative to matters of mutual interest and concern to the Company.

In 2015, twenty-nine (29) meetings of the Board were held. Each director attended at least 86% of the aggregate number of meetings of the Board and the committees of the Board on which the director served during his or her tenure as a director.

12	Proxy Statement for 2016 Annual Meeting of Stockholders

Governance of the Company " Committees of the Board

As provided in the Board’s Corporate Governance Guidelines, directors are expected to attend the Company’s Annual Meeting of Stockholders. All directors attended the 2015 Annual Meeting.

OTHER PRACTICES AND POLICIES

Review and Approval of Transactions with Related Persons

The Board of Directors has adopted written policies and procedures relating to the approval or ratification of “Related Person Transactions.” Under the policies and procedures, the Governance Committee (or its Chair, under some circumstances) reviews the relevant facts of all proposed Related Person Transactions and either approves or disapproves of the entry into the Related Person Transaction, by taking into account, among other factors it deems appropriate:

• • •	the commercial reasonableness of the transaction;
• • •	the materiality of the Related Person’s direct or indirect interest in the transaction;
• • •	whether the transaction may involve a conflict of interest, or the appearance of one;
• • •	whether the transaction was in the ordinary course of business; and
• • •	the impact of the transaction on the Related Person’s independence under the Corporate Governance Guidelines and applicable regulatory and listing standards.

No director may participate in any discussion or approval of a Related Person Transaction for which he/she or any of his/her immediate family members is the Related Person. Related Person Transactions are approved or ratified only if they are determined to be in the best interests of DuPont and its stockholders.

If a Related Person Transaction that has not been previously approved or previously ratified is discovered, the Related Person Transaction will be presented to the Governance Committee for ratification. If the Governance Committee does not ratify the Related Person Transaction, then the Company either ensures all appropriate disclosures regarding the transaction are made or, if appropriate, takes all reasonable actions to attempt to terminate the Company’s participation in the transaction.

Under DuPont’s policies and procedures, a “Related Person Transaction” is generally any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships in which:

• • •	DuPont was, is or will be a participant;
• • •	the aggregate amount involved exceeds $120,000 in any fiscal year; and
• • •	any Related Person had, has or will have a direct or indirect material interest.

A “Related Person” is generally any person who is, or at any time since the beginning of DuPont’s last fiscal year was:

• • •	a director or an executive officer of DuPont or a nominee to become a director of DuPont;
• • •	any person who is known to be the beneficial owner of more than five percent of any class of DuPont’s outstanding Common Stock; or
• • •	any immediate family member of any of the persons mentioned above.

Certain Relationships and Related Transactions

As discussed above, the Governance Committee is charged with reviewing issues involving independence and all Related Person Transactions. DuPont and its subsidiaries purchase products and services from and/or sell products and services to companies of which certain of the directors and executive officers of DuPont, or their immediate family members, are employees. The Governance Committee and the Board have reviewed such transactions and relationships and do not consider the amounts involved in such transactions material. Such purchases from and sales to each company involve less than either $1,000,000 or two percent of the consolidated gross revenues of each of the purchaser and the seller and all such transactions are in the ordinary course of business. Some such transactions are continuing and it is anticipated that similar transactions will occur from time to time.

Restrictions on Certain Types of Transactions

The Company has a policy that prohibits directors and officers from engaging in the following types of transactions with respect to DuPont’s stock: short-term trading; short sales; hedging transactions; margin accounts and pledging securities. This policy also strongly recommends that all other employees refrain from entering into these types of transactions.

Proxy Statement for 2016 Annual Meeting of Stockholders	13

Governance of the Company " Other Practices and Policies

Code of Business Conduct and Ethics

The Board has adopted a Code of Business Conduct and Ethics for Directors. In addition, the Company has a Code of Conduct applicable to all DuPont employees, including executive officers, and a Code of Ethics for the Chief Executive Officer, Chief Financial Officer and Controller.

Board’s Consideration of Diversity

The Board does not have a formal policy with respect to diversity. However, the Board and the Governance Committee each believe that it is essential that the Board members represent diverse viewpoints, with a broad array of experiences, professions, skills, geographic representation and backgrounds, as well as diversity of race, gender, national origin and age, that, when considered as a group, provide a sufficient mix of perspectives to allow the Board to best fulfill its responsibilities to the long-term interests of our stockholders. For additional information regarding diversity, see our Corporate Governance Guidelines, under “Qualifications” and the Director Nomination Process at Appendix A.

Communications with the Board and Directors

Stockholders and other parties interested in communicating directly with the Board, Chair, Lead Director or other outside director may do so by writing in care of the Corporate Secretary, DuPont Company, 974 Centre Road, Wilmington, DE 19805. The Board’s independent directors have approved procedures for handling correspondence received by the Company and addressed to the Board, Chair, Lead Director or other outside director. Concerns relating to accounting, internal controls, auditing or ethical matters are immediately brought to the attention of DuPont’s internal audit function and handled in accordance with procedures established by the Audit Committee with respect to such matters, which include an anonymous toll-free hotline (1-800-476-3016) and a website through which to report issues (https://reportanissue.com/dupont/welcome).

14	Proxy Statement for 2016 Annual Meeting of Stockholders

Governance of the Company " Sustainability and Corporate Citizenship

SUSTAINABILITY AND CORPORATE CITIZENSHIP

We are driving a new era of sustainable growth as we continue to transform DuPont. We’re building a higher value, sustainable growth company focused on providing solutions to large global issues. Our sustainability efforts create value for our stockholders, customers and society while reducing our environmental footprint along the value chains in which we operate.

Since 1990, DuPont has been at the forefront of the sustainability movement. In 2015, we continued our leadership journey by announcing a set of 2020 Sustainability Goals that integrate sustainability in our innovation process, further improve our operational footprint and continue our efforts to enhance global food security. Our 2015 Sustainability Progress Report noted the following achievements by the end of 2014:

• • •	Reduced absolute greenhouse gas emissions by nearly 5 percent between 2013 and 2014 and cut our total water consumption by approximately 4 percent in the same period.
• • •	Generated $2.6 billion in 2014 revenue from products that create energy efficiency or reduce greenhouse gas emissions.
• • •	Reduced non-renewable energy intensity by 11% since 2010.
• • •	Achieved our 2020 goal of facilitating 2 million engagements of youth around the world to inform and inspire the next generation to address food security.

We will continue to challenge ourselves with sustainability goals that create value for all of our stakeholders, and through our product innovation, business strategy, and operations we will meet them. Please visit

http://www.dupont.com/corporate-functions/sustainability/performance-reporting/sustainability-reports.html to view our latest sustainability reports. For more about our Corporate Citizenship and Outreach programs visit

http://www.dupont.com/corporate-functions/sustainability/outreach.html.

Awards and Recognition

DuPont is proud to have been recognized on the following indices, lists and awards in 2015:

• • •	CDP S&P 500 Climate Disclosure Leadership Index
• • •	Corporate Responsibility Magazine’s 100 Best Corporate Citizens
• • •	FORTUNE Magazine World’s Most Admired Companies
• • •	Working Mother Magazine 100 Best Companies
• • •	Top 50 companies for Executive Women
• • •	Human Rights Campaign Corporate Equality Index

Proxy Statement for 2016 Annual Meeting of Stockholders	15

DIRECTORS’ COMPENSATION

Nonemployee directors receive compensation for Board service, which is designed to fairly compensate them for their Board responsibilities and align their interests with the long-term interests of stockholders.

The Human Resources and Compensation Committee, which consists solely of independent directors, has the primary responsibility to review and consider any revisions to directors’ compensation. The process for setting director pay is guided by the following principles:

DIRECTOR COMPENSATION PRINCIPLES

•	Transparency

• • •	The Human Resources and Compensation Committee reviews director compensation annually, and makes recommendations to the full Board, which approves changes to director pay.
• • •	Details of director compensation are disclosed in the proxy statement annually.

•	Fair and competitive compensation that aligns director behavior with the best interests of stockholders

• • •	A significant portion of the annual retainer is paid in restricted stock units (“RSUs”), which, with respect to grants made in 2012 and beyond, must be held until retirement. For grants prior to 2012, the restrictions lapse over a three-year period.
• • •	Stock Ownership Guidelines exist to encourage ownership. See Stock Ownership Guidelines for additional information.
• • •	DuPont’s goal is to assure competitive levels of director pay, reflective of the significant time commitment expected, through a director compensation program built upon an annual retainer.
• • •	Directors must act in the best interests of the Company and its stockholders. DuPont’s Stock Ownership Guidelines and use of RSUs support and reinforce this commitment.
• • •	Director compensation is monitored closely against market trends and external practices, as well as against changes at the peer group companies. “Market” and “peer group” are defined on page 45.

With the assistance of its independent compensation consultant, Frederic W. Cook & Co., Inc., the Human Resources and Compensation Committee closely monitors trends in director compensation in the marketplace. The chart below describes the compensation program for nonemployee directors for 2014 and 2015:

Compensation Element	2014	2015
Annual Retainer (Total)	$230,000	$265,000
Cash Retainer	$100,000	$115,000
Equity Retainer	$130,000	$150,000
Delivered in the form of time-vested RSUs 1,940 RSUs granted on April 23, 2014; provide for dividend-equivalent units; restrictions lapse at separation from service; payable in stock	Delivered in the form of time-vested
RSUs 1,880 granted on May 13, 2015
and 290 granted on June 5, 2015;
provide for dividend-equivalent units;
restrictions lapse at separation from
service; payable in stock

Annual Committee Chair Fee	Audit Committee Chair — $25,000 Human Resources and Compensation Committee Chair — $25,000 All Other Committee Chairs — $20,000	Audit Committee Chair — $25,000 Human Resources and Compensation Committee Chair — $25,000 All Other Committee Chairs — $20,000
Lead Director Fee	$30,000	$30,000
Stock Ownership Guideline	Time-vested RSUs required to be held until retirement	Time-vested RSUs required to be held until retirement

DuPont does not pay meeting fees, but does pay for or reimburse directors for reasonable travel expenses related to attending Board, committee, educational and Company business meetings. The table below reflects details regarding total director compensation for 2015. E. J. Kullman, former Chair and CEO, received no additional compensation for her service as a director. E. D. Breen was appointed interim Chair and CEO effective upon the retirement of Ellen J. Kullman on October 16, 2015, and as Chair and CEO effective November 9, 2015.

16	Proxy Statement for 2016 Annual Meeting of Stockholders

Directors’ Compensation " 2015 Directors’ Compensation

Upon his appointment as interim CEO, Mr. Breen received no additional compensation for his service as a director.

2015 DIRECTORS’ COMPENSATION

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3)	All Other Compensation(4)	Total
L. Andreotti	$111,250	$150,381	—	$300	$261,931
E. D. Breen(5)	82,500	150,381	—	275	233,156
R. A. Brown	131,250	150,381	—	300	281,931
A. M. Cutler	162,917	150,381	—	300	313,598
E. I. du Pont	117,500	150,381	—	300	268,181
J. L. Gallogly	111,250	150,381	—	275	261,906
M. A. Hewson	111,250	150,381	—	300	261,931
L. D. Juliber	136,250	150,381	$35	300	286,966
U. M. Schneider	111,250	150,381	—	300	261,931
L. M. Thomas	126,250	150,381	—	300	276,931
P. J. Ward	130,000	150,381	—	300	280,681
(1)	The term of office for directors who are elected at our Annual Meeting of Stockholders begins immediately following the election and ends upon the election of directors at the Annual Meeting held the following year. In addition to the annual cash retainer, the amount in this column includes lead director (A. M. Cutler) and committee chair fees (a full year for R. A. Brown, A. M. Cutler, and L. D. Juliber; partial year for E. I. du Pont, L. M. Thomas and P. J. Ward).

(2)	Represents the fair value of the annual equity retainer, which was delivered in the form of 1,880 time-vested RSUs on May 13, 2015 (1,951 RSUs, as adjusted for the separation of the Company’s Performance Chemicals segment through the spin-off (the “Chemours Spin-off”) of The Chemours Company (“Chemours”)) and 290 time-vested RSUs on June 5, 2015 (301 RSUs, as adjusted for the Chemours Spin-off). Outstanding restricted stock units for Non-Employee Directors were adjusted upon the Chemours Spin-off in the same manner as DuPont Employees. The grant date fair values were computed in accordance with the Financial Accounting Standards Board Accounting Standards Codification Topic 718 Compensation — Stock Compensation (“FASB ASC Topic 718”). For additional information about the Chemours Spin-off, see Compensation Discussion and Analysis — Treatment of Equity Based Compensation due to Spin-Off of The Chemours Company.

Outstanding equity awards for individual directors are noted below:

Name	Outstanding Stock Awards at December 31, 2015(a)
L. Andreotti	9,722
E. D. Breen(5)	2,297
R. A. Brown	10,126
A. M. Cutler	10,126
E. I. du Pont	10,126
J. L. Gallogly	2,297
M. A. Hewson	10,126
L. D. Juliber	10,126
U. M. Schneider	3,316
L. M. Thomas	10,126
P. J. Ward	5,577
(a) Includes dividend-equivalent units. Does not include deferred units. Units are as of December 31, 2015 and adjusted to reflect the Chemours Spin-off.

(3)	This column reports (i) the estimated change in the actuarial present value of a director’s accumulated pension benefits under the Company’s discontinued retirement income plan for nonemployee directors, and (ii) above-market earnings on nonqualified deferred compensation balances. The interest rate used to credit earnings on deferrals under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors is the 30-year Treasury rate. For 2015, L. D. Juliber had above-market earnings on deferrals.

(4)	Includes Company-paid accidental death and disability insurance premiums ($300 per director) and accruals made in 2015 for nonemployee directors under the discontinued Director’s Charitable Gift Plan. For more information on the Directors’ Charitable Gift Plan, see the narrative discussion below. E. D. Breen and J. L. Gallogly joined our Board in February 2015 and their amounts represent eleven months of the annual insurance premium.

(5)	Represents compensation Mr. Breen received as a non-employee director.

Proxy Statement for 2016 Annual Meeting of Stockholders	17

Directors’ Compensation " 2015 Directors’ Compensation

Stock Ownership Guidelines

Our stock ownership guidelines require directors to hold until retirement all annual equity awards granted after 2011. Stock ownership guidelines prior to 2012 required each nonemployee director to hold DuPont Common Stock equal to a multiple of two times the full Annual Retainer. Directors have up to five years from date of election to achieve the required ownership.

Deferred Compensation

Under the DuPont Stock Accumulation and Deferred Compensation Plan for Directors, a director may defer all or part of the Board retainer and committee chair fees in cash or stock units until retirement as a director or until a specified year after retirement. Interest accrues on deferred cash payments and dividend equivalents accrue on deferred stock units. This deferred compensation is an unsecured obligation of the Company.

As part of the retention requirements, equity grants will be held until retirement. However, a director may defer payments beyond retirement.

Retirement Income Plan

DuPont’s retirement income plan for nonemployee directors was discontinued in 1998. Nonemployee directors who began their service on the Board before the plan’s elimination continue to be eligible to receive benefits under the plan. Upon retirement, annual benefits payable under the plan equal one-half of the annual Board retainer (up to $85,000 and exclusive of any committee compensation and stock, RSU or option grants) in effect at the director’s retirement. Benefits are payable for the lesser of life or ten years.

Directors’ Charitable Gift Plan

In October 2008, DuPont discontinued its Charitable Gift Plan with respect to future directors. The Directors’ Charitable Gift Plan was established in 1993. After the death of a director, we will donate five consecutive annual installments of up to $200,000 each to tax-exempt educational institutions or charitable organizations recommended by the director and approved by DuPont.

A director is fully vested in the plan after five years of service as a director or upon death or disability. The plan is unfunded. DuPont does not purchase insurance policies to satisfy its obligations under the plan. The directors do not receive any personal financial or tax benefit from this program because any charitable, tax-deductible donations accrue solely to the benefit of the Company. Employee directors may participate in the plan if they make a required annual contribution.

Accidental Death and Disability Insurance

DuPont maintains $300,000 accidental death and disability insurance on nonemployee directors.

18	Proxy Statement for 2016 Annual Meeting of Stockholders

PROPOSAL   ELECTION OF DIRECTORS

Our Board’s eleven nominees for election as directors are identified below. All of the Board’s nominees are current members of the Board of Directors.

The Board has determined that, except for E. D. Breen, Chair and CEO, each of the Board’s nominees and each other person who served as director during 2015 (other than E. J. Kullman, our former Chair and CEO) is or was, independent within the independence requirements of the NYSE listing standards and in accordance with the Guidelines for Determining the Independence of DuPont Directors set forth in the Board’s Corporate Governance Guidelines.

The Board knows of no reason why any of the Board’s nominees would be unable to serve as a director. If any of the Board’s nominees should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board may designate following recommendation by the Governance Committee, or the Board may reduce the number of directors to eliminate the vacancy.

DIRECTOR SKILLS AND QUALIFICATIONS

Directors are selected for their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; business acumen; and significant professional accomplishment. Leadership skills, scientific or technological expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility. For additional information, see our Board’s Corporate Governance Guidelines describing qualifications for directors.

When considering candidates for nomination, the Governance Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Governance Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to the Company. The evaluation process does not vary based on whether or not a candidate is recommended by a stockholder.

OUR DIRECTOR NOMINEES

The following material contains information concerning the Board’s nominees, including their period of service as a director, their recent employment, other directorships, including those held during the past five years with a public company or registered investment company, and age as of the 2016 Annual Meeting.

LAMBERTO ANDREOTTI Age 65 Director since April 2012

Chair since May 2015 of Bristol-Myers Squibb Company, a global biopharmaceutical company

He formerly served as chief executive officer from May 2010 to May 2015 and as chief operating officer from March 2008 to May 2010, and executive vice president and president of Worldwide Pharmaceuticals, a division of Bristol-Myers Squibb, from September 2005 until March 2008. He has also held roles with other pharmaceutical companies, including Farmitalia Carlo Erba and Pharmacia. Mr. Andreotti serves on the board of directors for Bristol-Myers Squibb (since 2009).

Skills and Expertise

As Chief Executive Officer of Bristol-Myers Squibb, Mr. Andreotti has a strong track record of leading a science and technology-based corporation and offers significant insight to the Board in the areas of innovation, global business, corporate governance and investor relations. He also provides the Board with a broad perspective on human resources, finance, marketing and government relations from his experience in various senior leadership roles with Bristol-Myers Squibb.

Proxy Statement for 2016 Annual Meeting of Stockholders	19

Proposal 1: Election of Directors " Our Director Nominees

EDWARD D. BREEN Age: 60 Director since February 2015

Chair and Chief Executive Officer since November 2015

He formerly served as DuPont’s Interim Chair and Chief Executive Officer since October 2015. He is also Chairman, since July 2002, and former Chief Executive Officer, from July 2002 to September 2012, of Tyco International, plc, a leading global provider of security products and services, fire detection and suppression products and services and life safety products. Prior to joining Tyco, Mr. Breen held senior management positions at Motorola, including as President and Chief Operating Officer, and General Instrument Corporation, including as Chairman, President and Chief Executive Officer. Mr. Breen is a director of Comcast Corporation (since 2014 and 2005 to 2011). Mr. Breen is a member of the Advisory Board of New Mountain Capital LLC, a private equity firm.

Skills and Expertise

As Chair and former CEO of Tyco, Mr. Breen brings valuable global business, portfolio assessment, business transformation, executive leadership and finance background to the Board.

ROBERT A. BROWN Age 64 Director since 2007

President of Boston University since September 2005

He previously was provost and professor of chemical engineering at the Massachusetts Institute of Technology from July 1998 through July 2005. Dr. Brown is a member of the National Academy of Sciences, the American Academy of Arts and Sciences, the National Academy of Engineering and a former member of the President’s Council of Advisors on Science and Technology. He is a trustee of the University Research Association, and is a member of the Council on Competitiveness. Dr. Brown is chairman of the Academic Research Council of the Ministry of Education of the Republic of Singapore, and also serves on the Research Innovation and Enterprise Council chaired by the Prime Minister of Singapore.

Skills and Expertise

With his science and engineering background and from his positions at Boston University and the Massachusetts Institute of Technology, Dr. Brown provides the Board with an invaluable science and technology perspective combined with senior management capabilities.

ALEXANDER M. CUTLER Age 64 Director since 2008

Chairman and Chief Executive Officer, since 2000, of Eaton, a global diversified industrial manufacturer

He formerly served as Eaton’s president and chief operating officer, executive vice president and chief operating officer-Controls and executive vice president-Operations. He serves on the boards of KeyCorp (since 2000), The Greater Cleveland Partnership, United Way Services of Greater Cleveland, and the Musical Arts Association. He is also a member of the Executive Committee of the Business Roundtable.

Skills and Expertise

As Chair and chief executive officer of Eaton, Mr. Cutler gives the Board a wealth of global business management, finance, investor relations, marketing and supply chain and logistics experience in a multinational manufacturing company. Through his other board roles and his past position as Chair of The Business Roundtable Corporate Governance Committee, Mr. Cutler also provides the Board with important insights in the areas of corporate governance and government relations.

20	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 1: Election of Directors " Our Director Nominees

ELEUTHÈRE I. DU PONT Age 49 Director since 2006

President, since 2008, of the Longwood Foundation, a private foundation principally supporting charitable organizations

He served as senior vice president, operations and chief financial officer of drugstore.com, a leading online provider of health, beauty, vision and pharmacy products from 2007 through 2008. Prior to that, Mr. du Pont served as president and chief financial officer of Wawa, Inc., a chain of food markets in the mid-Atlantic region with sales of $5 billion. He also serves on the boards of WSFS Financial Corporation (since 2013) and Burris Logistics (since 2014).

Skills and Expertise

From his experiences as president, chief financial officer and director, Mr. du Pont brings to the Board expertise on corporate governance, accounting, finance, human resources, information technology, investment management, investor relations and procurement. He also brings a unique perspective from his roles leading safety, supply chain and operations.

JAMES L. GALLOGLY Age 63 Director since February 2015

Former Chairman of the Management Board (2010-2015) and CEO (2009-2015), LyondellBasell Industries N.V., a premier plastics, chemicals and refining company

Prior to joining LyondellBasell, Mr. Gallogly held senior management positions at ConocoPhillips, including as Executive Vice President of Exploration and Executive Vice President of Refinery Market Transformation. He was President and Chief Executive Officer of Chevron Phillips Chemical Company LLC. Mr. Gallogly is a member of the University of Oklahoma Gallogly College of Engineering Board of Visitors, the University of Colorado Engineering Advisory Council and the University Cancer Foundation Board of Visitors at the University of Texas M.D. Anderson Cancer Center. Mr. Gallogly is also a director of Junior Achievement of Southeast Texas.

Skills and Expertise

From his roles as Chair and CEO at LyondellBasell and other public company executive roles, Mr. Gallogly adds to the Board strong safety, investor relations, capital market, finance, environmental management, global business, technology, human resources, information technology, corporate governance and portfolio assessment and business transformation experience.

MARILLYN A. HEWSON Age 62 Director since 2007

Chairman, President and Chief Executive Officer since January 2014 of Lockheed Martin Corporation, a global security and aerospace company principally engaged in the research, design, development, manufacture, integration and sustainment of advanced technology systems, products and services

She was CEO and President of Lockheed Martin from January to December 2013 and has served as director since 2012. Having served 33 years at Lockheed Martin, she has previously held the positions of President and Chief Operating Officer from November 2012 to December 2012; Executive Vice President of Electronic Systems from 2010 to 2012 and President of Systems Integration from 2008 to 2009. Ms. Hewson previously chaired the Sandia Corporation’s Board of Directors from 2010 to 2013. She serves on the President’s Export Council, is Chairman of the Aerospace Industries Association, an Associate Fellow of the American Institute of Aeronautics and Astronautics, a vice-chair of the Business Roundtable and a member of the Business Council. She serves on the Board of Directors of the Congressional Medal of Honor Foundation, the Board of Governors of the USO, the Board of the National Geographic Education Foundation, the Board of Catalyst and the Board of Visitors of the University of Alabama’s Culverhouse College of Commerce and Business Administration.

Skills and Expertise

Through experience gained in leadership roles and as chairman and chief executive of Lockheed Martin, Ms. Hewson provides the Board broad insight and knowledge on global business management, human resources, finance, supply chain, leveraged services and systems, internal audit and government contracting. In addition, Ms. Hewson offers expertise in government relations.

Proxy Statement for 2016 Annual Meeting of Stockholders	21

Proposal 1: Election of Directors " Our Director Nominees

LOIS D. JULIBER Age 67 Director since 1995

Retired Vice Chairman, a position she held from October 2004 to March 2005, of Colgate-Palmolive Company, the principal business of which is the production and marketing of consumer products

She was chief operating officer of Colgate-Palmolive from 2000 to 2004. She formerly served as executive vice president-Developed Markets, president, Colgate-Palmolive North America and chief technology officer of Colgate-Palmolive. Ms. Juliber is a director of Mondelez International, formerly Kraft Foods Inc. (since 2007). She was previously Chairman of the MasterCard Foundation (2006-2015), and also serves as a Trustee Emeritae of Wellesley College and a member of the President’s Council at Olin College. Ms. Juliber formerly served as a director of Goldman Sachs (2004-2012).

Skills and Expertise

As the former Vice Chairman, Chief Operating Officer and Chief Technology Officer of Colgate Palmolive, one of the world’s top science-driven consumer products companies, Ms. Juliber brings to the Board deep and broad experience leading and profitably growing global businesses. Her expertise in marketing, R&D / product development, supply chain management, information technology, human resource development and business development strongly complements DuPont’s strategic priorities. In addition, she has extensive experience growing U.S.-based businesses in emerging markets such as China and India. With over 20 years of corporate and not-for-profit Board experience, Ms. Juliber also provides unique insight in governance, audit and compensation issues.

ULF M. (“MARK”) SCHNEIDER Age 50 Director since 2014

President and Chief Executive Officer (since May 2003) of Fresenius Group, a global health care company

He served as chief financial officer of Fresenius Medical Care, a Fresenius Group company from November 2001, when he joined Fresenius, to May 2003. Previously, he was Group Finance Director for Gehe UK plc, a pharmaceutical wholesale and retail distributor. He also held several senior executive positions since 1989 with Gehe’s majority shareholder, Franz Haniel & Cie. GmbH, a diversified German multinational company. Mr. Schneider is also a member of the board of directors of Fresenius Medical Care (since 2003).

Skills and Expertise

With over 14 years of experience as CFO and CEO of two large publicly traded companies, Mr. Schneider brings a depth of experience in finance and accounting, corporate governance, global business and capital markets, business transformation, new business development, investor relations and science and technology.

LEE M. THOMAS Age 71 Director since 2011

Retired chairman (July 2007–May 2012) and chief executive officer (March 2007–December 2011), of Rayonier Inc., a global forest products company

He was also president of Rayonier from March 2007 through August 2010. Previously, Mr. Thomas was president and chief operating officer of Georgia-Pacific Corp. Prior to joining Georgia-Pacific, he was chairman/CEO of Law Companies Environmental Group Inc., and administrator of the U.S. Environmental Protection Agency. Mr. Thomas also serves on the boards of Airgas Inc. (since 1998), the Regal Entertainment Group (since 2006) and the World Resources Institute.

Skills and Expertise

From his experiences as president/CEO of two public companies, Mr. Thomas provides the Board with a deep understanding of corporate governance, finance, global business and investor relations. He also offers the Board key insights on government relations and environmental management from his tenure as administrator of the Environmental Protection Agency and his senior leadership roles. He brings to the Board valuable organizational management skills through his experiences as an independent consultant and as CEO of a consulting firm.

22	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 1: Election of Directors " Our Director Nominees

PATRICK J. WARD Age 52 Director since 2013

Chief Financial Officer, since May 2008, of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines and related technologies.

He has held a broad range of financial leadership positions since joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller.

Skills and Expertise

From his experiences as Chief Financial Officer and in management of a global public company, Mr. Ward brings a depth of experience in management, financial reporting, global business, capital markets, investment management, investor relations and public accounting and finance.

PROPOSAL 1:

The Board of Directors recommends that you vote “FOR” all eleven director nominees

Please cast your vote for these eleven director nominees following the instructions on your proxy card, via the internet or over the phone

ELECTION
OF
DIRECTORS

Proxy Statement for 2016 Annual Meeting of Stockholders	23

PROPOSAL	APPROVAL OF AMENDMENT TO, AND PERFORMANCE GOALS UNDER, THE E. I. DU PONT DE NEMOURS AND COMPANY EQUITY AND INCENTIVE PLAN

The Board of Directors unanimously recommends that the stockholders approve an amendment and restatement of the E. I. du Pont de Nemours Equity and Incentive Plan (“Plan”) effective March 14, 2016 to limit the amount of awards that may be granted to any non-employee director in any fiscal year. The Board of Directors and stockholders initially approved the Plan in 2007 and subsequently re-approved the Plan, as amended and restated, in 2011. On March 14, 2016, the Board of Directors adopted amendments to and restated the Plan, subject to stockholder approval.

We also ask stockholders to re-approve the material terms of the performance goals on which awards intended to be “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986 (“Code”) may be based. A public corporation is generally precluded from taking a deduction for compensation in excess of $1,000,000 for its CEO or any of its three other highest-paid executive officers (other than the CEO or Chief Financial Officer), unless such compensation is “performance-based” for purposes of Section 162(m).

Where, as is the case under the Plan, the applicable targets under the performance goals may be varied (for instance, where the approved goal is any earnings per share measure and the Human Resources and Compensation Committee (for purposes of this Proposal 2, the “Committee”) is then free to establish specific required earnings per share levels), Section 162(m) requires that stockholders re-approve the performance goals under the Plan every five years. Accordingly, we are asking stockholders to re-approve the performance goals so that we may be able to deduct incentive compensation paid pursuant to the Plan, and a vote approving the Plan will constitute re-approval of the performance goals. No change to the existing performance goals is being proposed.

We are not asking stockholders to approve any additional shares of stock for issuance under the Plan.

If this proposal is not adopted, the Plan will continue in effect in accordance with its existing terms, as they may be amended from time to time, although the Company will no longer be able to make awards under the Plan that qualify for the “performance-based compensation” exception under Section 162(m).

SUMMARY OF AMENDMENT

The amendment limits the aggregate value of all awards under the Plan that may be granted to an individual, non-employee director in any fiscal year to $500,000 in value, plus an additional $500,000 in value for one-time awards to a newly appointed or elected non-employee director.

Purpose of the Plan

The Board of Directors believes that equity awards granted under the Plan are essential to the Company’s ability to attract and retain experienced officers, directors, employees and independent contractors and to align their interests with those of the Company’s stockholders.

Important Provisions

The Plan contains a number of provisions that the Board believes are consistent with the interests of stockholders and sound corporate governance practices, including:

•	No Stock Option Repricings. The Plan prohibits the repricing of stock options without the approval of stockholders. This provision applies to direct repricings (lowering the exercise price of a stock option), indirect repricings (canceling an outstanding stock option and granting a replacement stock option with a lower exercise price), and the repurchase of underwater stock options for cash.
•	No Discount Stock Options. All stock options must have an exercise price equal to or greater than the fair market value of the underlying stock on the date of grant.
•	Time-Based Awards Vest Over at Least Three Years. Time-vested restricted stock and restricted stock units granted to employees typically vest over a period of no fewer than three years of employment.

24	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 2 " Approval of Amendment to, and Performance Goals Under, the E. I. du Pont de Nemours and Company Equity and Incentive Plan

•	Minimum One-Year Performance Period for Performance-Based Stock Awards. Performance-based restricted stock and restricted stock units must have a minimum one-year performance period.
•	No Liberal Share Counting. The Plan prohibits the reuse of shares tendered, surrendered, or withheld to pay an exercise price or tax obligation. The Plan also prohibits “net share counting” upon the exercise of a stock-settled stock appreciation right (such that the total number of shares subject to the stock appreciation right and not merely the number of shares delivered reduces the number of shares available for future issuance under the Plan).
•	No Award Transferability for Consideration. The Plan strictly prohibits the transfer of awards to independent third parties for cash consideration without stockholder approval.
•	Plan Fosters Stock Ownership for Executives. Stock-based awards granted under the Plan align the interests of participants with the interests of other stockholders, and provide a vehicle to assist executives in the achievement of the Company’s stock ownership guidelines.
•	Plan Awards are Subject to Incentive Recoupment (Clawback) Policy. Awards granted under the Plan are subject to the Company’s Clawback Policy for Incentive-Based Compensation.
•	Independent Committee. The Plan will generally be administered by the Committee. Grants to the Chair must be ratified by the Board. Grants to employees who are not executive officers of the Company may be made by the Board’s Special Stock Performance Committee or one or more officers. All members of the Committee qualify as “independent” under the New York Stock Exchange rules and as “outside” directors under Section 162(m) of the Code.
•	Responsible Use of Equity. The Company closely manages its awards grants to levels it believes are reasonable while ensuring that its overall executive compensation program is competitive, relevant, and motivational. The Company also strives to maintain a competitive level of dilution and annual share usage.
•	Limitation on Non-Employee Director Compensation. The aggregate value of all awards under the Plan that may be granted to a non-employee director in one year will be limited to $500,000, subject to an additional $500,000 in value in one-time awards in the year the director is first appointed or elected to the Board.

PLAN SUMMARY

The following is a brief summary of the Plan, as proposed to be amended and approved by stockholders. It is qualified in its entirety by the actual terms of the Plan, a copy of which is attached as Appendix C.

Administration

The Plan is administered by the Committee, provided however, that any awards made to the Chair must be ratified by the full Board. The Committee has the authority to determine recipients; timing; type of award; number of shares; and terms, conditions, restrictions and performance goals relating to any award. The Board may delegate to the Board’s Special Stock Performance Committee or any successor thereto, or one or more officers, the authority to grant awards to employees who are not executive officers of the Company.

Eligibility and Limitation on Awards

Awards may be granted to officers, independent contractors, employees and nonemployee directors of the Company or any of its subsidiaries or affiliates (each an “Eligible Participant”), provided that incentive stock options within the meaning of Section 422 of the Code (“ISOs”) may be granted only to employees of the Company, its parent or subsidiaries. In addition, ISO awards cannot be granted to employees if the employee owns, immediately prior to the grant of the ISO, stock representing more than ten percent of the voting power or more than ten percent of the value of all classes of stock of the Company or a parent or a subsidiary, unless the purchase price for the stock under such ISO is at least 110% of its fair market value at the time of grant and the ISO cannot be exercised more than five years from the date it is granted. At the record date, about 1,400 individuals, of the approximately 40,000 Eligible Participants, were eligible to receive equity-based awards under the Plan, including seven executive officers and ten non-employee directors.

An individual participant, other than a nonemployee director, may not, in any fiscal year, be granted awards covering more than 3,000,000 shares.

A nonemployee director may not, in any fiscal year, be granted awards exceeding $500,000 in value in the aggregate plus an additional $500,000 in value for one-time awards to a newly appointed or elected nonemployee director.

Proxy Statement for 2016 Annual Meeting of Stockholders	25

Proposal 2 " Plan Summary

Grants under the Plan will be made at the discretion of the Committee or its delegate and, accordingly, are not yet determinable. In addition, benefits under the Plan will depend on a number of factors, including the fair market value of stock on future dates and any exercise decisions made by award holders. Consequently, it is not possible to determine the benefits that might be received by participants under the Plan.

Awards under the Plan

Awards under the Plan may include:

•	Stock options (including ISOs and nonqualified stock options (“NQSOs”))
•	Stock appreciation rights (payable in cash or shares) (“SARs”)
•	Restricted stock
•	Restricted stock units
•	Dividend equivalents
•	Performance units
•	Other stock-based or cash-based awards

Awards will vest over a minimum period of six months, provided that this limitation will not apply to cash-based awards, awards to nonemployee directors, in the event of a change in control of the Company (as described below) or in the event of termination related to death or total and permanent disability, divestiture to an entity less than 50% owned by the Company or lack of work.

Stock Options.    The Committee may grant NQSOs, ISOs and SARs to a participant. The exercise or base price for stock options or SARs may not be less than the fair market value of the Company’s common stock on the date such stock options or SARs are granted, and the exercise period may not exceed ten years from the date of grant.

Restricted Stock and Restricted Stock Units.    The Committee may award to a participant shares of common stock subject to specified restrictions. The Committee also may award to a participant restricted stock units representing the right to receive shares of common stock in the future. Shares of restricted stock and restricted stock units are subject to forfeiture if the participant does not meet certain conditions, such as continued employment over a specified period and/or the attainment of specified performance targets over such period. Except for grants to newly hired employees, any award of restricted stock or restricted stock units will vest, if time based, over a period of no less than three years and, if performance based, over a period of not less than one year.

Dividend Equivalents.    The Committee may provide for the payment of dividends or dividend equivalents with respect to any award of restricted stock or restricted stock units and other share-based awards. Stock options and stock appreciation rights do not include dividend equivalent rights.

Other Stock-Based or Cash-Based Awards.    The Committee may also make grants in the form of other stock-based or cash-based awards, including but not limited to the cash incentive awards described below and further including but not limited to performance units, SARs (payable in cash or shares) or dividend equivalents, each of which may be subject to the attainment of performance goals or a period of continued employment or other terms and conditions as permitted under the Plan.

Cash Incentive Awards.    The Plan authorizes performance-based cash incentive compensation to be paid to participants, including those who are “covered employees” within the meaning of Section 162(m) of the Code. The material terms of this feature of the Plan include the following:

•	The targets for incentive payments to covered employees will consist only of one or more of the performance goals discussed below under “Performance Goals”. Such performance targets will be established by the Committee on a timely basis to ensure that the targets are considered “pre-established” for purposes of Section 162(m) of the Code.
•	The Committee will not have the flexibility to pay a covered employee more than the incentive amount indicated by his/her attainment of the performance target under the applicable payment schedule. The Committee will, however, have the flexibility to use negative discretion to reduce this amount.
•	The maximum value of the aggregate payments that any individual may receive in respect of any annual performance period is $15 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the period and the denominator of which is twelve.

26	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 2 " Plan Summary

Stock Subject to the Plan

The maximum number of shares of common stock reserved for the grant or settlement of awards under the Plan will be 110 million, subject to adjustment for certain business transactions and changes in capital structure, provided that each share in excess of 30 million that is issued in respect of any award that is not an option or stock appreciation right will be counted against the 110 million share limit as four and one-half shares.

Outstanding and Unissued Grants: As of December 31, 2015, under the Plan, stock options with respect to 18.2 million shares of common stock were outstanding with a weighted average exercise price of $54.89 and a weighted average remaining term of 4.27 years. In addition, there were 3.1 million shares subject to unvested restricted stock or restricted stock units and 0.9 million shares subject to unvested performance awards outstanding as of that date. There were approximately 40 million shares available for issuance under the Plan as of December 31, 2015. The closing price of the Company’s common stock on December 31, 2015, was $66.60 per share.

Shares issuable under the Plan may be either authorized but unissued shares of the Company’s common stock or shares of the Company that have been reacquired by the Company in the open market, in private transactions or otherwise. Shares issued with respect to awards assumed by the Company in connection with any merger, acquisition or related transaction will not reduce the total number of shares available for issuance under the Plan.

Shares of stock that are exchanged by a grantee or withheld by the Company as full or partial payment in connection with any award, as well as any shares of stock exchanged by a grantee or withheld by the Company to satisfy the tax withholding obligations related to any award under the Plan, will not be available for subsequent awards.

Shares that are forfeited, canceled, exchanged or surrendered and shares with respect to awards that terminate or expire without a distribution of shares to the grantee will again be available for awards under the Plan. The total number of shares underlying an exercised SAR will not again be available for awards under the Plan.

Future Plan Benefits

Future benefits under the Plan cannot be determined at this time because the grants are at the discretion of the Committee.

Change in Control

For awards granted under the Plan prior to April 27, 2011, all outstanding stock options will become fully exercisable and all restrictions on outstanding awards will automatically lapse upon a change in control.

Proxy Statement for 2016 Annual Meeting of Stockholders	27

Proposal 2 " Plan Summary

The treatment of awards granted under the Plan on or after April 27, 2011, upon a change in control will vary depending on whether the Company is the surviving entity and, if not, whether the awards are assumed by an acquiring entity.

Vehicle	Company is Surviving Entity or Acquiring Entity Assumes or Provides for Substitute Awards	Company is Not the Surviving Entity and Acquiring Entity Does Not Assume or Provide for Substitute Awards
Stock Options and Stock Appreciation Rights

Awards remain in place or substitute awards issued.

Upon termination by employer without cause or termination by employee for good reason within twenty four months after change in control, awards vest in full and remain exercisable for two years, or until the original expiration date, whichever occurs first, subject to the terms of the Company’s change in control severance plans.

Immediately vested and cancelled in exchange for payment in an amount equal to (i) the excess of the fair market value per share of the stock subject to the award immediately prior to the change in control over the exercise or base price per share of stock subject to the award multiplied by (ii) the number of shares granted.
Time-Vested Awards

Awards remain in place or substitute awards issued.

Upon termination by employer without cause or termination by employee for good reason within twenty four months after change in control, awards vest in full.

Immediately vested and cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the change in control multiplied by the number of shares granted.
Performance-Based Awards	Awards are converted into time-vested awards at target, without proration and treated consistent with time-vested awards as described above.	Awards are converted into time-vested awards at target, without proration and treated consistent with time-vested awards as described above.

The Compensation Committee may in its sole discretion cash out awards or cancel underwater stock options or stock appreciation rights under the Plan.

Performance Goals

For participants who are subject to Section 162(m) of the Code, the performance targets referenced above will be established by the Committee based on one or more of the following measures:

Earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); pre-tax income or after-tax income; earnings per common share (basic or diluted); operating profit; revenue, revenue growth or rate of revenue growth; return on assets (gross or net), return on investment, return on capital, or return on equity; returns on sales or revenues; operating expenses; stock price appreciation; cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; implementation or completion of critical projects or processes; economic value created; cumulative earnings per share growth; operating margin or profit margin; common stock price or total stockholder return; cost targets, reductions and savings, productivity and efficiencies; strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the

28	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 2 " Plan Summary

development of long-term business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and any combination of, or a specified increase in, any of the foregoing.

Where applicable, the performance goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a subsidiary or affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Committee shall have the authority to make equitable adjustments in the performance targets.

General Provisions

Nontransferability, Deferrals and Settlements.    Awards generally are transferable only by will or under the laws of descent and distribution. Awards cannot be transferred to independent third parties for consideration without stockholder approval. The Committee may require or permit grantees to elect to defer the issuance of shares of stock (with settlement in cash or stock as may be determined by the Committee or elected by the grantee in accordance with procedures established by the Committee), or the settlement of awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code. It may also provide that deferred settlements include the payment or crediting of interest on such amounts.

Clawback.    Awards are subject to the Company’s Clawback Policy for Incentive-Based Compensation.

Taxes.    The Company or any subsidiary or affiliate is authorized to withhold, from any award granted, any payment relating to an award, including from a distribution of stock or any other payment to a grantee, amounts of withholding and other taxes due in connection with any transaction involving an award, and to take such other action as the Committee may deem advisable to enable the Company and grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any award.

Stockholder Approval, Amendment and Termination

The Plan, as last amended, became effective upon approval by the Board of Directors on March 14, 2016, subject to approval by the stockholders of the Company. If the Plan, as amended, is not approved by the Company’s stockholders, the Plan will remain in effect in accordance with its terms as in effect before the amendments approved by the Board on March 14, 2016 (subject to the ability of the Board to amend, alter or discontinue the Plan as described below) and the Company may continue to make awards under the Plan although the ability to make performance-based awards under Section 162(m) will expire.

The Board may amend, alter or discontinue the Plan, provided that no such action may be taken that adversely affects any rights or obligations with respect to any awards previously made under the Plan without the consent of the applicable participants. Stockholder approval is required with respect to any amendment that materially increases benefits provided under the Plan or materially alters the eligibility provisions of the Plan. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan will terminate in 2017, the tenth anniversary of its initial adoption, though awards made before the expiration will remain outstanding in accordance with their terms. No awards will be granted under the Plan after such termination date.

Federal Income Tax Consequences

The following is a brief summary of the material federal income tax consequences to Plan participants and the Company with respect to Options and SARs. The tax consequences described below are based on current laws, regulations and interpretations thereof, all of which are subject to change. In addition, the discussion is limited to federal income taxes and does not attempt to describe state and local or other tax consequences to participants or the Company.

Nonqualified stock options.    With respect to nonqualified stock options, no income for federal income tax purposes will be recognized by the optionee (and no deduction will be permitted the Company) upon the grant of the option. The difference between the option exercise price and the fair market value of the stock on the date the option is exercised will be taxable as ordinary income to the optionee and will be deductible by the Company as compensation on such date. Gain or loss on the subsequent sale of such stock will be eligible for capital gain or loss treatment by the optionee and will have no federal income tax consequences to the Company.

Incentive stock options.    With respect to ISOs, if the optionee does not make a “disqualifying disposition” of

Proxy Statement for 2016 Annual Meeting of Stockholders	29

Proposal 2 " Plan Summary

stock acquired on exercise of such option, no income for federal income tax purposes will be recognized by the optionee upon the grant or exercise of the option (except that the amount by which the fair market value of the stock at time of exercise exceeds the option exercise price (the “ISO spread”) will be a tax preference item under the alternative minimum tax rules). In the event of a subsequent sale of the stock received upon exercise that was not a “disqualifying disposition,” any amount realized in excess of cost will be taxed as capital gain and any loss sustained will be capital loss. In such case, the Company will not be entitled to a deduction for federal income tax purposes in connection with the issuance or exercise of the option.

A “disqualifying disposition” will occur if the optionee makes a disposition of the shares received upon exercise within two years from the date of the granting of the option or within one year after exercise in respect of such shares. If a disqualifying disposition is made, the difference between the option exercise price and the lesser of (i) the fair market value of the Company stock at the time the option is exercised or (ii) the amount realized upon disposition of the Company stock will be treated as ordinary income to the optionee at the time of disposition and will be allowed as a deduction to the Company. Any remaining gain realized by the optionee will be taxed as capital gain. A “disqualifying disposition” occurring in a year subsequent to the year of exercise for an amount less than the exercise price will not eliminate the treatment of the ISO spread as an alternative minimum tax preference item of the optionee in the year of exercise.

SARs.    With respect to SARs, the fair market value of the shares issued or the amount of cash paid by the Company upon exercise of such rights will be taxable as ordinary income to the holder of the rights and will be deductible by the Company, in each case as of the date of exercise. Gain or loss on the subsequent sale of any such shares will be eligible for capital gain or loss treatment by the recipient and will have no federal income tax consequences to the Company.

Equity Compensation Plan Information

The following table summarizes information regarding outstanding options and shares available for future issuance as of the close of business on December 31, 2015 under the Company’s equity compensation plans.

30	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 2 " Plan Summary

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY

COMPENSATION PLANS AS OF DECEMBER 31, 2015

(Shares and option amounts in thousands, except per share)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(2)
Equity compensation plans approved by security holders	22,928(3)	$54.89	39,815
Equity compensation plans not approved by security holders	14(4)	—	—(5)
Total	22,942(6)	$54.89	39,815(7)
(1)	Represents the weighted-average exercise price of the outstanding stock options only; the outstanding stock-settled time-vested and performance-based restricted stock units and deferred stock units are not included in this calculation.

(2)	Reflects shares available pursuant to the issuance of stock options, restricted stock, restricted stock units or other stock-based awards under the Plan (see Note 19 to the company’s Consolidated Financial Statements in the Company’s 2015 Annual Report on Form 10-K). The maximum number of shares of stock reserved for the grant or settlement of awards under the Plan (the “Share Limit”) is 110,000 and is subject to adjustment as provided therein; provided that each share in excess of 30,000 issued under the Plan pursuant to any award settled in stock, other than a stock option or stock appreciation right, is counted against the foregoing Share Limit as four and one-half shares for every one share actually issued in connection with such award. (For example, if 32,000 shares of restricted stock are granted under the Plan, 39,000 shall be charged against the Share Limit in connection with that award.)

(3)	Includes stock-settled time-vested and performance-based restricted stock units granted and stock units deferred under the Plan, the Stock Performance Plan, the Variable Compensation Plan and the Stock Accumulation and Deferred Compensation Plan for Directors. Performance-based restricted stock units reflect the maximum number of shares to be awarded at the conclusion of the performance cycle (200 percent of the original grant). The actual award payouts can range from zero to 200 percent of the original grant.

(4)	Includes 14 deferred stock units resulting from base salary and short-term incentive (“STIP”) deferrals under the Management Deferred Compensation Plan (“MDCP”). Under the MDCP, a select group of management or highly compensated employees can elect to defer the receipt of their base salary, STIP or Long Term Incentive (“LTI”) award. LTI deferrals are included in footnote (3) to the above chart. The Company does not match deferrals under the MDCP. There are seven core investment options under the MDCP for base salary and STIP deferrals, including deferred stock units with dividend equivalents credited as additional stock units. In general, deferred stock units are distributed in the form of DuPont Common Stock and may be made in the form of lump sum at a specified future date prior to retirement or a lump sum or annual installments after separation from service. Stockholder approval of the MDCP was not required under the rules of the New York Stock Exchange.

(5)	There is no limit on the number of shares that can be issued under the MDCP and no further shares are available for issuance under the other equity compensation arrangements described in footnote (4) to the above chart.

(6)	As of February 29, 2016 , there were 18,860 options outstanding under the Company’s existing stock plans (at a weighted average exercise price of $56.40 and weighted average remaining contractual term of 4.77 years), 4,868 time-vested restricted stock units and performance-based restricted stock units (reflected at 200%) and 651 deferred units under various deferral programs.

(7)	As of February 29, 2016, the number of shares available for future grants under the Plan is 36,251, of which 10,555 are available for full value awards.

PROPOSAL 2:

The Board of Directors recommends that you vote “FOR” the following resolution:

RESOLVED that the stockholders approve the E. I. du Pont de Nemours and Company Equity and Incentive Plan, as amended and restated and presented to the stockholders.

APPROVAL OF AMENDMENT TO, AND PERFORMANCE GOALS UNDER, E. I. DU PONT DE NEMOURS AND COMPANY EQUITY AND INCENTIVE PLAN

Proxy Statement for 2016 Annual Meeting of Stockholders	31

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors (the “Committee”) assists the Board in fulfilling its oversight responsibilities with respect to the external reporting process and the adequacy of the Company’s internal controls. Specific responsibilities of the Committee are set forth in the Audit Committee Charter adopted by the Board and last amended effective March 1, 2016. The Charter is available on the Company’s website (www.dupont.com) under Investors — Corporate Governance.

The Committee is comprised of five directors, all of whom meet the standards of independence adopted by the New York Stock Exchange and the Securities and Exchange Commission. Subject to stockholder ratification, the Committee appoints the Company’s independent registered public accounting firm. The Committee approves in advance all services to be performed by the Company’s independent registered public accounting firm in accordance with the Committee’s Policy on Pre-approval of Services Performed by the Independent Registered Public Accounting Firm. A summary of the Policy is included with this Proxy Statement as part of the proposal seeking ratification of the independent registered public accounting firm.

Management is responsible for the Company’s financial statements and reporting process, for establishing and maintaining an adequate system of internal control over financial reporting, and for assessing the effectiveness of the Company’s internal control over financial reporting. PricewaterhouseCoopers LLP (“PwC”), the Company’s independent registered public accounting firm, is responsible for auditing the Company’s Consolidated Financial Statements and for assessing the effectiveness of internal control over financial reporting. The Committee has reviewed and discussed the Company’s 2015 Annual Report on Form 10-K, including the audited Consolidated Financial Statements of the Company and Management’s Report on Internal Control over Financial Reporting, for the year ended December 31, 2015 with management and representatives of PwC.

The Committee has also discussed with PwC matters required to be discussed by Statement on Auditing Standard No. 16 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). The Committee has received from PwC the letter and written disclosures that are required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Committee concerning independence and has discussed with PwC its independence.

The Committee has considered whether the provision to the Company by PwC of limited non-audit services is compatible with maintaining the independence of PwC. The Committee has satisfied itself as to the independence of PwC.

Based on the Committee’s review of the audited Consolidated Financial Statements of the Company, and on the Committee’s discussions with management of the Company and with PwC, the Committee recommended to the Board of Directors that the audited Consolidated Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

AUDIT COMMITTEE

Patrick J. Ward, Chair

Lamberto Andreotti

Robert A. Brown

James L. Gallogly

U. Mark Schneider

32	Proxy Statement for 2016 Annual Meeting of Stockholders

PROPOSAL   RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Article III, Section 4, of the Bylaws provides that it shall be the duty of the Audit Committee to employ, subject to stockholder ratification at each annual meeting, independent public accountants to audit the books of account, accounting procedures and financial statements of the Company for the year and to perform such other duties as prescribed from time to time by the Audit Committee. On May 13, 2015, the stockholders ratified the appointment by the Audit Committee of PricewaterhouseCoopers LLP (PwC) to perform the functions assigned to it in accordance with the Bylaws.

PwC, an independent registered public accounting firm, has served as the Company’s independent accountants continuously since 1954. The Audit Committee believes that the knowledge of the Company’s business PwC has gained through this period of service is valuable. While from time to time, the Audit Committee considers whether there should be a rotation of the independent registered public accounting firm in order to assure continuing auditor independence, it and the Board believe that the continued retention of PwC is in the best interests of the Company and its investors.

Pursuant to the SEC rules, the lead partner must be rotated after five years giving the Company the benefit of new thinking and approaches. The Audit Committee and its chairperson are involved in the selection of the lead partner.

To assure that the audit and non-audit services performed by the independent registered public accounting firm do not impair its independence in appearance and/or fact, the Audit Committee has established policies and procedures requiring its pre-approval of all such services and associated fees.

The independent registered public accounting firm submits a report annually regarding the audit, audit-related, tax and other services it expects to render in the following year and the associated, forecasted fees to the Audit Committee for its approval. Audit services include the audit of the Company’s Consolidated Financial Statements, separate audits of its subsidiaries, services associated with regulatory filings and attestation services regarding the effectiveness of the Company’s internal controls over financial reporting. Audit-related services are assurance services that are reasonably related to the audit of the Company’s Consolidated Financial Statements or services traditionally provided by the independent registered public accounting firm. Audit-related services include employee benefit plan audits; audits of carve-out financial statements related to divestitures; due diligence services regarding potential acquisitions or dispositions, including tax-related due diligence; and agreed-upon or expanded audit procedures related to regulatory requirements. Tax services include selected non-U.S. tax compliance services, advice and recommendation with respect to issues such as tax audits and appeals, restructurings, mergers and acquisitions, and assistance regarding appropriate handling of items on the returns, required disclosures, elections and filing positions available to the Company. Other services include non-financial attestation, assessment and advisory services.

If a service has not been included in the annual pre-approval process, it must be specifically pre-approved by the Audit Committee. In situations where the cost of services is likely to exceed the approved fees, excluding the impact of currency, specific pre-approval is required. Requests for specific pre-approvals will be considered by the full Audit Committee. If that is not practical, then the Chair may grant specific pre-approvals when the estimated cost for the service or the increase in fees for a previously pre- approved service does not exceed $500,000. Any such pre-approvals are reported to the full Audit Committee at its next meeting.

Proxy Statement for 2016 Annual Meeting of Stockholders	33

Proposal 3 " Ratification of Independent Registered Public Accounting Firm

The Audit Committee pre-approved all services rendered by and associated fees paid to PwC for fiscal years 2015 and 2014. These are shown by category in the following table.

	2015 (in millions)	2014 (in millions)
Audit Fees	$15.8	$15.0
Audit-Related Fees[1]	1.1	14.2
Tax Fees	0.2	0.6
All Other Fees[2]	3.0	9.3
TOTAL	$20.1	$39.1
1.	The decrease in Audit Related Fees in 2015 is primarily attributable to the completion in 2014 of a significant portion of the carve-out audit work related to the separation of Performance Chemicals.

2.	The decrease in All Other Fees in 2015 is primarily attributable to a decrease in supply chain consulting services related to the Company’s strategic review of its end-to-end supply chain (“E2E”) projects in 2015.

Subject to ratification by the holders of DuPont Common Stock, the Audit Committee has reemployed PwC as the independent registered public accounting firm to audit the Company’s Consolidated Financial Statements for the year 2016 and to render other services as required of them. The Audit Committee actively oversees the fee negotiations and approves the fees associated with the reemployment of PwC. Representatives of PwC are expected to be present at the meeting and will have an opportunity to address the meeting and respond to appropriate questions.

PROPOSAL 3:

The Board of Directors recommends that you vote “FOR” the following resolution:

RESOLVED: That the action of the Audit Committee in employing PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2016 to perform the functions assigned to it in accordance with Article III, Section 4, of the Bylaws of E. I. du Pont de Nemours and Company hereby is ratified.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

34	Proxy Statement for 2016 Annual Meeting of Stockholders

OWNERSHIP OF COMPANY STOCK

As of March 18, 2016, set forth below is certain information concerning beneficial owners known to DuPont of more than five percent of DuPont’s outstanding Common Stock:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Shares Outstanding(4)
Capital World Investors 333 South Hope Street Los Angeles, CA 90071	70,589,799(1)	8.10%
Blackrock, Inc. 55 East 52nd Street New York, NY 10055	53,971,551(2)	6.19
The Vanguard Group 100 Vanguard Blvd. Malvern, PA 19355	52,755,202(3)	6.05
(1)	Based solely on a Schedule 13G filed with the Securities and Exchange Commission on February 12, 2016. Capital World Investors reported that it has sole voting and dispositive power with respect to 70,589,999 shares on December 31, 2015.
(2)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 10, 2016, Blackrock, Inc. reported that it has sole voting power with respect to 46,281,597 shares and sole dispositive power with respect to 53,971,551 shares as of December 31, 2015.
(3)	Based solely on a Schedule 13G/A filed with the Securities and Exchange Commission on February 11, 2016, The Vanguard Group reported it has sole voting power with respect to 1,642,179 shares, shared voting power with respect to 90,300 shares, sole dispositive power with respect to 51,012,620 shares, and shared dispositive power with respect to 1,742,582 shares as of December 31, 2015.
(4)	Based upon DuPont’s Common Stock outstanding as of January 29, 2016.

Proxy Statement for 2016 Annual Meeting of Stockholders	35

SECURITY OWNERSHIP BY DIRECTORS AND EXECUTIVE OFFICERS

The following table includes shares of DuPont Common Stock beneficially owned by each director, by each of the Board’s nominees, by each executive officer named in the 2015 Summary Compensation Table and by all directors and executive officers as a group as of December 31, 2015, and, for Ms. Kullman, as of her retirement date (October 16, 2015). Under rules of the Securities and Exchange Commission, “beneficial ownership” includes shares for which the individual, directly or indirectly, has or shares voting or investment power, whether or not the shares are held for the individual’s benefit.

	Amount and Nature of Beneficial Ownership (Number of Shares)
Name	Direct(1)	Indirect(2)	Right to Acquire(3)	Percent of Class
L. Andreotti	0	0	9,722	*
E. D. Breen	40,987	0	18,105	*
R. A. Brown	0	110	27,087	*
A. M. Cutler	5,000	0	48,897	*
E. I. du Pont	769	1,655	27,019	*
J. L. Gallogly	17,250	0	3,170	*
M. A. Hewson	2,896	0	36,970	*
L. D. Juliber	1,000	600	67,253	*
U. M. Schneider	0	0	3,316	*
L. M. Thomas	7,499	2,000	10,126	*
P. J. Ward	0	0	5,577	*
J. C. Borel	101,527	13,067	262,143	*
J. C. Collins	23,190	0	68,619	*
N. C. Fanandakis	102,996	2,000	244,996	*
C. M. Doyle	0	0	13,625	*
E. J. Kullman	348,945	42,626	962,431	*
Directors and Executive Officers as a Group	691,795	62,058	1,986,863	*
*	Less than one percent.

(1)	These shares are held individually or jointly with others, or in the name of a bank, broker or nominee for the individual’s account.

(2)	This column includes other shares over which directors and executive officers have or share voting or investment power, including shares directly owned by certain relatives with whom they are presumed to share voting and/or investment power, and shares held under the Company’s Retirement Savings Plan (“RSP”).

(3)	This column includes shares which directors and executive officers had a right to acquire beneficial ownership of within 60 days from December 31, 2015, through the exercise of stock options or through the conversion of RSUs or deferred stock units granted or held under DuPont’s equity-based compensation plans.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and executive officers are required to file reports of ownership and changes in ownership of DuPont Common Stock with the Securities and Exchange Commission. Based on our review of copies of reports we have received, and written representations received from our directors and executive officers with respect to filing of reports on Forms 3, 4 and 5, we believe that during 2015 all such required reports were filed on a timely basis except for a Form 4 filing for each of Messrs. Breen and Thomas that was filed late due to administrative error.

36	Proxy Statement for 2016 Annual Meeting of Stockholders

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No individual who served on the Human Resources and Compensation Committee in 2015 was at any time during the year, while he or she was a member of such committee, an officer or employee of DuPont or any of its subsidiaries nor was any such person a former officer of DuPont or any of its subsidiaries. No individual who served on the Human Resources and Compensation Committee in 2015 had any relationship requiring disclosure under the Securities and Exchange Commission’s rules for disclosure of related party transactions. In addition, no member of the Board of Directors is an executive officer of another entity at which one of DuPont’s executive officers serves on the board of directors.

COMPENSATION COMMITTEE REPORT

The Human Resources and Compensation Committee (the “Compensation Committee”) of the Board of Directors has reviewed the Compensation Discussion and Analysis (“CD&A”) section included in this Proxy Statement.

The Compensation Committee has also reviewed and discussed the CD&A with management.

Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the CD&A be included in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2015, and in this Proxy Statement.

The members of the Compensation Committee of the Board of Directors have provided this report.

HUMAN RESOURCES AND COMPENSATION COMMITTEE

Lois D. Juliber, Chair

Alexander M. Cutler

Eleuthère I. du Pont

Marillyn A. Hewson

Lee M. Thomas

Proxy Statement for 2016 Annual Meeting of Stockholders	37

COMPENSATION DISCUSSION AND ANALYSIS

In this section, we review the objectives and elements of DuPont’s executive compensation program and discuss and analyze the 2015 compensation decisions regarding our Named Executive Officers (“NEOs”). For 2015 our NEOs are or were, as applicable:

• • •    Edward D. Breen, Chair and Chief Executive Officer

• • •    Nicholas C. Fanandakis, Executive Vice President and Chief Financial Officer

•  • •    James C. Borel, Former Executive Vice President (retiring March 31, 2016)

• • •    James C. Collins, Executive Vice President

•  • •    C. Marc Doyle, Executive Vice President

•  • •    Ellen J. Kullman, Former Chair and Chief Executive Officer (retired October 16, 2015)

EXECUTIVE SUMMARY

DuPont is a science company. We work collaboratively to find sustainable, innovative, market-driven solutions to meet some of the world’s biggest challenges, making lives better, safer and healthier for people everywhere.

OUR EXECUTIVE COMPENSATION PHILOSOPHY

We design our executive compensation programs to attract, motivate, reward and retain the high-quality executives necessary for Company leadership and accomplishment of our strategies.

Our compensation programs are designed and administered to follow these core principles:

•  • •   Establish a strong link between pay and performance

•  • •   Align executives’ interests with stockholders’ interests

•  • •   Reinforce business strategies and drive long-term sustained stockholder value

We regularly review best practices in governance and executive compensation to ensure that our programs align with our core principles. Here are some of the compensation practices we follow:

2015 COMPENSATION PRACTICES AND POLICIES

What We Do	✓	Use performance metrics to align pay with performance
	✓	Balance short- and long-term incentives using multiple performance metrics
	✓	Put caps on incentive compensation
	✓	Set rigorous stock ownership requirements for NEOs (values equal to a target multiple of base salary)
	✓	Maintain a compensation recovery policy (clawbacks)
	✓	Employ an independent compensation consultant to review and advise on executive compensation
	✓	Use tally sheets
	✓	Regularly review the Human Resources and Compensation Committee (the “Committee”) Charter to ensure best practices and priorities
What We Don’t Do	×	Enter into employment agreements (except for newly hired executives when there is a demonstrated business need)
	×	Sign severance agreements (except in the event of a change in control (double trigger) or limited-duration agreements for newly hired executives when there is a demonstrated business need)
	×	Establish or allow excessive compensation practices that encourage excessive risk taking
	×	Allow short sales, hedging, margin accounts, or securities pledging of DuPont stock
	×	Reload, reprice, or backdate stock options
	×	Grant stock options with an exercise price less than fair market value
	×	Tax gross-ups on benefits and perquisites (except for relocation benefits and in limited circumstances in connection with a qualifying termination in connection with a change in control)
	×	Pay dividends on unvested or unearned performance share units

38	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation Discussion and Analysis " Executive Summary

Strategy

Our near-term focus is to deliver earnings growth while positioning the businesses to compete successfully over the long term; continue to improve capital allocation and working capital performance; and complete the proposed merger of equals with Dow.

We have dramatically refined our portfolio to focus investment in areas of significant opportunity with increased focus on efficiency, cost discipline, and accountability.

The goal is to increase agility and responsiveness to market conditions, a necessity to win in a globally competitive environment, and drive growth across three strategic priorities: extending leadership in agriculture and nutrition, strengthening and growing advanced materials capabilities, and developing a world leading bio-based industrial business.

Our Performance in 2015

In 2015, our full-year operating earnings per share were $2.77* versus $3.36* in prior year. Excluding negative currency impact of $0.71 per share, operating earnings increased 4 percent. Net sales were $25.1 billion versus $28.4 billion in prior year. Excluding the impact from currency and portfolio changes, sales declined 3 percent. Segment pre-tax operating earnings of $4.2 billion* included approximately $785 million of negative impact from currency. Operating margins expanded in each segment, except Agriculture, on cost reductions and improved productivity. Cost reductions from our 2014 operational redesign are essentially complete and contributed an incremental $0.40 per share to full-year 2015 operating earnings.

On July 1, 2015, the Company completed the separation of its Performance Chemicals segment through the spin-off (the “Chemours Spin-off”) of The Chemours Company (“Chemours”).

On December 11, 2015, we, together with The Dow Chemical Company (“Dow”), announced that the companies will combine in an all-stock merger of equals. The merger is expected to close in the second half of 2016, subject to customary closing conditions, including regulatory approvals and approvals by both DuPont and Dow shareholders. The combined company will be named DowDuPont Inc. (“DowDuPont”).

After the merger and subject to the receipt of approval by the board of directors of DowDuPont, the intent is to separate the combined company’s agriculture business, specialty products business and material sciences business into three independent companies.

*	Operating earnings per share and pre-tax operating earnings are non-GAAP financial measures. See Appendix B for additional information regarding these and other non-GAAP financial measures.

Key Initiatives

We are making progress on three key initiatives: our cost structure, our working capital and our capital spending. Our 2016 global cost savings and restructuring plan is designed to reduce 2016 costs by $730 million versus 2015 or $1 billion on a run-rate basis by year-end 2016. This plan will further simplify our organization into fewer larger businesses with integrated research & development, engineering and manufacturing functions, accelerate decision making and connect us even more closely to our end markets. It will sharpen our focus by giving the businesses more control over their financial performance and more agility to pursue growth.

These changes will make our businesses leaner, stronger competitors in every market where we do business. Importantly, these efforts are bringing even greater discipline and rigor to the investments we continue to make in the businesses to maintain our competitive advantage and better connect our science to the marketplace. The long-term success of our businesses will be driven by innovation and strong return on R&D investments.

Each of our businesses has set individual goals for improving working capital for 2016. We have also launched a company-wide project to review working capital from a top-down perspective. We are benchmarking our performance in payables, receivables and inventory against industry leaders and believe the opportunity for improvement is significant.

Our third area of focus is capital allocation. Our capital spending is guided by long-term goals. For 2016, our capital expenditures are expected to be about $1.1 billion. This represents about a $500 million decline from prior year (which includes a $300 million decline due to the Chemours Spin-off) and reflects our commitment to improving our capital allocation process as we scrutinize returns on a project-by-project basis. In summary, all of these activities demonstrate our focus on strengthening DuPont while creating sustainable shareholder value.

Proxy Statement for 2016 Annual Meeting of Stockholders	39

Compensation Discussion and Analysis " Executive Summary

Priorities for 2016

Our priorities for 2016 are simple — we have three. The first is delivering growth in operating earnings. An important driver of this growth will be delivering the $1 billion in run-rate cost savings and the organizational efficiencies that come with the 2016 global cost savings and restructuring plan. Equally important, we are placing significant emphasis on keeping the business steady and on track. We are very focused on connecting even more closely with customers to deliver the value-added solutions they expect from DuPont. The second priority is driving improved capital allocation and working capital performance to generate more cash and to enhance our returns. Finally, we are focused on closing the DuPont and Dow merger transaction, planning for synergies and preparing for the intended separations.

Financial Highlights*

Net sales were down 12 percent to $25.1 billion primarily due to negative currency impacts and overall weakness in agriculture markets. Excluding currency, operating earnings per share (“Operating EPS”)(1) grew 4 percent. In 2015, we also repurchased $2.4 billion of our common stock.

*	All financial highlights are on a continuing operations basis.

(1)	See Appendix B for additional information regarding these and other non-GAAP financial measures.

CAPITAL RETURNED TO STOCKHOLDERS

(DOLLARS IN MILLIONS)

40	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation Discussion and Analysis " Executive Summary

FIVE-YEAR CUMULATIVE TOTAL SHAREHOLDER RETURN

VS S&P 500 AND DOW JONES INDUSTRIAL AVERAGE

The graph assumes that the values of DuPont Common Stock, the S&P 500 Stock Index and the Dow Jones Industrial Average were each $100 on December 31, 2010, and that all dividends were reinvested.

Summary of Our 2015 Compensation Actions

Linking Pay with Performance

Pay actions for our NEOs in 2015 reflected our Company performance.

2015 SHORT-TERM PERFORMANCE AND INCENTIVE COMPENSATION

The NEO average payout factor under our short-term incentive program (“STIP”) was 40% of target in 2015, down from 54% of target in 2014, which is based on a combination of (i) Operating EPS versus target, calculated to include the Performance Chemicals Segment prior to the Chemours Spin-off, and (ii) the business units’ performance (versus targets in operating earnings, revenue, and cash flow from operations). For further discussion, please see the section entitled “2015 Compensation Decisions — Our Annual Compensation Program.”

LONG-TERM PERFORMANCE AND INCENTIVE COMPENSATION

Performance-based restricted stock units (“PSUs”) for the 2013 to 2015 performance period were paid out at 100%, or target. The payout with respect to PSUs is based on the Company’s percentile ranking for both revenue growth and TSR (stock price appreciation plus dividends) over the three-year period, in each case, against its peer group. TSR for the 2013 PSU program was calculated based on a practice predominant among our peer group members for compensation purposes and in accordance with the terms of the plan. For further discussion, please see the section entitled “2015 Compensation Decisions — Our Long-Term Incentive Program.”

CEO Transition

Effective November 9, 2015, the Board of Directors appointed Edward D. Breen as Chair of the Board and Chief Executive Officer following Ms. Kullman’s retirement on October 16, 2015. Mr. Breen had served as Interim Chair and Chief Executive Officer of the Company since October 16, 2015, and, prior to that, as Interim Executive Officer from October 6, 2015. He joined the Company’s Board of Directors in February 2015.

In connection with his appointment as Interim Executive Officer, Mr. Breen was granted 100,000 restricted stock units (“RSUs”). The RSUs vested monthly on a ratable basis over a period of up to six months of continued service and on a pro-rata daily basis during the final month of service. In accordance with the terms of the award, and in connection with his appointment as CEO, the RSUs vested through January 31, 2016, and the remainder of the award was forfeited. Mr. Breen did not receive a base salary during his time as Interim Executive Officer or Interim Chair and Chief Executive Officer.

Proxy Statement for 2016 Annual Meeting of Stockholders	41

Compensation Discussion and Analysis " Executive Summary

The Board of Directors also approved, upon recommendation of the Committee, the following compensation arrangement for Mr. Breen:

• • •	Annual base salary of $1.5 million effective January 1, 2016;
• • •	Target short term incentive award of $2.4 million for the 2016 performance year under the Company’s Equity and Incentive Plan (“EIP”);
• • •	Target long-term incentive (“LTI”) award of $11.1 million under the EIP. The LTI award was delivered in two parts as follows: (1) a grant, effective November 6, 2015, of non-qualified stock options with a grant date fair value of $4.44 million with 1/3 of this grant vesting on the first, second and third anniversaries of the grant date; and (2) a grant of PSUs with a grant date fair value of $6.66 million. The PSUs were issued contemporaneous with the annual LTI grant for the Company’s eligible employees on February 3, 2016, and cover the three-year performance period beginning January 1, 2016. Mr. Breen will be entitled to retirement treatment on the LTI award contingent on the Board’s consent to his retirement date and transition plan. He also participates in the Company’s Senior Executive Severance Plan.

TARGET COMPENSATION PAY MIX

To reinforce our pay-for-performance philosophy, at least 80% of targeted total direct compensation (“TDC”) for our NEOs is at risk and, therefore, fluctuates with our financial results and share price. We believe this approach motivates our executives to consider the impact of their decisions on stockholder value. This approach was used to structure Mr. Breen’s 2016 target TDC.

TARGET COMPENSATION MIX

42	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation Discussion and Analysis " Target Compensation Pay Mix

2015 SAY ON PAY RESULTS

Last year, our stockholders were given the opportunity to participate in an advisory vote on the compensation of our NEOs. Approximately 96% of stockholders approved the compensation of our NEOs. This vote outcome indicated a high level of support for our practices and was consistent with stockholder support in recent years.

In an ongoing effort to maintain a strong link between pay and performance, the Committee made the following design changes to our STIP and LTI compensation programs with respect to the CEO and other NEOs for 2015:

•  Changed STIP weighting and performance measures

—    Corporate operating EPS — increased weight from 20% to 40%; also raised the performance threshold from 70% to 80%

—    Replaced business unit after-tax operating income with operating earnings and increased weight from 15% to 25%

—    Increased weight of business unit revenue from 15% to 25%

—    Decreased weight of business unit cash flow from operations from 20% to 10%

—    Eliminated Dynamic Planning Factor

—    Changed individual performance from an additive to a modifier

•  Changed 2015 LTI Performance Share Units measure

—    After-tax operating earnings growth (replaced relative revenue growth)

—    Maintained relative TSR as other metric

The Committee has made the following design changes to our STIP and LTI compensation programs with respect to the CEO and other NEOs for 2016:

•  Changed STIP weightings: business unit operating earnings threshold performance raised from 70% to 80% and simplified the plan further by eliminating the CFFO metric and increased the weighting of Corporate EPS for Officers to 50%.

•  Eliminated RSUs and increased weight on PSUs and Stock Options

•  Moved to a 10-year stock option term from a 7-year term, which aligns with market practice

•  Changed metric for 2016 LTI Performance Share Units to 100% Relative TSR

Proxy Statement for 2016 Annual Meeting of Stockholders	43

Compensation Discussion and Analysis " How We Determine Executive Compensation

HOW WE DETERMINE EXECUTIVE COMPENSATION

The Committee determines compensation for our NEOs and other executive officers and recommends CEO compensation to the independent Board members for its approval. The NEOs are the Company’s current and former Chair and CEO, the Chief Financial Officer, and the three next most highly compensated executive officers.

In 2015, the Committee again retained Frederic W. Cook & Co., Inc. (“Cook”), as its independent compensation consultant on executive compensation matters. Cook performs work at the direction and under the supervision of the Committee, and provides no services to DuPont other than those for the Committee.

Oversight Responsibilities for Executive Compensation

Summarized in the table below are responsibilities for executive compensation.

Human Resources and Compensation Committee	•	Establishes executive compensation philosophy
	•	Approves incentive compensation programs and target performance expectations for STIP and PSU
	•	Approves all compensation actions for the executive officers, other than the CEO, including base salary, target and actual STIP, LTI grants, and target and actual PSU awards
	•	Recommends to the independent Board members compensation actions for the CEO, including base salary, target and actual STIP, LTI grant, and target and actual PSU award
All Independent Board Members	•	Assess performance of the CEO
	•	Approve all compensation actions for the CEO, including base salary, target and actual STIP, LTI grant, and target and actual PSU award
Independent Committee Consultant — Cook	•

Provides independent advice, research, and analytical services on a variety of subjects to the Committee, including compensation of executive officers, nonemployee director compensation and executive compensation trends

	•	Participates in Committee meetings as requested and communicates with the Chair of the Committee between meetings
CEO	•	Provides a performance assessment of the other executive officers
	•	Recommends compensation targets and actual awards for the other executive officers

In addition to Company performance, the Committee considers a broad array of facts and circumstances in finalizing executive officer pay decisions, including competitive analysis, pay equity multiples and tally sheets.

44	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation Discussion and Analysis " How We Determine Executive Compensation

We Conduct a Competitive Analysis

To ensure a complete and robust picture of the overall compensation environment and consistent comparisons for the CEO and other NEOs, compensation is assessed primarily against published compensation surveys. These surveys represent large companies with median revenue comparable to DuPont’s “market,” including surveys by Towers Watson and Aon Hewitt.

Peer Group Analysis

We also use a select group of peer companies (“peer group”) to:

• • •	Benchmark pay design including mix and performance criteria
• • •	Measure financial performance for the PSU program
• • •	Test the link between pay and performance

Because of the smaller number of companies in our peer group, we periodically find volatility in compensation levels year over year. Therefore, we use market survey information as the primary source of competitive data. Peer group compensation data is used only for the CEO and only as a secondary data point as described above.

The peer group reflects the diverse industries in which we operate, represents the multiple markets in which we compete — including markets for executive talent, customers and capital — and comprises large companies with a strong scientific focus and/or research intensity and a significant international presence.

To help guide the selection process in an objective manner, the Committee established the following criteria for peer group companies:

• • •	Publicly traded U.S. companies and select European companies traded on the New York Stock Exchange to facilitate pay design and performance comparisons
• • •	Direct business competitors
• • •	Companies similar in annual revenue size to DuPont — one-third to triple revenue-size criterion
• • •	Meaningful international presence — at least one-third of revenues earned outside of the United States
• • •	Scientific focus/research intensity — the criterion of a minimum of two percent research and development expense as percent of revenue results in the inclusion of several pharmaceutical companies. DuPont’s research and development expense tends to be higher than that of industry peers

The 2015 peer group did not change from 2014 and consists of the following companies:

2015 PEER GROUP

3M Company	Emerson Electric Co.	Merck & Co., Inc.
Air Products & Chemicals, Inc.	Honeywell International Inc.	Monsanto Company
Baxter International Inc.	Ingersoll-Rand plc	The Procter & Gamble Company
The Boeing Company	Johnson & Johnson	Syngenta AG
Caterpillar Inc.	Johnson Controls, Inc.	United Technologies Corporation
The Dow Chemical Company	Kimberly-Clark Corporation

Following the Chemours Spin-off, the Committee reviewed the selection criteria and Peer Group. Based on this review, the Committee made no changes to the selection criteria but did approve the following changes to the Peer Group for 2016:

•	Eliminated Air Products & Chemicals, Inc. and The Boeing Company because they no longer met the revenue size criteria
•	Added Danaher Corporation and Deere & Company, which align with our selection criteria and have similar business characteristics

Tally Sheets

For each NEO, the Committee annually reviews tally sheets that include all aspects of total compensation and the benefits associated with various termination scenarios. Tally sheets provide the Committee with information on all elements of actual and potential future compensation of the NEOs, as well as data on wealth accumulation. This helps the Committee confirm that there are no unintended consequences of its actions.

Proxy Statement for 2016 Annual Meeting of Stockholders	45

Compensation Discussion and Analysis " Components of Our Executive Compensation Program

COMPONENTS OF OUR EXECUTIVE COMPENSATION PROGRAM

The components of our executive compensation program align with our compensation philosophy.

DIRECT COMPENSATION COMPONENTS

Pay Element	Role in Program/Objectives		How Amounts Are Determined
Base salary	• •	Provides regular source of income for NEOs Provides foundation for other pay components	Based on a range of factors, including market pay surveys, business results, and individual performance Targeted at approximately market median
STIP awards	• •	Align executives with annual goals and objectives Create a direct link between executive pay and annual financial and operational performance	Actual payout is based on performance of Company, business units and individual, if applicable Target award is approximately market median
LTI awards	• • •

Link pay and performance — accelerate growth, profitability and stockholder return

Align the interests of executives with stockholders

Balance plan costs, such as accounting and dilution, with employee-perceived value, potential wealth creation opportunity and employee share ownership expectations

Actual value realized is based on company performance over a three-year time frame or linked to stock price Targeted to market median

Target Compensation Pay Mix

To reinforce our pay-for-performance philosophy, at least 80% of targeted TDC is at risk and fluctuates with our financial results and share price. We believe this approach motivates executives to consider the impact of their decisions on stockholder value.

To lessen the possible risk inherent in the greater focus on long-term incentives, executives receive a mix of different forms of stock compensation:

• • •	PSUs (after-tax operating earnings growth metric rewards profitability and growth in line with the Company’s long-term goals and key financial performance in relation to the peer group TSR). Overlapping performance cycles in the PSU program assure sustainability of performance
• • •	Stock options (rewards for stock price appreciation and direct link to stockholder experience)
• • •	RSUs (intended as retention tool and linked to stock price) — beginning in 2016 our LTI mix will no longer include RSUs; it will consist of 40% stock options and 60% PSUs

46	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation Discussion and Analysis " Components of Our Executive Compensation Program

TARGET COMPENSATION MIX AND “PAY AT RISK”

Mr. Breen’s 2015 compensation was 100% at risk. Beginning in 2016, Mr. Breen’s base salary and his targeted total direct compensation is aligned with our philosophy of basing at least 80% of pay on short- and long-term financial results of the Company.

• • •	90% of TDC for the CEO at risk
• • •	18% of the amount at risk is tied to achievement of annual incentive goals, and 82% is tied to achievement of share price or financial goals over a longer period

The chart below represents the pay at risk in 2015 for our NEOs excluding the CEO.

• • •	On average, 80% of TDC for the other NEOs is at risk
• • •	25% of the amount at risk is tied to achievement of annual incentive goals, and 75% is tied to achievement of share price or financial goals over a longer period

Benefits, Retirement and Other Compensation Components

In addition to the annual and long-term direct compensation programs designed to align pay with performance, we provide our executives with benefits, retirement plans, and limited perquisites.

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Standard benefits and retirement plans	• Same tax-qualified retirement, medical, dental, vacation benefit, life insurance, and disability plans provided to other employees	Tax-qualified plans are targeted to peer group median
	• Nonqualified retirement plans that restore benefits above the Internal Revenue Code (“IRC”) limits for tax-qualified retirement plans as provided to other eligible employees	Nonqualified retirement plans are provided to restore benefits lost due to IRC limits
• Nonqualified deferred compensation plan that allows for deferral of base salary, STIP and LTI awards
Change in Control Severance benefits	• Severance benefits upon a change in control and qualifying termination (double-trigger) to ensure continuity of management in a potential change in control environment	Cash payment of two times base salary and target annual incentive (three times for the CEO)

•  A change in control does not automatically entitle an executive to this severance benefit. An executive must lose his/her job within a defined period surrounding the change in control (see “Change in Control Severance Benefits” below for more details)

Pro-rated payment of the target annual incentive for the year of termination. Financial counseling and outplacement services for two years (three for the CEO) Tax reimbursement, if applicable

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Compensation Discussion and Analysis " Components of Our Executive Compensation Program

Pay Element	Role in Program/Objectives	How Amounts Are Determined
Limited perquisites	• Very limited perquisites or personal benefits
• Personal financial counseling (excluding tax preparation) at a cost of generally less than $10,000 per NEO

•  For security reasons, the CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when security risk is considered minimal and the Office of the Director of Corporate Security approves such travel

• For security reasons, the CEO travels in a Company automobile for business and limited personal travel

Because we use only compensation practices that support our guiding principles, we do NOT offer our executives:

• • •	Employment agreements (except for newly hired executives when there is a demonstrated business need)
• • •	Severance agreements (except in the event of a change in control (double-trigger) or limited-duration agreements for newly-hired executives when there is a demonstrated business need)
• • •	Tax gross-ups on benefits and perquisites (except for relocation benefits and in connection with a qualifying termination in connection with change in control)
• • •	Retirement plans that grant additional years of service or include long-term incentives in the benefit calculation
• • •	Repricing of stock options/repurchases of underwater stock options for cash

Change in Control Severance Benefits

To ensure that executives remain focused on Company business during a period of uncertainty, in 2013, DuPont adopted the Senior Executive Severance Plan. Each of the currently employed named executive officers is a participant in the plan. For any benefits to be earned under the plan, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”).

Benefits provided under the plan include:

• • •	Lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual bonus;
• • •	A lump sum cash payment equal to the pro-rated portion of the executive’s target annual bonus for the year of termination;
• • •	Continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years (three years for the CEO) following the date of termination; and
• • •	Stock options remaining exercisable for their full term to the extent not already applicable.

Covered executives are also entitled to reimbursement of any expenses incurred in enforcing their rights under the plan and, effective in December 2015, if any payments or benefits payable to the executive (whether under the plan or otherwise) are subject to the excise tax imposed under Section 4999 of the Code, an additional gross-up payment will be made such that, on a net after-tax basis, the executive would be in the same position as if no such excise tax had been imposed. The Company determined, particularly in light of the contemplated merger of equals with Dow and intended subsequent business separations, that such a gross-up payment is appropriate for participants in the Senior Executive Severance Plan: (i) to provide reasonable assurance that the participants, especially those with a short tenure or a newly enhanced role at the Company, realize the benefit the Company intended to provide under the plan and (ii) during this time of uncertainty, to incentivize those executives to remain objective, avoid conflicts of interest and stay focused on executing the merger and intended subsequent business separations to maximize stockholder value.

The plan requires a release of claims as a condition to the payment of benefits and includes 12-month non-competition and non-solicitation provisions (18 months for the CEO) and additional non-disparagement and confidentiality provisions.

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Compensation Discussion and Analysis " Components of Our Executive Compensation Program

For additional information about benefits under the Senior Executive Severance Plan see Potential Payments Upon Termination or Change in Control.

OTHER COMPENSATION ARRANGEMENTS WITH NEO

Mr. Borel is a party to a special agreement made in connection with his retirement from DuPont. Under the terms of that agreement, subject to execution of a release of claims, Mr. Borel became entitled effective upon his retirement to certain severance benefits generally made available to salaried DuPont employees, and Mr. Borel also agreed to be subject to one-year, post-termination non-competition and non-solicitation restrictions. In addition, provided the contemplated merger of equals with Dow is consummated on or before February 28, 2018, Mr. Borel will become entitled upon closing of the merger to a lump-sum cash payment equal to the additional cash severance (i.e., less the cash severance to which he is already entitled) that would have been provided to him under the Senior Executive Severance Plan had the merger occurred immediately before his retirement and his retirement were treated as a qualifying termination under the plan. All stock options held by Mr. Borel that were vested upon his retirement will remain exercisable for their full term, all unvested options held by him upon his retirement will become fully vested and remain exercisable for their full term, and the PSUs held by him upon his retirement will be settled in cash as of the closing of the merger based on the greater of target or actual performance as of closing.

For additional information about certain other payments to Mr. Borel, see Potential Payments Upon Termination or Change in Control.

HOW WE MANAGE COMPENSATION RISK

The Committee regularly monitors our compensation programs to assess whether those programs are motivating the desired behaviors while delivering on DuPont’s performance objectives and encouraging appropriate levels of risk-taking. In 2015, the Committee asked Cook to test whether the Company’s compensation programs encourage the appropriate levels of risk-taking given the Company’s risk profile. Cook’s review encompassed an assessment of risk pertaining to a broad range of design elements, such as mix of pay, performance metrics, goal-setting and payout curves, payment timing and adjustments, and the presence of maximum payments, as well as other mitigating program attributes. Cook’s analysis determined, and the Committee concurred, that our compensation programs do not encourage behaviors that would create undue material risk for DuPont.

Payout Limitations or Caps

Payout limitations, or “caps,” play a vital role in risk mitigation, and all metrics in the STIP and PSU programs are capped at 200% to protect against excessive payouts. Our performance/payout leverage is in line with competitive practice. Clawback provisions, stock ownership guidelines and insider trading policies that prohibit executives from entering into derivative transactions also protect against excessive risk in the Company’s incentive programs.

Stock Ownership Guidelines

The Company requires that NEOs accumulate and hold shares of DuPont Common Stock with a value equal to a specified multiple of base pay.

Stock ownership guidelines include a retention ratio requirement. Under the policy, until the required ownership is reached, executives are required to retain 75% of net shares acquired upon any future vesting of stock units, after deducting shares used to pay applicable taxes and/or exercise price.

The multiples for specific executive levels are shown below. Each NEO exceeded their ownership goal.

Multiple of Salary	2015 Target	2015 Actual
CEO*	6x	21x
Other NEOs average	4x	14x
*	In 2015, Mr. Breen did not receive a base salary; therefore, the multiple above shows Ms. Kullman’s Stock Ownership prior to her retirement on October 16, 2015.

For purposes of the stock ownership guidelines, we include direct ownership of shares and stock units held in employee plans. Stock options and PSUs are not included in determining whether an executive has achieved the ownership levels.

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Compensation Discussion and Analysis " How We Manage Compensation Risk

Compensation Recovery Policy (Clawback)

The Company has a compensation recovery policy that covers each current and former employee of DuPont or an affiliated company who is, or was, the recipient of incentive-based compensation (“Grantee”). If a Grantee engages in misconduct, then:

• • •	He/she forfeits any right to receive any future awards or other equity- based incentive compensation
• • •	The Company may demand repayment of any awards or cash payments already received by a Grantee
• • •	The Grantee will be required to provide repayment within ten (10) days following such demand

“Misconduct” means any of the following:

• • •	The Grantee’s employment or service is terminated for cause
• • •	There has been a breach of a noncompete or confidentiality covenant set out in the employee agreement
• • •	The Company has been required to prepare an accounting restatement due to material noncompliance, as a result of fraud or misconduct, with any financial reporting requirement under the securities laws, and the Committee has determined, in its sole discretion, that the Grantee (a) had knowledge of the material noncompliance or the circumstances that gave rise to such noncompliance and failed to take reasonable steps to bring it to the attention of appropriate individuals within the Company or (b) personally and knowingly engaged in practices which materially contributed to the circumstances that enabled a material noncompliance to occur

Awards granted prior to March 2, 2011, are subject to the clawback provisions that were in effect at the time of the grant, as disclosed in prior years’ proxy statements.

2015 COMPENSATION DECISIONS

Our Annual Compensation Program

Annual Base Salary

In setting 2015 NEO salaries, the Committee took a wide range of facts and circumstances into consideration. These included a corporate base salary merit budget of 2.5%, business results, market competitiveness, peer group competitiveness (CEO only), internal relationships, tally sheets and individual performance. Merit increases were effective July 1, 2015.

The table below shows the base salary rate as of December 31, 2015. This information is different from the base salary provided in the 2015 Summary Compensation Table (“SCT”), which reflects the actual base pay received for the year.

Name	2014 Base Salary	2015 Base Salary	Change in Base Salary	Primary Rationale
E. D. Breen	N/A	N/A	—	•	Mr. Breen did not receive a base salary until January 1, 2016
E. J. Kullman	$1,485,000	$1,485,000	—
N. C. Fanandakis	765,000	780,000	2.0%	•	Standard merit increase
J. C. Borel	720,000	735,000	2.1%	•	Standard merit increase
J. C. Collins	650,000	700,000	7.7%	•	Received base salary increase in November 2014, which was inclusive of 2015 merit increase Received base salary increase in August 2015 due to increased scope and responsibilities
C. M. Doyle	325,000	525,000	61.5%	•	Standard merit increase plus promotional increase and market adjustment in recognition of his significant increase in scope of responsibilities

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Compensation Discussion and Analysis " 2015 Compensation Decisions

Annual Short-Term Incentives

Our annual incentive plan design ensures that our executives maintain a strong focus on those financial metrics (e.g., revenue growth and earnings growth) that have been shown to be closely linked to stockholder value creation over time. For 2015, STIP awards were based on the following formula, measures and weightings. The Committee approves these factors at the beginning of each fiscal year. Each element is discussed in greater detail below.

(1)	May be adjusted by individual performance as determined by the Compensation Committee. For 2015, STIP payouts were based solely on corporate and business unit performance.

1. Target Short-Term Incentive Program

Our STIP targets are set as a percentage of base salary, consistent with market practice. The target STIP percentage for each level is reviewed regularly against the market and approved annually by the Committee (or in the case of the CEO, by the Board). The actual calculation of the 2015 target STIP amount for the NEOs is detailed in the table below.

Name	2015 Base Salary	2015 X Target STIP %	2015 = Target STIP $
E. D. Breen	N/A	N/A	N/A
E. J. Kullman	$1,485,000	160%	$2,376,000
N. C. Fanandakis	780,000	100%	780,000
J. C. Borel	735,000	100%	735,000
J. C. Collins	700,000	100%	700,000
C. M. Doyle	525,000	85%	446,250

2. STIP Payout Factor:

The weighted average payout factor for the STIP is based on actual performance on each measure and the weighting of that performance measure.

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Compensation Discussion and Analysis " 2015 Compensation Decisions

STIP PERFORMANCE MEASURES

	Metric	Weighting	Rationale for Use
Corporate performance	Operating EPS (Operating EPS compared to an internal target (Profit Objective))	40%	Closely aligns stockholder and executive interests Provides insight with respect to ongoing operating results
Business unit performance Because NEOs work across all businesses, their payout factor is based on the total business performance compared to aggregate targets in the three categories shown to the right. Payout factors are determined separately for each business and based on actual business performance compared to its objective for the year.	1. Operating earnings	25%	Measures profitability at the SBU level leading to corporate EPS results
	2. Revenue (Business unit revenue versus budget for the year)	25%	Reflects top-line growth — critical to Company success
	3. Adjusted cash flow from operations (CFFO) (Business unit CFFO versus budget for the year)	10%	Measures our ability to translate earnings into cash, indicating the health of our business and allowing the Company to invest for the future
Individual performance	Individual performance assessment	Modifier

The STIP award will be based on financial performance. Awards earned based on financial performance may be adjusted up or down to recognize individual performance. STIP awards are capped at 200% of target.

For 2016 we raised the performance threshold for Business Unit Operating Earnings from 70% to 80%, which supports the increased focus on this metric and our pay-for-performance philosophy. In addition, we have reduced the number of metrics by eliminating CFFO to drive focus on revenue and earnings and simplify the plan.

2015 STIP PERFORMANCE AND PAYOUT FACTORS

Corporate and business unit performances are converted to a corresponding payout factor based on the concept of “leverage,” i.e., the relationship between performance for a given metric and its payout factor. The leverage in our plan is consistent with competitive practice. For example, Operating EPS, business unit operating earnings, business unit revenue, and business unit CFFO leverage is 2:1 below target and 5:1 above target. So, participants have two percentage points in payout deducted for each one percent change in performance below target, and receive five percentage points in payout for each one percent change in performance above target. In addition to steeper slopes, performance ranges were narrowed, resulting in a threshold performance requirement of 70% for operating earnings and CFFO (80% for operating EPS and revenue metric) and a maximum payout at 120% performance or above. All metrics are capped at 200% payout.

2015 Results

The following table shows each of these performance measures, their weighting, target metrics, the actual result and payout result.

(1) Corporate Performance:

Corporate Performance was measured using the average actual percentage of target for: (A) Operating EPS for the six-month period ending June 30, 2015, including the Performance Chemicals segment; and (B) Operating EPS for the six-month period ending December 31, 2015.

Metric	Target	Actual	% of Target	Weighting	Actual Payout Factor %
(A) 1H Operating EPS*	$2.84	$2.52	88.7%
(B) 2H Operating EPS*	$0.81	$0.40	49.4%
Total:	N/A	N/A	69.1%	40%	0%

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Compensation Discussion and Analysis " 2015 Compensation Decisions

(2) Business Unit Performance:

Business unit performance was measured as a percentage of aggregate actual performance per metric versus aggregate target, including the Company’s Performance Chemicals segment for the six-month period ended June 30, 2015.

Metric	Target ($ in millions)	Actual ($ in millions)	% of Target	Weighting	Actual Payout Factor %
Business Unit Operating Earnings*	$ 5,700	$ 4,600	80%	25%	14.9%
Business Unit Revenue(1)	$31,600	$28,000	89%	25%	19.3%
CFFO*(2)	$ 5,100	$ 4,100	81%	10%	6.1%
TOTAL					40.3%
*	Operating EPS, business unit operating earnings and CFFO are non-GAAP financial measures. See Appendix B for additional information regarding these and other non-GAAP financial measures.
(1)	Includes $2.9 billion of revenue related to Performance Chemicals for the six-month period ended June 30, 2015.
(2)	Adjusted cash flow from operations (aggregate business unit CFFO), used for STIP purposes is cash provided by operating activities reflected within our consolidated statement of cash flows adjusted for budgeted cash paid during the year for income taxes, interest payments, cash contributions to the Company’s defined benefit pension plans and other long-term employee benefit plans, as well as certain other discretionary management adjustments and corporate cash flows.

(3) Individual Performance:

STIP payouts were based solely on corporate and business unit performance.

(4) Final STIP Payout

As illustrated in the table below, the final 2015 STIP payout is determined by multiplying the target STIP amount by the final total payout factor.

Name	2015 Target STIP $	TOTAL Payout X Factor %	2015 = Final STIP $	2014 Final STIP $	% Difference
E. D. Breen*	N/A	N/A	N/A	N/A	N/A
E. J. Kullman**	$2,376,000	40.3%	$759,000	$1,310,000	-42%
N. C. Fanandakis	780,000	40.3%	315,000	422,000	-25%
J. C. Borel	735,000	40.3%	297,000	376,000	-21%
J. C. Collins	700,000	40.3%	283,000	310,000	-9%
C. M. Doyle	446,250	40.3%	180,000	210,800	-15%
*Mr.	Breen was not eligible for a STIP award in 2015, but will be eligible in 2016

**Ms.	Kullman’s STIP award was prorated based on her retirement date of October 6, 2015

The 2015 STIP awards to Section 16 officers are limited to 0.25% of adjusted net income of the Company for the CEO and 0.15% for other executive officers.

Our Long-Term Incentive Program

In 2015, our LTI program for NEOs consisted of a mix of stock options, PSUs, and RSUs, all based on fair value on the grant date.

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Compensation Discussion and Analysis " 2015 Compensation Decisions

The following table summarizes the performance drivers, mix, and objectives for the various LTI components as they relate to NEOs:

	PSUs	Stock Options	RSUs
2015 LTI mix	• 50%	• 25%	• 25%
Performance drivers	• TSR (relative to peer group) • Operating earnings (relative to target)	• Stock price appreciation (longer-term)	• Stock price appreciation (intermediate-term)
Objectives	• Focus on business priorities such as operating earnings and TSR, which are obtained through balanced growth, profitability, and capital management over a three-year period • Stockholder alignment	• Stockholder alignment • Link to long-term business objectives • Stock ownership • Retention	• Stock ownership • Capital accumulation • Retention
Program design

•  At the conclusion of the performance cycle, payouts can range from 0% to 200% of the target grant based on relative performance of operating earnings and TSR

•  PSUs are based on a three-year performance cycle compared to our peers (TSR metric only) and are awarded annually to each NEO at the beginning of the cycle

		• Options vest in one-third increments over three years • Seven-year term • Nonqualified stock option grants are made annually at the closing price on the date of grant • No repricing stock options	• Vest in one-third increments over a three-year period • Typically granted annually

The Committee made the following design changes to our LTI programs with respect to the CEO and other NEOs for 2016:

•	Eliminated RSUs — Changed LTI mix to include 40% stock options and 60% PSUs
•	Moved to a 10-year stock option term, from a 7-year term, in line with market practice
•	Shifted to a single metric — relative TSR — for the 2016 PSU program

Treatment of Equity Based Compensation due to the Spin-Off of The Chemours Company

In connection with the Chemours Spin-off on July 1, 2015, outstanding equity incentive awards held by our employees on that date, including those held by our named executive officers, were adjusted in the manner described in Outstanding Equity Awards. The adjustment to the number of underlying shares, plus adjustment to exercise price for stock options, maintained the intrinsic value of the awards immediately before and after the distribution date. The adjusted awards will be subject to the same terms and conditions and other restrictions that applied to the original awards immediately before the distribution.

2015 Long-Term Incentive Awards

Annual awards to employees, including NEOs, are made at a pre-established Committee meeting in early February. This allows sufficient time for the market to absorb announcement of annual earnings, which is typically made during the fourth week of January. We do not time equity awards in coordination with the release of material nonpublic information. The grant price is the closing price on the date of grant.

Any occasional special awards to employees who are not executive officers are approved by the Special Stock Performance Committee (consisting of the Chairs of the Board and the Committee), to which the Board of Directors has delegated the authority to approve special equity grants. Awards are effective on the date of approval by the Special Stock Performance Committee.

54	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation Discussion and Analysis " 2015 Compensation Decisions

Each year the Committee establishes target LTI values based on a number of factors including market practices, internal equity, and cost. In general, we target long-term stock compensation in the median range of market long-term compensation based on position.

Name	2015 LTI — Grant Date Fair Value*
E. D. Breen**	$9,961,000
E. J. Kullman	9,250,000
N. C. Fanandakis	2,700,000
J. C. Borel	2,300,000
J. C. Collins***	1,700,000
C. M. Doyle***	800,000
*	Reflects the grant date fair value and differs from the value of equity awards shown in the SCT and Grants of Plan-Based Awards Table (“GPBAT”) because those tables reflect the probable outcome of the performance conditions for PSUs. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2015.
**	In connection with Mr. Breen’s appointment as Interim Chair and Chief Executive Officer, effective October 2015, Mr. Breen was granted 100,000 RSUs. Effective with his appointment as Chair and CEO, Mr. Breen was granted $4,440,000 of non-qualified stock options which represents the stock option portion of his 2016 long-term incentive grant. Mr. Breen’s October 2015 RSU grant continued to vest through the end of January 2016, at which time the remaining one-third of the initial award was forfeited.
***	Messrs. Collins and Doyle each received additional RSU grants in July 2015 of $3,000,000 to recognize their increase in scope of responsibilities and to provide a stronger alignment of individuals’ personal wealth with overall DuPont share performance. The amounts reflected above do not include these additional grants.

Performance Share Units Granted in 2015

The actual number of shares earned for the PSUs granted in 2015 will be based on DuPont’s operating earnings relative to target and relative TSR to the peer group for the three-year performance period of 2015 through 2017, as shown in the table below.

PERFORMANCE TARGETS (2015 — 2017 PERFORMANCE PERIOD)

	OPERATING EARNINGS PAYOUT % X TARGET AWARD X 50%	DuPont Operating Earnings or TSR Relative to the Peer Group	% of Target Shares Earned (Payout %)
		Below 25th percentile*	0%
	TSR PAYOUT % X	At 25th percentile*	25%
+	TARGET AWARD X 50%	At 50th percentile*	100%
		At or above 75th percentile*	200%
		*Interimpoints are interpolated
	FINAL AWARD

2013–2015 PSU PROGRAM (PAYABLE IN 2016)

The three-year performance period for PSUs awarded in 2013 ended on December 31, 2015. The final number of shares earned was based on revenue growth and TSR relative to the peer group over the three-year performance period. The final payout determination was made in February of 2016 after a review of the Company’s and peer group’s performance. Revenue growth was at the 24th percentile of the peer group. TSR was at the 82nd percentile of the peer group. This resulted in an overall payout at 100%. TSR (stock price appreciation plus dividends) for the 2013 PSU program was calculated based on a practice predominant among our peer group members for compensation purposes and in accordance with the terms of the plan. The underlying TSR was calculated using a 20-day closing average stock price immediately prior to the beginning of the three-year performance period and the average closing stock price over the last 20 days of that performance period.

Further details are provided in the 2015 Option Exercises and Stock Vested Table.

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Compensation Discussion and Analysis " 2015 Compensation Decisions

Target units and year-end values for PSUs awarded in 2014 and 2015 are included in the Outstanding Equity Awards Table.

Deductibility of Performance-Based Compensation

IRC Section 162(m) generally precludes a public corporation from taking a deduction for compensation in excess of $1,000,000 for its CEO or any of its three next-highest-paid executive officers (other than the Chief Financial Officer), unless certain specific and detailed criteria are satisfied. This limitation does not apply to qualified performance-based compensation.

We review all compensation programs and payments to determine the tax impact on the Company as well as on the executive officers. In addition, we review the impact of our programs against other considerations, such as accounting impact, stockholder alignment, market competitiveness, effectiveness and perceived value to employees. Because many different factors influence a well-rounded, comprehensive executive compensation program, some compensation might not, on some occasions, be deductible under IRC Section 162(m).

The stockholder-approved EIP is designed to allow the Company to issue awards that qualify as performance-based compensation under IRC Section 162(m). See Proposal 2; Approval of Amendment to, and Performance Goals under, the E. I. du Pont de Nemours and Company Equity and Incentive Plan.

We will continue to monitor developments and assess alternatives for preserving the deductibility of compensation payments and benefits to the extent reasonably practicable consistent with our compensation policies and as determined to be in the best interests of DuPont and its stockholders.

2015 NEO TOTAL COMPENSATION SUMMARY

Total 2015 NEO Compensation

The Company and individual performance outlined above resulted in total NEO compensation for 2015 as shown in the table that follows. This table is not intended to be a substitute for the SCT or GPBAT. Base salary is shown as of December 31, 2015. STIP awards and LTI awards for 2015 are reflected in the SCT and GPBAT. The value of LTI awards reflected in this table differs from the value of equity awards shown in the SCT and GPBAT because those tables reflect the probable outcome of the performance conditions for PSUs and reflect the incremental fair value of certain modifications made to outstanding stock options in connection with the Chemours Spin-off. The LTI amounts shown in this table value PSUs at the closing price of DuPont Common Stock on the date of grant, and reflect the value the Committee considered when making LTI awards for 2015.

Name	2015 Base Salary	2015 Final STIP	2015 LTI	TDC	2015 TDC vs 2014 TDC (% change)
E. D. Breen	—	—	$9,961,000	$9,961,000	—
E. J. Kullman	$1,485,000	$759,000	9,250,000	11,494,000	-5%
N. C. Fanandakis	780,000	315,000	2,700,000	3,795,000	3%
J. C. Borel	735,000	297,000	2,300,000	3,332,000	4%
J. C. Collins*	700,000	283,000	1,700,000	2,683,000	—
C. M. Doyle*	525,000	180,000	800,000	1,505,000	—
*	Messrs. Collins and Doyle each received an additional grant of RSUs in July of $3,000,000 to recognize their increase in scope of responsibilities and to provide a stronger alignment of individuals’ personal wealth with overall DuPont share performance. The amounts reflected above do not include the additional grants.

56	Proxy Statement for 2016 Annual Meeting of Stockholders

COMPENSATION OF EXECUTIVE OFFICERS

2015 SUMMARY COMPENSATION TABLE

The following table summarizes the compensation of the NEOs for the fiscal year ending December 31, 2015. The NEOs are DuPont’s CEO, former CEO, and Chief Financial Officer (“CFO”), and the next three most highly compensated executive officers ranked by their total compensation (reduced by the amount of change in pension value and nonqualified deferred compensation earnings) in the 2015 Summary Compensation Table.

Name and Principal Position	Year	Salary(1)	Stock Awards(2)	Option Awards(3)	Non-Equity Incentive Plan Compensation(4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(5)	All Other Compensation(6)	Total ($)
E. D. Breen(7) Chair & Chief Executive Officer	2015	—	$5,521,000	$4,440,000	—	—	$ 11,819	$ 9,972,819

E. J. Kullman Former Chair & Chief Executive Officer	2015	$1,181,250	7,593,207	2,451,306	$759,000	—	287,391	12,272,154
	2014	1,477,833	7,611,149	2,312,508	1,310,000	$1,210,389	408,733	14,330,612
	2013	1,435,000	6,740,550	2,700,001	2,014,000	864,679	398,408	14,152,638
N. C. Fanandakis Executive Vice President & Chief Financial Officer	2015	772,500	2,216,415	712,186	315,000	—	107,505	4,123,606
	2014	758,333	2,057,062	625,012	422,000	180,600	117,030	4,160,037
	2013	716,333	1,423,077	570,005	542,000	425,184	111,450	3,788,049
J. C. Borel Former Executive Vice President	2015	727,500	1,888,093	607,448	297,000	—	99,315	3,619,356
	2014	716,667	1,727,967	525,011	376,000	188,001	112,740	3,646,386
	2013	696,250	1,423,077	570,005	536,000	407,938	108,563	3,741,833
J. C. Collins Executive Vice President	2015	670,833	4,395,579	446,028	283,000	474,963	88,275	6,358,678

C. M. Doyle Executive Vice President	2015	453,333	3,656,855	207,496	180,000	223,565	59,772	4,781,021

(1)	Includes compensation that may have been deferred at the executive’s election. Such amounts are also included in the Nonqualified Deferred Compensation table — “Executive Contributions in 2015” column.
(2)	Represents the aggregate grant date fair value of time-vested RSUs and PSUs computed in accordance with FASB ASC Topic 718. Those values are detailed in the 2015 Grants of Plan-Based Awards table. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair values of the PSUs assuming that the highest level of performance conditions will be achieved are as follows: E. J. Kullman ($10,561,444), N. C. Fanandakis ($3,082,930), J. C. Borel ($2,626,284), J. C. Collins ($1,940,990), and C. M. Doyle ($913,616). In connection with his appointment as Interim Executive Officer, Mr. Breen was granted 100,000 RSUs. In accordance with the terms of the award, these RSUs vested through January 31, 2016 and the remaining third of the initial award was forfeited.

(3)	Represents the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Assumptions used in determining values for 2015 can be found under 2015 Grants of Plan-Based Awards — Grant Date Fair Value of Stock Option Awards.

Amounts in this column also include the incremental fair value of certain modifications made to outstanding stock options in connection with the Chemours Spin-off. Please see 2015 Grants of Plan-Based Awards and Outstanding Equity Awards for additional detail.

(4)	Represents payouts under the cash-based award component (STIP) of the Equity and Incentive Plan (“EIP”) for services performed during 2015. This column includes compensation which may have been deferred at the NEO’s election. Any such amounts will be included in the “Executive Contributions” column of the 2016 Nonqualified Deferred Compensation table.

(5)	This column reports the estimated change in the actuarial present value of an NEO’s accumulated pension benefits and any above-market earnings on nonqualified deferred compensation balances. DuPont does not credit participants in the nonqualified plans with above-market earnings; therefore, no such amounts are reflected here.

(6)	Amounts shown include Company contributions to qualified defined contribution plans and Company contributions to nonqualified defined contribution plans. The amounts also reflect perquisites and personal benefits including financial counseling, personal use of Company automobile and aircraft for Mr. Breen and Ms. Kullman. For a detailed discussion of the items and amounts reported in this column, including a discussion of how the value of personal use of Company aircraft is calculated, refer to the “All Other Compensation” section of the narrative discussion following this footnote.

(7)	Does not include compensation received by Mr. Breen as a non-employee director. See Directors’ Compensation for information regarding compensation Mr. Breen received as a non-employee director.

Proxy Statement for 2016 Annual Meeting of Stockholders	57

Compensation of Executive Officers " 2015 Summary Compensation Table

Narrative Discussion of Summary Compensation Table

Salary

Amounts shown in the “Salary” column of the table above represent base salary earned during 2015. Base salary rate changes for all NEOs (except Mr. Collins) were effective July 1, 2015. Mr. Collins received a base salary increase in November 2014, which was inclusive of his 2015 merit increase. Subsequently, he received an additional base salary increase effective August 1, 2015, to recognize the increase in his scope of responsibilities. Mr. Doyle also received an additional base salary increase effective August 1, 2015, to recognize the increase in his scope of responsibilities. Base salary for 2015 represented on average, 20% of TDC for the other NEOs, which is consistent with the Human Resources and Compensation Committee’s goal of placing emphasis on “at risk” compensation. Mr. Breen did not receive a base salary in 2015. Mr. Breen’s annual base salary for 2016 is $1.5 million.

Stock Awards

Amounts shown in the “Stock Awards” column of the table above represent the aggregate grant date fair value of RSUs and PSUs computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. Refer to 2015 Grants of Plan-Based Awards —Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of stock awards.

Option Awards

Amounts shown in the “Option Awards” column of the table above represent the aggregate grant date fair value of stock options computed in accordance with FASB ASC Topic 718. Refer to 2015 Grants of Plan-Based Awards — Grant Date Fair Value of Stock and Option Awards for a detailed discussion of the grant date fair value of option awards.

Amounts in this column also include the incremental fair value of certain modifications made to outstanding stock options in connection with the Chemours Spin-off. Please see 2015 Grants of Plan-Based Awards and Outstanding Equity Awards for additional detail.

Non-Equity Incentive Plan Compensation

Amounts shown in this column of the table above represent cash-based short-term incentive, or STIP, awards paid for a given year.

Change in Pension Value and Nonqualified Deferred Compensation Earnings

Amounts shown in this column of the table above represent the estimated change in the actuarial present value of accumulated benefits for each of the NEOs at the earlier of either age 65 or the age at which the NEO is eligible for an unreduced pension. Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 (“Long-Term Employee Benefits”) to the Consolidated Financial Statements in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2015. Assumptions are further described in the narrative discussion following the Pension Benefits table.

There were no above-market or preferential earnings during 2015 on nonqualified deferred compensation. Generally, earnings on nonqualified deferred compensation include returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the Company’s RSP plan. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2015 Summary Compensation Table.

Accordingly, all amounts shown in this column reflect the change in the pension value under the Pension Plan and Pension Restoration Plan. The change in pension value represents the change from 2014 to 2015 in the present value of an NEO’s accumulated benefit as of the applicable pension measurement date.

58	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation of Executive Officers " 2015 Summary Compensation Table

All Other Compensation

Amounts shown in the “All Other Compensation” column of the table above include perquisites and personal benefits (if greater than or equal to $10,000); registrant (Company) contributions to qualified defined contribution plans; and registrant (Company) contributions to nonqualified defined contribution plans. The following table details those amounts.

Name	Perquisites and Other Personal Benefits(a)	Registrant Contributions to Qualified Defined Contribution Plans(b)	Registrant Contributions to Nonqualified Defined Contribution Plans(c)
E. D. Breen	$11,819	N/A	N/A
E. J. Kullman	63,178	$23,850	$200,363
N. C. Fanandakis	—	23,850	83,655
J. C. Borel	—	23,850	75,465
J. C. Collins	—	23,850	64,425
C. M. Doyle	—	23,850	35,922

(a)	For Mr. Breen, includes personal use of Company automobile ($300) and personal use of Company aircraft ($11,519). For Ms. Kullman, includes financial counseling ($9,500), personal use of Company automobile ($5,678), and personal use of Company aircraft ($48,000). Approximately 50 percent of the amount reflected in the table for personal use of Company aircraft represents Ms. Kullman’s use of the aircraft to attend the board meetings of other organizations. Consistent with DuPont’s policy, the CEO travels on Company aircraft for business and personal travel. Commercial travel is permitted when the security risk is considered minimal and the Office of the Director of Corporate Security approves it. The amount reflected in this column represents the aggregate incremental cost to DuPont of all personal travel by the CEO on Company aircraft. Incremental cost is calculated based on the variable operating costs to the Company, including fuel, mileage, trip-related maintenance, weather-monitoring costs, crew travel expenses, on-board catering, landing/ramp fees, and other variable costs, which include an allocation of the overall maintenance costs and costs with respect to “deadhead flights” — flights with no passengers that are associated with the CEO’s personal use. Fixed costs that do not change based on usage, such as pilot salaries and the cost of maintenance not related to trips, are excluded.

The benefit associated with personal use of Company aircraft is imputed as income to the CEO at Standard Industry Fare Level (“SIFL”) rates. SIFL rates are determined by the U.S. Department of Transportation. They are used to compute the value of nonbusiness transportation aboard employer-provided aircraft as required by the Internal Revenue Service. SIFL rates are used in the calculation of the income imputed to executives in the event of personal travel on Company aircraft. The CEO does not receive any gross-up for payment of taxes associated with the described benefit.

(b)	Amounts represent DuPont’s match to the RSP on the same basis as provided to U.S. parent company employees. For 2015, the RSP provided a Company match of 100% of the first 6% of the employee’s contribution. Amounts also include an additional Company contribution of 3%.

(c)	Amounts represent DuPont’s match to the Retirement Savings Restoration Plan (“RSRP”) on the same basis as provided to U.S. parent company employees who fall above the applicable Internal Revenue Code (“IRC”) limits. For 2015, the RSRP provided a Company match of 100% of the first 6% of the employee’s eligible contributions. Amounts also include an additional Company contribution of 3% of eligible contributions.

Proxy Statement for 2016 Annual Meeting of Stockholders	59

Compensation of Executive Officers " 2015 Grants of Plan-Based Awards

2015 GRANTS OF PLAN-BASED AWARDS

The following table provides information on STIP awards, stock options, RSUs and PSUs granted in 2015 to each of our NEOs. Awards that were modified in connection with the Chemours Spin-off which resulted in incremental fair value as described in the Narrative Discussion of Grants of Plan-Based Awards Table are also listed. Share information reflects the number of shares granted on a post-spin basis and, for stock options. adjusted exercise prices. The grant date fair value for stock options reflects the value at the time of grant plus any incremental fair value as described in the narrative discussion following the table. For additional information regarding outstanding awards and the impact of adjustments made in connection with the Chemours Spin-off, please see the “Outstanding Equity Awards at December 31, 2015” table. For a complete understanding of the table, refer to the narrative discussion that follows.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units(#)	All Other Option Awards: Number of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards
Name	Grant Date	Thres- hold ($)	Target ($)	Maximum ($)	Thres- hold(#)	Target (#)	Maximum (#)
E. D. Breen	10/6/15							100,000			$5,521,000
	11/6/15								400,000	$66.11	4,440,000
E. J. Kullman	2/4/15	—	$2,376,000	$4,752,000	—	65,083	130,166				5,280,647
	2/4/15							32,542			2,312,560
	2/4/15								206,858	71.06	2,377,981
Awards prior to 2015
Options	2/5/14								175,406	59.65	43,971
Options	2/6/13								271,476	45.72	29,354
N. C. Fanandakis	2/4/15	—	780,000	1,560,000	—	18,998	37,996				1,541,399
	2/4/15							9,499			675,016
	2/4/15								60,380	71.06	694,113
Awards prior to 2015
Options	2/5/14								47,407	59.65	11,877
Options	2/6/13								57,312	45.72	6,196
J. C. Borel	2/4/15	—	735,000	1,470,000	—	16,184	32,368				1,313,068
	2/4/15							8,092			575,025
	2/4/15								51,434	71.06	591,275
Awards prior to 2015
Options	2/5/14								39,822	59.65	9,977
Options	2/6/13								57,312	45.72	6,196
J. C. Collins	2/4/15	—	700,000	1,400,000	—	11,961	23,922				970,489
	2/4/15							5,981			425,037
	2/4/15								38,017	71.06	437,033
	7/29/15							54,094			3,000,053
Awards prior to 2015
Options	2/5/14								28,444	59.65	7,123
Options	2/6/13								17,345	45.72	1,872
C. M. Doyle	2/4/15	—	446,250	892,500	—	5,630	11,260				456,745
	2/4/15							2,816			200,057
	2/4/15								17,891	71.06	205,670
	7/29/15							54,094			3,000,053
Awards prior to 2015
Options	2/5/14								6,321	59.65	1,582
Options	2/6/13								2,262	45.72	244

Narrative Discussion of Grants of Plan-Based Awards Table

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

Amounts shown in this column of the table above represent STIP award opportunities for 2015 under the EIP. A target STIP award is established for each NEO at the beginning of the relevant fiscal year based on a percentage of the NEO’s base salary. The actual STIP payout for NEOs, which can range from 0% to 200% of target, is

60	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation of Executive Officers " 2015 Grants of Plan-Based Awards

based on corporate and total business unit performance and individual performance. Refer to Compensation Discussion and Analysis — 2015 Compensation Decisions — Our Annual Compensation Program — Annual Short-Term Incentives for more details.

Estimated Future Payouts Under Equity Incentive Plan Awards

Amounts shown in this column of the table above represent the potential payout range of PSUs granted in 2015. Vesting is based equally upon corporate after-tax operating earnings relative to target and relative TSR in relation to the predefined peer group. Performance and payouts are determined independently for each metric. At the conclusion of the three-year performance period, the actual award, delivered as DuPont Common Stock, can range from 0% to 200% of the original grant. Dividend equivalents are applied after the final performance determination.

For a discussion of the impact on PSUs of any termination, see Potential Payments Upon Termination or Change in Control.

All Other Stock Awards: Number of Shares of Stock or Units

Amounts shown in this column of the table above represent RSUs granted in 2015 that are paid out in shares of DuPont Common Stock and vest ratably over a three-year period, one-third on each anniversary date. Dividend equivalents are applied and are subject to the same restrictions as the RSUs. For a discussion of the impact on RSUs of any termination, see Potential Payments Upon Termination or Change in Control.

All Other Option Awards: Number of Securities Underlying Options

Amounts shown in this column of the table above represent nonqualified stock options granted in 2015 with a seven-year term and ratable vesting over a three-year period, one-third on each anniversary date. The exercise price of options granted, as shown in the table above, is based on the closing price of DuPont Common Stock on the date of grant and reflects the Chemours Spin-off related adjustments. Awards made prior to 2015 are included to the extent that there was incremental fair value adjustments in 2015 as a result of the Chemours Spin-off as further discussed in the Grant Date Fair Value of stock and option awards narrative below.

For a discussion of the impact on options of any termination, see Potential Payments Upon Termination or Change in Control.

Grant Date Fair Value of Stock and Option Awards

Except with respect to PSUs, amounts shown in this column of the table above reflect the grant date fair value of the equity award computed in accordance with FASB ASC Topic 718. For PSUs, the grant date fair value is based upon the probable outcome of the performance conditions. This amount is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718, excluding the effect of estimated forfeitures. The grant date fair value of the PSUs, subject to the TSR metric, was $94.65, estimated using a Monte Carlo simulation. The grant date fair value of the PSUs, subject to the after-tax operating earnings metric, was based upon the closing price of the underlying DuPont Common Stock as of the grant date, which was $73.74.

The grant date fair value of RSUs reflected in this column is based on the closing price of DuPont Common Stock, of $73.74 for the February 4, 2015, $55.46 for the July 29, 2015, $55.21 for the October 6, 2015, grants.

For purposes of determining the fair value of stock option awards, we use the Black-Scholes option pricing model and the assumptions set forth in the table below. The grant date fair value of options granted on February 4, 2015, was $11.60 and for those granted on November 6, 2015, was $11.10. The Company determines the dividend yield by dividing the current annual dividend on the DuPont Common Stock by the option exercise price. A historical daily measurement of volatility is determined based on the expected life of the option granted. The risk-free interest rate is determined by reference to the yield on an outstanding U.S. Treasury Note with a term equal to the expected life of the option granted. Expected life is determined by reference to the Company’s historical experience.

	2/4/2015	6/30/2015	7/1/2015	11/6/2015
Dividend yield	2.5%	3.0%	2.5%	2.3%
Volatility	22.56%	21.54%	21.54%	21.91%
Risk-free interest rate	1.4%	1.7%	1.7%	1.9%
Expected life (years)	5.3	4.9	4.9	5.3

Proxy Statement for 2016 Annual Meeting of Stockholders	61

Compensation of Executive Officers " 2015 Grants of Plan-Based Awards

In connection with the Chemours Spin-off, certain adjustments were made to outstanding equity awards held by our employees, including NEO’s as described in the Narrative disclosure preceding the Outstanding Equity Awards table. The adjustments were designed to preserve the intrinsic value of each form of equity award. Although these adjustments were intended to preserve the intrinsic value of each type of award, they constituted a modification under ASC Topic 718, which requires a comparison of fair values immediately before and after the Chemours Spin-off. In certain instances, the fair value of equity awards calculated in accordance with ASC Topic 718 immediately after the Chemours Spin-off was higher. As a result, the adjustment resulted in incremental compensation cost for these awards which are reported in this column.

The following table reflects the number of shares initially granted in 2015 prior to the adjustment for the Chemours Spin-off.

		Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)
E. J. Kullman	2/4/15	—	62,721	125,442	31,361	199,354
N. C. Fanandakis	2/4/15	—	18,308	36,616	9,154	58,190
J. C. Borel	2/4/15	—	15,596	31,192	7,798	49,569
J. C. Collins	2/4/15	—	11,527	23,054	5,764	36,638
C. M. Doyle	2/4/15	—	5,425	10,850	2,713	17,242

62	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation of Executive Officers " Outstanding Equity Awards

OUTSTANDING EQUITY AWARDS

In connection with the Chemours Spin-off, certain adjustments were made to outstanding equity awards held by our employees, including the NEOs, as described below:

•	Unvested PSUs, unvested RSUs (including Dividend Equivalent Units (DEUs)) and unvested or vested unexercised Stock Options or Stock Appreciation Rights (SARs) were adjusted to preserve their intrinsic value based on the value of the shares immediately before and after the Chemours Spin-off. PSUs, RSUs and DEUs were rounded up to the nearest whole unit. The number of stock options and SARs were rounded down to the nearest whole value, and the adjusted exercise price was rounded up to the nearest penny. Generally, rounding should result in differences of less than the value of one share, per award.

The following table shows the number of adjusted shares underlying exercisable and unexercisable options and adjusted unvested RSUs and, as applicable, adjusted unearned PSUs held by our NEOs at December 31, 2015. Market or payout values in the table below are based on the closing price of DuPont Common Stock as of that date.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock Held That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock Held That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
E. D. Breen(5)		400,000	$66.11	11/5/22
					52,646	$3,506,194*
E. J. Kullman	210,561		49.97	2/1/18
	248,310		49.90	2/5/19
	180,984	90,492	45.72	2/5/20
	58,469	116,937	59.65	2/4/21
		206,858	71.06	2/3/22
					82,127	5,469,633	142,614	$9,498,092
N. C. Fanandakis	44,920		49.97	2/1/18
	49,487		49.90	2/5/19
	38,208	19,104	45.72	2/5/20
	15,803	31,604	59.65	2/4/21
		60,380	71.06	2/3/22
					50,909	3,390,559	39,953	2,660,870
J. C. Borel	44,920		49.97	2/1/18
	49,487		49.90	2/5/19
	38,208	19,104	45.72	2/5/20
	13,274	26,548	59.65	2/4/21
		51,434	71.06	2/3/22
					19,027	1,267,207	33,786	2,250,148
J. C. Collins	14,009		49.90	2/5/19
	11,563	5,782	45.72	2/5/20
	9,481	18,963	59.65	2/4/21
		38,017	71.06	2/3/22
					111,224	7,407,500	24,535	1,634,031
C. M. Doyle		2,262	45.72	2/5/20
		6,321	59.65	2/4/21
		17,891	71.06	2/3/22
					81,959	5,458,496	9,822	654,145

Proxy Statement for 2016 Annual Meeting of Stockholders	63

Compensation of Executive Officers " Outstanding Equity Awards

(1)	The following table provides an overview of stock options with outstanding vesting dates as of December 31, 2015:

Stock Option Expiration Date	Outstanding Vesting Dates
2/5/2020	Balance vests on February 6, 2016
2/4/2021	Vests equally on February 5, 2016 and 2017
2/3/2022	Vests equally on February 4, 2016, 2017 and 2018
11/5/2022	Vests equally on November 6, 2016, 2017 and 2018

(2)	The following table provides an overview of RSUs, including dividend-equivalent units, with outstanding vesting dates as of December 31, 2015:

Grant Date	Outstanding Vesting Dates
2/6/2012	Balance vests on February 6, 2016
2/6/2013	Balance vests on February 6, 2016
8/6/2013	Balance vests on August 6, 2017
2/5/2014	Vests equally on February 5, 2016 and 2017
2/4/2015	Vests equally on February 4, 2016, 2017, and 2018
7/29/2015	Balance vests on July 29, 2020
*10/6/2015	One-sixth of the balance vested January 31, 2016; The remaining third of the initial award was forfeited

(3)	The following table provides an overview of PSUs with outstanding vesting dates as of December 31, 2015:

Grant Date	Outstanding Vesting Dates
2/5/2014	Performance period ends December 31, 2016
2/4/2015	Performance period ends December 31, 2017

Because the 2013 PSU award payout was at target (100%), the amount required to be shown in this column represents the target number of PSUs payable under outstanding awards (100% of the original grant). The final number of shares earned, if any, will be based on performance on Revenue Growth and TSR in relation to the predefined peer group (at the time of award).

The plan provides for a payout range of 0% to 200% and dividend-equivalent units are applied subsequently to the final performance determination.

(4)	Represents the payout value of outstanding PSUs based on a target (100%) payout. See footnote (3) above.

(5)	Includes RSUs granted to Mr. Breen in his capacity as a non-employee director.

64	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation of Executive Officers " 2015 Option Exercises and Stock Vested

2015 OPTION EXERCISES AND STOCK VESTED

The table below shows the number of shares of DuPont Common Stock acquired upon the exercise of stock options and the vesting of RSUs and PSUs during 2015.

	Option Awards(1)		Stock Awards(2)
Name	Number of Shares Acquired on Exercise (#)	Value Realized Upon Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized Upon Vesting ($)
E. D. Breen	—	—	50,117	$3,314,075
E. J. Kullman	—	—	135,093	8,934,461
N. C. Fanandakis	—	—	30,106	1,988,077
J. C. Borel	—	—	29,533	1,946,706
J. C. Collins	—	—	10,102	672,944
C. M. Doyle	7,057	$142,908	1,651	121,330
(1)	Represents the number of stock options exercised in 2015. The value realized upon exercise is computed by determining the difference between the market price at exercise and the exercise price of the options.

(2)	Represents the number of RSUs vested in 2015. The value realized upon vesting is computed by multiplying the number of units by the value of the underlying shares on the vesting date. Also shows PSUs granted in 2013, which vested on December 31, 2015, and were paid out in March 2016. The value realized upon vesting is computed by multiplying the number of PSUs by the value of the underlying shares on February 29, 2016.

PENSION BENEFITS (AS OF FISCAL YEAR ENDED DECEMBER 31, 2015)

The table below shows the present value of accumulated benefits for the NEOs under the Pension Plan and the Pension Restoration Plan, as of December 31, 2015. For a complete understanding of the table, refer to the narrative discussion that follows.

Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
E. D. Breen(2)	Pension Plan	N/A	N/A	N/A
	Pension Restoration Plan	N/A	N/A	N/A
E. J. Kullman	Pension Plan	27	$1,146,192	—
	Pension Restoration Plan	27	15,700,401	$14,946
N. C. Fanandakis	Pension Plan	37	1,638,341	—
	Pension Restoration Plan	37	6,587,954	—
J. C. Borel	Pension Plan	38	1,710,277	—
	Pension Restoration Plan	38	7,222,323	—
J. C. Collins	Pension Plan	31	1,163,230	—
	Pension Restoration Plan	31	2,671,370	—
C. M. Doyle	Pension Plan	20	514,672	—
	Pension Restoration Plan	20	519,334	—
(1)	The value that an executive will actually receive under these benefit plans will differ to the extent that facts and circumstances vary from the assumptions on which these amounts are based.

(2)	Mr. Breen was hired after December 31, 2006, and is not eligible to participate in the Company’s Pension or Pension Restoration Plans.

Narrative Discussion of Pension Benefits

The NEOs participate in the Pension Plan, a tax-qualified defined benefit pension plan that covers a majority of our U.S. employees, except those hired or rehired after December 31, 2006. The Pension Plan provides employees with a lifetime retirement income based on years of service and the employees’ final average pay near retirement. The normal form of benefit for married individuals is a 50% qualified joint and survivor annuity.

Proxy Statement for 2016 Annual Meeting of Stockholders	65

Compensation of Executive Officers " Pension Benefits

The normal form of benefit for unmarried individuals is a single life annuity, which is actuarially equivalent to the normal form for married individuals. Normal retirement age under the Pension Plan is generally age 65, and benefits are vested after five years of service. Under the provisions of the Pension Plan, employees are eligible for unreduced pensions when they meet one of the following conditions:

•	Age 65 or older with at least five years of service
•	Age 58 with age plus service equal to or greater than 85

An employee who is not eligible for retirement with an unreduced pension is eligible for retirement with a reduced pension if he/she is at least age 50 with at least 15 years of service. His/her pension is reduced by the greater of 5% for every year that his/her age plus service is less than 85 or 5% for every year that his/her age is less than 58. In no event will the reduction exceed 50%. As of December 31, 2015, Messrs. Fanandakis and Borel and Ms. Kullman (at October 2015 retirement date) are eligible for an unreduced pension, and Mr. Collins is eligible for a reduced pension.

The primary pension formula that applies to the NEOs provides a monthly retirement benefit equal to:

(1.5% of Average Monthly Compensation	x	Years of Service through 12/31/07)	-	[	50% of Monthly Primary Social Security Benefit	x	(	Years of Service through 12/31/07	/	Total Years of Service	)]
PLUS
(0.5% of Average Monthly Compensation	x	Years of Service after 12/31/07)	-	[	16.67% of Monthly Primary Social Security Benefit	x	(	Years of Service after 12/31/07	/	Total Years of Service	)]

Average monthly compensation is based on the employee’s three highest-paid years or, if greater, the 36 consecutive highest-paid months. Compensation for a given month includes regular compensation plus one-twelfth of an individual’s STIP award for the relevant year. Other bonuses are not included in the calculation of average monthly compensation.

If benefits provided under the Pension Plan exceed the applicable IRC compensation or benefit limits, the excess benefit is paid under the Pension Restoration Plan, an unfunded nonqualified plan. Effective January 1, 2007, the form of benefit under the Pension Restoration Plan for participants not already in pay status is a lump sum. The mortality tables and interest rates used to determine lump sum payments are the Applicable Mortality Table and the Applicable Interest Rate prescribed by the Secretary of the Treasury in IRC Section 417(e)(3).

The Company does not grant any extra years of credited service for pension benefit purposes.

Key actuarial assumptions for the present value of accumulated benefit calculation can be found in Note 18 (“Long-Term Employee Benefits”) to the Consolidated Financial Statements in DuPont’s Annual Report on Form 10-K for the year ended December 31, 2015. All other assumptions are consistent with those used in the Long-Term Employee Benefits Note, except that the present value of accumulated benefit uses a retirement age at which the NEO may retire with an unreduced benefit under the Pension Plan. The valuation method used for determining the present value of the accumulated benefit is the traditional unit credit cost method.

66	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation of Executive Officers " Nonqualified Deferred Compensation

NONQUALIFIED DEFERRED COMPENSATION

The following table provides information on DuPont’s defined contribution or other plans that provide for deferrals of compensation on a basis that is not tax-qualified. For a complete understanding of the table, refer to the narrative discussion that follows.

	Executive Contributions in 2015(1)	Registrant Contributions in 2015(2)	Aggregate Earnings in 2015(3)	Aggregate Withdrawals / Distributions in 2015	Aggregate Balance as of 12/31/2015(4)
E. D. Breen
RSRP	N/A	N/A	N/A	N/A	N/A
Deferred STIP	N/A	N/A	N/A	N/A	N/A
Deferred LTI	N/A	N/A	N/A	N/A	N/A
Management Deferred Compensation Plan	N/A	N/A	N/A	N/A	N/A
E. J. Kullman
RSRP	$133,575	$200,363	$93,158	$724,885	$4,430,571
Deferred STIP	—	—	(35,296)	664,298	—
Deferred LTI	—	—	(16,400)	308,665	—
Management Deferred Compensation Plan	—	—	—	—	—
N. C. Fanandakis
RSRP	55,770	83,655	19,116	—	1,065,665
Deferred STIP	—	—	—	—	—
Deferred LTI	—	—	(3,439)	—	55,416
Management Deferred Compensation Plan	—	—	—	—	—
J. C. Borel
RSRP	50,310	75,465	27,549	—	1,761,607
Deferred STIP	—	—	(84,826)	—	1,366,806
Deferred LTI	—	—	(151,722)	—	2,444,691
Management Deferred Compensation Plan	—	—	1,393	—	72,654
J. C. Collins
RSRP	42,950	64,425	9,683	—	577,024
Deferred STIP	—	—	—	—	—
Deferred LTI	—	—	—	—	—
Management Deferred Compensation Plan	—	—	—	—	—
C. M. Doyle
RSRP	23,948	35,922	248	—	72,677
Deferred STIP	—	—	—	—	—
Deferred LTI	—	—	—	—	—
Management Deferred Compensation Plan	—	—	—	—	—
(1)	Base salary deferred under the RSRP and Management Deferred Compensation Plan (“MDCP”) for each of the NEOs is reported as 2015 compensation to such NEOs in the 2015 Summary Compensation Table. Those amounts are: E. J. Kullman, $74,250; N. C. Fanandakis, $38,700; J. C. Borel, $36,450; J. C. Collins, $33,750; and C. M. Doyle, $23,200.

(2)	The amounts in this column represent matching contributions made under the RSRP, which are also included in the 2015 Summary Compensation Table.

(3)	Earnings represent returns on investments in seven core investment alternatives, interest accruals on cash balances, DuPont Common Stock returns, and dividend reinvestments. Interest is accrued on cash balances based on a rate that is traditionally less than 120% of the applicable federal rate, and dividend equivalents are accrued at a non-preferential rate. In addition, the other core investment alternatives are a subset of the investment alternatives available to all employees under the RSP. Accordingly, these amounts are not considered above-market or preferential earnings for purposes of, and are not included in, the 2015 Summary Compensation Table.

Proxy Statement for 2016 Annual Meeting of Stockholders	67

Compensation of Executive Officers " Nonqualified Deferred Compensation

(4)	The table below reflects amounts reported in the aggregate balance at last fiscal year-end that were previously reported as compensation to the NEO in DuPont’s Summary Compensation Table for previous years.

Name	RSRP	Deferred STIP	Deferred LTI	MDCP	TOTAL
E. J. Breen	—	—	—	—	—
E. J. Kullman	$3,028,993	—	—	—	$3,028,993
N. C. Fanandakis	811,249	—	—	—	811,249
J. C. Borel	882,424	—	—	$60,035	942,459
J. C. Collins	—	—	—	—	—
C. M. Doyle	—	—	—	—	—

Narrative Discussion of the Nonqualified Deferred Compensation Table

DuPont offers several nonqualified deferred compensation programs under which participants voluntarily elect to defer some portion of base salary, STIP, or LTI awards until a future date. Deferrals are credited to an account and earnings are calculated thereon in accordance with the applicable investment option or interest rate. With the exception of the RSRP, there are no Company contributions or matches. The RSRP was adopted to restore Company contributions that would be lost due to IRC limits on compensation that can be taken into account under DuPont’s tax-qualified savings plan. Amounts shown in the Nonqualified Deferred Compensation Table as Deferred STIP or Deferred LTI represent deferrals of short- and long-term awards prior to the adoption of the MDCP in May 2008.

The following provides an overview of the various deferral options as of December 31, 2015.

Base Salary

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($265,000 in 2015) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her base salary. DuPont does not match base salary deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for base salary deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

STIP

Under the RSRP, an NEO can elect to defer eligible compensation (generally, base salary plus STIP) that exceeds the regulatory limits ($265,000 in 2015) in increments of 1% up to 6%. DuPont matches participant contributions on a dollar-for-dollar basis up to 6% of eligible pay. DuPont also makes an additional contribution of 3% percent of eligible compensation. Participant investment options under the RSRP mirror the options available under the qualified plan. Distributions may be made in the form of a lump sum or annual installments after separation from service.

Under the MDCP, an NEO can elect to defer the receipt of up to 60% of his/her STIP award. DuPont does not match STIP deferrals under the MDCP. Participants may select from among seven core investment options under the MDCP for STIP deferrals, including DuPont Common Stock units with dividend equivalents credited as additional stock units. In general, distributions may be made in the form of a lump sum at a specified future date prior to separation from service or a lump sum or annual installments after separation from service.

LTI

Under the MDCP, an NEO can elect to defer the receipt of 100% of his/her LTI awards (RSUs and/or PSUs). DuPont does not match LTI deferrals under the MDCP. LTI deferrals under the MDCP are in the form of DuPont Common Stock units with dividend equivalents credited as additional stock units.

68	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation of Executive Officers " Potential Payments Upon Termination or Change in Control

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

As described in the CD&A, the Company adopted a Senior Executive Severance Plan in 2013. For a description of the plan, see Components of Our Executive Compensation Program — Change in Control Severance Benefits. Potential payments under the plan are reflected in the table that follows. The table also includes potential payments under the EIP. The treatment of benefits under each plan on termination or change in control is detailed in the footnotes to the table.

The following information does not quantify payments under plans that are generally available to all salaried employees, similarly situated to the NEOs in age, years of service, date of hire, etc., and that do not discriminate in scope, terms, or operation in favor of executive officers. For example, all participating employees who terminated on December 31, 2015, are entitled to receive any STIP awards under the EIP for 2015. See also the Pension Benefits and Nonqualified Deferred Compensation tables and accompanying narrative discussions for benefits or balances, as the case may be, under those plans as of December 31, 2015.

Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different. Factors that could affect those amounts include the timing during the year of any such event, DuPont’s stock price and the executive’s age.

If an individual engages in misconduct, we may demand that he/she repay any long-term or short-term incentive award, or cash payments received as a result of such an award, within 10 days following written demand by DuPont. See the discussion How We Manage Compensation Risk — Compensation Recovery Policy (Clawbacks).

Proxy Statement for 2016 Annual Meeting of Stockholders	69

Compensation of Executive Officers " Potential Payments Upon Termination or Change in Control

For the CEO and other NEOs, the benefits that would become payable upon termination of employment, death, disability, or change in control as of December 31, 2015, are outlined below, based on DuPont’s closing stock price of $66.60 (as reported on the New York Stock Exchange) on that date. Ms. Kullman retired as of October 16, 2015. Accordingly, for her, all columns in the table below other than “Retirement” show “N/A”. Ms. Kullman’s amounts are based on DuPont’s closing stock price of $57.27 on the date of her retirement.

	Form of Compensation(1)	Voluntary or For Cause(2)	Termination Due to Lack of Work(3)	Retirement(4)	Death(5)	Disability(3)	Change in Control(6)
E. D. Breen	Base/STIP						—
	Options	—	—	$196,000	$130,667	—	$196,000
	RSU	—	—	—	3,353,243	$3,353,243	3,353,243
	PSU	—	—	—	—	—	—
E. D. Breen Total		—	—	196,000	3,483,910	3,353,243	3,549,243
E. J. Kullman	Base/STIP						N/A
	Options	—	N/A	1,045,277	N/A	N/A	N/A
	RSU	—	N/A	4,677,223	N/A	N/A	N/A
	PSU	—	N/A	4,095,711	N/A	N/A	N/A
E. J. Kullman Total		—	N/A	9,818,212	N/A	N/A	N/A
N. C. Fanandakis	Base/STIP						3,120,000
	Options	—	$508,669	618,421	618,421	508,669	618,421
	RSU	—	3,390,559	1,442,027	3,390,559	3,390,559	3,390,559
	PSU	—	1,278,245	1,278,245	1,278,245	1,278,245	3,768,095
N. C. Fanandakis Total		—	5,177,473	3,338,693	5,287,225	5,177,473	7,777,075
J. C. Borel	Base/STIP						2,940,000
	Options	—	491,108	583,304	583,304	491,108	583,304
	RSU	—	1,267,207	1,267,207	1,267,207	1,267,207	1,267,207
	PSU	—	1,078,310	1,078,310	1,078,310	1,078,310	3,357,373
J. C. Borel Total(7)		—	2,836,625	2,928,821	2,928,821	2,836,625	5,207,884
J. C. Collins	Base/STIP						280,000
	Options	—	186,586	N/A	252,444	186,586	252,444
	RSU	—	4,446,161	N/A	7,407,500	7,407,500	7,407,500
	PSU	—	778,430	N/A	778,430	778,430	1,969,162
J. C. Collins Total		—	5,411,176	N/A	8,438,375	8,372,516	9,629,107
J. C. Collins Tax Reimbursement(8)		—	—	—	—	—	2,681,558
C. M. Doyle	Base/STIP						1,942,500
	Options	—	69,181	N/A	91,136	69,181	91,136
	RSU	—	3,977,792	N/A	5,458,496	5,458,496	5,458,496
	PSU	—	292,940	N/A	292,940	292,940	654,145
C. M. Doyle Total		—	4,339,913	N/A	5,842,572	5,820,617	6,203,777
C. M. Doyle Tax Reimbursement(8)		—	—	—	—	—	3,057,277
(1)	Since 2012, the award agreements for stock options, RSUs and PSUs contain restrictive covenants that may result in forfeiture of unvested stock options, RSUs and PSUs upon a breach of confidentiality, nonsolicitation and noncompetition obligations during employment and after termination of employment (for a period of one year for nonsolicitation and noncompetition).
(2)	Upon voluntary termination or termination for cause, the various Company plans and programs provide for forfeiture of all unvested stock options, RSUs and PSUs. To the extent that an NEO is retirement-eligible, unvested stock options, RSUs and/or PSUs are treated as if the NEO has retired.
(3)	Upon termination for lack of work or disability:
•	Vested options may be exercised during the one-year period following termination. During the one-year period, options continue to become exercisable in accordance with the three-year vesting schedule, as if the employee had not separated from service. Amount shown represents the in-the-money value of those options that would vest within the one-year period following December 31, 2015.

•	RSUs that are awarded as part of the annual award to eligible employees are automatically vested and paid out. Special or one time awards are forfeited upon a termination for lack of work. Upon disability, special or one time RSU awards are automatically vested and paid out. Amount shown for termination due to lack of work represents the value of regular annual RSUs as of December 31, 2015. Amount shown for disability represents the value of all RSUs as of December 31, 2015.

•	PSUs remain subject to original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2015.

To the extent that an NEO is retirement-eligible, unvested stock options, RSUs and/or PSUs are treated as if the NEO has retired.

70	Proxy Statement for 2016 Annual Meeting of Stockholders

Compensation of Executive Officers " Potential Payments Upon Termination or Change in Control

(4)	Upon retirement, NEOs are treated as if they had not separated from service and:

•	Options continue vesting in accordance with the three-year vesting schedule. Amount shown represents the in-the-money value of unvested options as of December 31, 2015.

•	Restrictions on the regular annual RSUs lapse on the original schedule. Special or one time RSU awards are forfeited. Amount shown represents the value of regular annual RSUs as of December 31, 2015.

•	PSUs are subject to the original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value of PSUs as of December 31, 2015.

•	As of December 31, 2015, Messrs. Collins & Doyle were not retirement eligible under the EIP.

Regardless of the above, any retirement within six months of the grant date results in forfeiture of the award.

(5)	Upon death:

•	Options are fully vested and exercisable and expire two years following death or at the end of the original term, whichever is shorter. Amount shown represents the in-the-money value of unvested options as of December 31, 2015.

•	All RSUs are automatically vested and paid out. Amount shown represents the value of all RSUs as of December 31, 2015.

•	PSUs remain subject to the original performance period, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2015.

(6)	Upon change in control:

•	For awards granted between 2008 and 2011, treatment is as follows:

•	Stock options become fully vested and exercisable. Amount shown represents the in-the-money value of unvested options as of December 31, 2015.

•	Restrictions on all RSUs lapse. Amount shown represents the value of all RSUs as of December 31, 2015.

•	PSUs are paid at target, prorated for the number of months of service completed during the performance period. Amount shown represents the prorated target value as of December 31, 2015.

•	Treatment for awards made in 2012 and after varies depending on whether the Company is the surviving entity and, if not, whether the awards are assumed by an acquiring entity. Values shown in the table above assume that the Company is not the surviving entity and the acquiring entity does not assume or otherwise provide for continuation of the awards.

•	Options are immediately vested and cancelled in exchange for payment in an amount equal to (i) the excess of the fair market value per share of the stock subject to the award immediately prior to the change in control over the exercise or base price per share of stock subject to the award multiplied by (ii) the number of shares granted. Amount shown represents the in-the-money value of unvested options as of December 31, 2015.

•	RSUs are immediately vested and all restrictions lapse. Awards cancelled in exchange for a payment equal to the fair market value per share of the stock subject to the award immediately prior to the change in control multiplied by the number of shares granted. Amount shown represents the value of all RSUs as of December 31, 2015.

•	PSUs are converted into time-vested RSUs at target, without proration and treated consistently with time-vested awards as described above. Amount shown represents the target value as of December 31, 2015.

In the event that the company is the surviving entity, or the acquiring entity assumes or otherwise provides for continuation of the awards, all stock options and RSUs remain in place or substitute awards are issued. PSUs are converted into time-vested RSUs at target, without proration and treated consistently with time-vested awards.

Upon termination without cause or termination for good reason within two years after a change in control, all awards vest in full. Options remain exercisable for two years, or the original expiration date, whichever first occurs.

Regardless of the foregoing, any termination within six months of the grant date results in forfeiture of the award.

Under the Senior Executive Severance Plan, a change in control must occur and the executive’s employment must be terminated within two years following the change in control, either by the Company without cause or the executive for good reason (often called a “double trigger”). Benefits provided under the plan include: (i) lump sum cash payment equal to two times (three times for the CEO) the sum of the executive’s base salary and target annual bonus; (ii) a lump sum cash payment equal to the pro-rated portion of the executive’s target annual bonus for the year of termination; and (iii) continued health and dental benefits, financial counseling, tax preparation services and outplacement services for two years (three years for the CEO) following the date of termination.

(7)	Mr. Borel is a party to a special agreement made in connection with his retirement from DuPont. For additional information, see “Compensation Discussion and Analysis — How We Determine Executive Compensation — Other Compensation Arrangements with NEOs.”

(8)	Upon a change in control, if applicable, the tax reimbursement represents a payment in respect of amounts subject to the excise tax under Section 4999 of the Code such that, on a net after-tax basis, the executive would be in the same position as if no such excise tax had been imposed.

Proxy Statement for 2016 Annual Meeting of Stockholders	71

Proposal    MANAGEMENT PROPOSAL TO APPROVE, BY ADVISORY VOTE, EXECUTIVE COMPENSATION

Congress adopted Section 14A of the Securities Exchange Act of 1934, as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Under this regulation, the Board is giving our stockholders an annual opportunity to approve on an advisory, or non-binding, basis, the compensation of our named executive officers, as disclosed in this Proxy Statement. The Board of Directors recommends that you vote “FOR” this proposal.

DuPont’s executive compensation programs are discussed in detail in the CD&A. Our executive compensation programs are designed to attract, motivate, reward and retain the high quality executives necessary for Company leadership and accomplishment of our strategies. The following principles guide the design and administration of those compensation programs:

•  • •   There should be a strong link between pay and performance.

•  • •   Executives’ interests should be aligned with stockholders’ interests.

• • • Programs	should reinforce business strategies and drive long-term sustained stockholder value.

Our executive programs are structured so that at least 80% of targeted TDC is at risk, and fluctuates with our financial results and share price. We believe this motivates executives to consider the impact of their decisions on stockholder value.

Our annual incentive plan is structured to create a strong link to our financial and operational performance by rewarding annual performance on EPS, revenue growth and cash flow.

The long-term incentive program includes performance measures such as long-term revenue growth and TSR in addition to stock price appreciation to assure executive alignment with stockholders.

In 2015, our compensation actions closely paralleled our Company’s performance, as shown in the table below and in the CD&A.

Short-Term Performance vs. Short-Term Incentive Payments
• Operating EPS(1) was down 18%
• Revenue was down 12%
• Our performance resulted in a 14-point decrease in the NEO average short-term (annual) incentive payout factor (54% of target in 2014 to 40% of target in 2015)

Long-Term Performance vs. Long-Term Performance based Payments (PSU)
• 24th percentile rank of the peer group for revenue growth
• 82nd percentile rank of the peer group for TSR
• Our performance in revenue growth and TSR(2) over three-year performance period resulted in PSU payouts at target

(1)	See Appendix B for additional information regarding these and other non-GAAP Financial measures.

(2)	TSR (stock price appreciation plus dividends) for the 2013 PSU program was calculated based on a practice predominant among our peer group members for compensation purposes and in accordance with the terms of the plan. The underlying TSR was calculated using a 20-day closing average stock price immediately prior to the beginning of the three-year performance period and the average closing stock price over the last 20 days of that performance period.

The Board’s executive compensation practices are the result of the comprehensive process outlined in the CD&A. The Committee considers a broad number of facts and circumstances in finalizing NEO pay decisions, including business results, market competitiveness, peer group competitiveness, pay equity multiples, tally sheets, experience and individual performance.

72	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 4 " Management Proposal to Approve, by Advisory Vote, Executive Compensation

The Committee also regularly reviews DuPont’s compensation programs to assess whether those programs are motivating the desired behaviors while driving DuPont’s performance and encouraging the appropriate levels of risk-taking.

Last year, approximately ninety-six percent (96%) of stockholders who voted approved the compensation of our NEOs.

Because they do not support our guiding principles, we do NOT offer our executive officers the following: employment agreements (except for newly hired executives when there is a demonstrated business need); tax gross-ups (other than in connection with relocation benefits) and, effective in December 2015 and in limited circumstances, in connection with a qualifying termination in connection with a change in control (for additional information, see Compensation Discussion and Analysis — Components of Our Executive Compensation Program – Change in Control Severance Benefits.); supplemental executive retirement plans; additional years of credited service in pension plans; stock option repricing or repurchase of underwater stock options for cash.

PROPOSAL 4: MANAGEMENT PROPOSAL TO APPROVE, BY ADVISORY VOTE, EXECUTIVE COMPENSATION

The Board of Directors Recommends that you vote “FOR” the following resolution:

RESOLVED that the stockholders approve, on an advisory basis, the NEO compensation disclosed in this Proxy Statement in accordance with Securities and Exchange Commission’s rules on compensation disclosure, including the CD&A, the compensation tables and any related material disclosed in this Proxy Statement.

This vote is advisory in nature, which means that it is not binding on the Company, its Board of Directors or the Human Resources and Compensation Committee. However, the Human Resources and Compensation Committee fully intends to give meaningful and careful consideration to the vote results and is committed to take any actions it deems necessary or appropriate in light of those results.

Proxy Statement for 2016 Annual Meeting of Stockholders	73

STOCKHOLDER PROPOSALS

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal    STOCKHOLDER PROPOSAL ON EMPLOYEE BOARD ADVISORY POSITION

The International Brotherhood of DuPont Workers, P.O. Box 10, Waynesboro, VA, 22980, owner of 60 shares of DuPont common stock, has given notice that it will introduce the following resolution and statement in support thereof:

Resolved: That the stockholders of E.l. Du Pont de Nemours & Company, assembled in annual meeting in person and by proxy, hereby request that the Board of Directors give consideration, after taking into account the wishes of a vote of the stockholders, to the creation of an advisory position to the Board of Directors and such advisory position to be filled by a current DuPont wage roll employee who is serving as a representative of the employees at his or her plant site.

Stockholders’ Statement

At present, the Board is made up of individuals who, generally speaking, serve as high-ranking corporate officers for other companies.

What they are all lacking, however, is what this proposal would offer — the experience of a DuPont wage roll employee, someone who is actually working in one of their factories and, as a representative of employees, is familiar with many of the issues that impact the success of the Company.

One area of particular concern for DuPont is safety. In 2015, four employees were killed at the LaPorte, Texas plant due to a toxic chemical leak. In 2010, one employee was killed at the Belle, West Virginia plant when a steel hose that was carrying phosgene gas burst open. Later that same year a welder was killed at the Buffalo, New York plant in an explosion.

In July 2015, OSHA placed DuPont in its Severe Violator Enforcement Program. The program concentrates resources on inspecting employers who have demonstrated indifference towards creating a safe and healthy workplace by committing willful or repeated violations and/or failing to abate known hazards.

This wage roll employee, serving as a representative of the employees at his or her site, would be able to advise the Board with knowledge and insight that is not now present on the Board, with the result that the Board could make more informed decisions.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote “AGAINST” this proposal

The Board of Directors has open access to management of the Company on all issues affecting the business, its employees, and the communities in which it operates. The Board agrees that the safety of its operations is critical to those stakeholders. DuPont’s business operations are subject to extensive federal and state safety laws and regulations, and the Company currently has in place extensive systems and procedures designed to ensure continuous improvement in the Company’s safety performance.

The Environmental Policy and Safety Committee of the Board of Directors (“EP&S”) is charged with assisting the Board of Directors in fulfilling its oversight responsibilities in the assessment of effectiveness of programs and initiatives that support the Safety, Health and Environment (SHE), Product Stewardship (PS&R), and Sustainability programs of the Company. Our directors, both through the EP&S Committee as well as the full Board, have access to management members responsible for safety and for process safety management. This management assists in planning the EP&S Committee meeting agendas, routinely attends EP&S Committee meetings and presents safety metrics, safety reports and critical data to the directors. The EP&S Committee also reviews root cause learnings shared from major incidents. Members of the Board of Directors visit our plants, tour the facilities and speak to plant leaders, particularly with regard to safety practices.

74	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 5 Stockholder Proposal on Employee Board Advisory Position " Position of the Board of Directors

Safety is intrinsic to the Company’s operations and the Board of Directors receives regular updates with regard to safety at DuPont. Employees have many open channels through which they are encouraged to communicate with their management and voice their concerns about safety and other issues.

For the foregoing reasons, the Board believes that a wage employee advisor role to the Board is not necessary.

PROPOSAL 5.	The Board of Directors recommends that you vote “AGAINST” this proposal:
STOCKHOLDER PROPOSAL ON EMPLOYEE BOARD ADVISORY POSITION
AGAINST

STOCKHOLDER PROPOSALS

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

Proposal    STOCKHOLDER PROPOSAL ON SUPPLY CHAIN DEFORESTATION IMPACT

Clean Yield Asset Management, c/o 6 Curtis Street, Salem, MA, 01970, on behalf of J. Bruce Bell, owner of $2,000 or more worth of DuPont common stock, has given notice that it will introduce the following resolution and statement in support thereof:

DuPont is one of the world’s largest chemical companies. Palm oil, soy, sugar and wood pulp are considered major commodities sourced for a variety of DuPont products and nearly half of Dupont’s main properties are related to agriculture. Globally, demand for these commodities is fueling deforestation.

Only about 20% of the world’s original forests remain undisturbed. The Intergovernmental Panel on Climate Change, the leading international network of climate scientists, has concluded that global warming is “unequivocal” and that land use, mainly deforestation, is the second major source of human-caused CO2 emissions. The U.S. Environmental Protection Agency has determined that greenhouse gases threaten Americans’ health and welfare.

Climate change impacts from deforestation, poor forest management and human rights violations in the palm oil supply chain can be reduced through independent third party certification schemes, and monitoring of supply chains.

Key stakeholder groups now expect corporate action on forest conservation. CDP’s forest disclosure program, backed by 298 financial institutions managing over $19 trillion, asks corporations to report on how their activities and supply chains contribute to deforestation and how those impacts are being managed. Major companies, including Cargill, Wilmar International, Unilever, and over 30 others, have announced comprehensive “no deforestation” commitments.

Over thirty of the world’s biggest companies, including S.C. Johnson, Barclays, Cargill, Deutsche Bank and Lloyd’s, signed on to the New York Declaration on Forests, a declaration endorsing a global timeline to cut natural forest loss in half by 2020 and end deforestation by 2030.

DuPont discloses some information on its purchases of certified palm oil, but provides no information on the forest impact of its soy, wood pulp and sugar purchases. Even with its limited disclosure on palm oil, proponents believe that DuPont faces potential reputational and operational risks.

RESOLVED: Shareholders request the Board to prepare a public report, at reasonable cost and omitting proprietary information, by November 1, 2016, describing how DuPont is assessing the company’s supply chain impact on deforestation and the company’s plans to mitigate these risks.

Proxy Statement for 2016 Annual Meeting of Stockholders	75

Proposal 6 Stockholder Proposal on Supply Chain Deforestation Impacts  " Position of the Board of Directors

Stockholder’s Statement

Meaningful indicators of how DuPont is managing deforestation risks would include:

•	A company-wide policy on deforestation,
•	The percentage of purchases of palm oil, soy, sugar and wood pulp that are·traceable to suppliers verified by credible third parties as not engaged in deforestation, expansion into peatlands or natural forests, with clear goals for each commodity,
•	Results of audits to ensure raw materials in its supply chain are traceable and verified as not contributing to deforestation, and
•	Identification of certification systems and programs that the company uses to ensure sustainable sourcing of each of these commodities.

DuPont’s energy efficiency and greenhouse gas-reducing products boosted revenue from $100 million in 2007 to $2.5 billion in 2013. Heightened attention to the climate impacts of our company’s commodities sourcing policies is warranted to ensure consistency with the positive climate impacts of these product lines, as well as the operational reductions of greenhouse gas emissions achieved by DuPont in the last decade.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote “AGAINST” this proposal

The Board of Directors agrees that identification of and comprehensive disclosure of potential risks, including those related to its supply chain, is of critical importance to stockholders and other constituencies. The Company currently has in place procedures designed to ensure that issues are surfaced, addressed, and publically communicated. The Board therefore believes that the concerns raised in the proposal are already being satisfied.

Specifically related to the identification and communication of potential sustainability issues in its supply chain, the Company has in the place the following:

1.    Effective governance of environmental sustainability issues.    DuPont was one of the first publicly traded companies to appoint a Chief Sustainability Officer (CSO). The CSO works with Company function and business leaders to identify and manage environmental sustainability issues. The CSO also regularly engages with the Environmental Policy and Safety Committee (EPSC), a committee to the Board of Directors responsible for reviewing the company’s environmental and safety policies and practices. The EPSC, which generally meets at least 3 times a year, reports regularly to the Board of Directors on its findings, recommendations, and any other matters the EPSC deems appropriate.

2.    Public position statements and policies on environmental sustainability issues.    DuPont maintains a public website with position and policy statements representing DuPont’s informed views and opinions on industry-related issues at http://www.dupont.com/corporate-functions/sustainability/performance-reporting/sustainability-reports.html. This website includes Company position statements related to environmental sustainability, including several relevant to the concerns raised in the proposal. Specifically, the company makes available its positions on the United Nations Global Compact, Climate Change, Biodiversity, Balancing the Needs for Sustainable Food & Energy, and Sustainable Development/Local Sustainability.

3.    Comprehensive voluntary disclosure on environmental sustainability issues.    DuPont maintains a public website for its voluntary sustainability reporting at http://www.dupont.com/corporate-functions/sustainability/performance-reporting/sustainability-reports.html. Materials available on this website include the Company’s recent CDP climate and water surveys; annual Sustainability Progress Report, which details progress against the Company’s corporate sustainability goals, and; a Global Reporting Initiative (GRI) report, which provides detailed information about all aspects of the Company’s environmental and social performance, including those relevant to the concerns raised in the proposal. Specifically, the Company GRI report includes information on our approaches to emissions management, biodiversity, agricultural productivity, sustainable palm oil, and supply chain sustainability.

4.    Progressive supply chain sustainability leadership and management practices.    To improve and enhance the sustainability of its supply chains, the Company recently became one of the first U.S.-based companies to join Together for Sustainability (TfS). The purpose of TfS is to develop and implement a global audit program to assess and improve sustainability practices within the supply chains of the chemical industry. As part of this program, DuPont has engaged a third party assessor to help engage with and

76	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 6 Stockholder Proposal on Supply Chain Deforestation Impacts  " Position of the Board of Directors

monitor the performance of its suppliers in more than 20 areas of sustainability, including emissions, biodiversity, and land use. This supplier sustainability program is intended to enhance and supplement the Supplier Code of Conduct, available at http://www.dupont.com/content/dam/assets/corporate-functions/our-approach/sustainability/Supplier_Code_of_Conduct_Jan16.pdf and the expectation that suppliers adhere to the DuPont Code of Conduct, available at http://www.dupont.com/content/dam/dupont/corporate/our-company/our-company-landing/documents/DuPont_CoC_English.pdf which includes a commitment to environmental stewardship. We also expect our suppliers to adhere to all applicable laws and regulations, including those such as REACH for Europe and other parts of the world. Results from our supply chain sustainability activities are published each year in our submissions to CDP surveys and in our annual GRI report. Information related to the results of the expanded supply chain sustainability program described above will be provided in future reports as appropriate.

5.    Effective management of and sustainability goals related to high priority raw materials.    For example, the Company continues to make progress on sustainable emulsifiers as part of a commitment that began in 2004 with early support for the Roundtable on Sustainable Palm Oil (RSPO). DuPont was the first in the industry to offer RSPO-certified sustainable emulsifiers from a Mass Balance (MB) source in 2009, and in 2011 brought the first products from a Segregated (SG) supply chain to the market. The Company’s goal is to source all palm-based raw materials as certified sustainable palm oil. Progress against this goal, as well as additional information related to relevant raw materials identified in the Proposal, will be made available in the Company’s 2016 GRI report when it is published later this year.

In addition to the risk management and supply chain activities described above, DuPont also recognizes that with a population of 9 billion expected by 2050, it is an imperative to balance increasing needs for energy and food with the need to responsibly steward diminishing resources. DuPont believes one of the most important ways it is encouraging responsible land use is by developing and providing solutions that improve the productivity of land use in areas that are already cultivated and that reduce food waste or spoilage later in the value chain.

For the foregoing reasons, the Board of Directors believes that the report requested by the Proposal is unnecessary.

PROPOSAL 6.	The Board of Directors recommends that you vote “AGAINST” this proposal:
STOCKHOLDER PROPOSAL ON SUPPLY CHAIN DEFORESTATION IMPACT
AGAINST

Proxy Statement for 2016 Annual Meeting of Stockholders	77

STOCKHOLDER PROPOSALS

The Board welcomes open dialogue on the topic presented in the following stockholder proposal. This proposal may contain inaccurate assertions or other errors, which the Board has not attempted to correct. However, the Board has thoroughly considered the proposal and recommends a vote as set forth below.

PROPOSAL    STOCKHOLDER PROPOSAL ON ACCIDENT RISK REDUCTION REPORT

The United Steelworkers, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union (USW), Five Gateway Center, Pittsburgh, PA owner of 80 shares of DuPont common stock, has given notice that it will introduce the following resolution and statement in support thereof:

RESOLVED: Shareholders of E. I. Du Pont de Nemours and Company (DuPont) urge the Board of Directors to report by the 2017 annual meeting, at reasonable cost and excluding proprietary and personal information, on the steps DuPont has taken to reduce the risk of accidents. The report should describe the Board’s oversight of Process Safety Management, staffing levels, inspection and maintenance of facilities and other equipment.

Stockholders’ Statement

On November 14, 2014, the DuPont Crop Protection unit in LaPorte, TX had an accidental leak of 24,000 pounds of the toxic gas methyl mercaptan that claimed the lives of four DuPont employees. In 2010, one worker was killed when a steel hose carrying phosgene gas burst in Belle, WV and later that year, a welder perished in an explosion at the Buffalo, NY facility.1

The financial fallout from these accidents was also significant. DuPont had initial fines totaling $372,000 issued by OSHA for the LaPorte accident. The Company also was initially fined $43,000 in the Belle fatality and $61,500 for the fatality in Buffalo (this fine was eventually reduced to $49,000).2

From January 2010 through June 2015, DuPont has had nearly $850,000 in initial OSHA fines for 97 violations — most categorized as ‘Serious’, with a number listed as ‘Willful’ and ‘Repeat.3 In July 2015, DuPont LaPorte was placed in the “severe violator enforcement program” by OSHA where it will remain for the next three years.4

An important segment of DuPont’s revenue is its workplace safety consulting business — DuPont Sustainable Solutions. Therefore, it is troubling from a reputational standpoint when an OSHA assistant director stated, “DuPont promotes itself as having a ‘world-class safety’ culture and even markets its safety expertise to other employers, but these four preventable workplace deaths and the very serious hazards we uncovered at this facility are evidence of a failed safety program.”5

In its September 2015 interim investigation report on the LaPorte fatalities, the Chemical Safety and Hazard Investigation Board (CSB) recommended the Company address several key Health and Safety issues:6

•	Inherently Safer Design Review
•	Ensure Manufacturing Building is Safe for Workers
•	Ensure Relief System Design is Safe for Workers and the Public
•	Perform More Robust Process Hazard Analysis
•	Ensure Active Workforce Participation
•	Public Transparency and Accountability

The CSB safety recommendations — especially regarding public transparency and accountability are critical for DuPont’s shareholders. Large corporations, such as ExxonMobil or Dow, frequently provide shareholders with ready access to essential Health and Safety data on their websites, Annual Reports or in Sustainability Reports. Our Company does not.

[1]	CSB Public Meeting; DuPont LaPorte Investigation Update; 7/22/2015

[2]	www.osha.gov

[3]	Ibid

[4]	Mordock, Jeff; “Feds add DuPont to severe violator program”; Wilmington News Journal; 7/13/2015

[5]	OSHA news release; “Deaths of four workers prompts deeper look at DuPont Safety Practices”; www.osha.gov; 7/9/2015

[6]	CSB Interim Recommendations; DuPont LaPorte, Texas Chemical Facility Toxic Chemical Release; 9/30/2015

78	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 7 " Stockholder Proposal on Accident Risk Reduction Report

While DuPont frequently assures shareholders that safety is a “Core Value”, the recent fatal accidents, coupled with many other violations indicate an alarming pattern that must be altered. The threat of another catastrophic event is a significant and material risk for shareholders, which requires a higher level of transparency than currently exists.

POSITION OF THE BOARD OF DIRECTORS

The Board of Directors recommends that you vote “AGAINST” this proposal

DuPont agrees that the safety of its operations is critical to its employees, community and the Company. DuPont’s business operations are subject to extensive federal and state safety laws and regulations, and the Company currently has in place extensive systems and procedures designed to ensure continuous improvement in the Company’s safety performance. The Board of Directors therefore believes that the concerns raised in the proposal are already being addressed.

Safety and health are core values for DuPont, and the Company is committed to continuously improving its practices in these areas. For example, DuPont participates in the American Chemistry Council’s Responsible Care program. This program is a comprehensive health, safety, security and environmental performance improvement initiative. As a part of this program, Responsible Care companies commit to systematic, continuous improvement in process safety. DuPont undergoes certification by an independent, accredited auditor to assure the Responsible Care structure and system are in place to measure, manage and verify performance.

The Board of Directors, including the Chief Executive Officer, are informed about pertinent safety and health issues. The Company’s safety systems and policies are in place and actions are taken to implement these policies. The Environmental Policy and Safety Committee assists the Board of Directors in fulfilling its oversight responsibilities by assessing the effectiveness of programs and initiatives that support its Safety, Health and Environment (SHE), Product Stewardship (PS&R), and Sustainability programs of the Company.

Safety is intrinsic to the Company’s operations. The Company already makes safety and health data available in several different contexts. The Company publicly reports worker safety and process safety data via the Responsible Care website. Safety and health performance data is also provided in the Company’s Global Reporting Initiative Report, which is available on its website at dupont.com. Corporate and site level safety and health statistics are also shared with Company employees. The Company must balance transparency on safety and health matters with the need to safeguard proprietary information that is central to the Company’s operations. Public reporting of information regarding process safety management oversight, inspection and maintenance of Company facilities, and staffing levels, as is suggested by the proposal, could provide an advantage to the Company’s competitors.

For the foregoing reasons, the Board believes that the report requested by the proposal is not necessary.

PROPOSAL 7:	The Board of Directors recommends that you vote “AGAINST” this proposal:
STOCKHOLDER PROPOSAL ON ACCIDENT RISK REDUCTION REPORT
AGAINST

Other Matters. The Board of Directors knows of no other proposals that may properly be presented for consideration at the meeting but, if other matters do properly come before the meeting, the persons named in the proxy will vote your shares according to their best judgment.

Proxy Statement for 2016 Annual Meeting of Stockholders	79

Proposal 7 " Forward-looking Statements

FORWARD-LOOKING STATEMENTS

This proxy statement contains “forward-looking statements” within the meaning of the federal securities laws, including Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed transaction and the anticipated benefits thereof. Forward-looking statements are not guarantees of future performance and are based on certain assumptions and expectations of future events which may not be realized. Forward-looking statements also involve risks and uncertainties, many of which are beyond the company’s control. Some of the important factors that could cause the company’s actual results to differ materially from those projected in any such forward-looking statements are: fluctuations in energy and raw material prices; failure to develop and market new products and optimally manage product life cycles; ability to respond to market acceptance, rules, regulations and policies affecting products based on biotechnology and, in general, for products for the agriculture industry; outcome of significant litigation and environmental matters, including realization of associated indemnification assets, if any; failure to appropriately manage process safety and product stewardship issues; changes in laws and regulations or political conditions; global economic and capital markets conditions, such as inflation, interest and currency exchange rates; business or supply disruptions; security threats, such as acts of sabotage, terrorism or war, natural disasters and weather events and patterns which could affect demand as well as availability of products for the agriculture industry; ability to protect and enforce the Company’s intellectual property rights; successful integration of acquired businesses and separation of underperforming or non-strategic assets or businesses; and risks related to the agreement entered on December 11, 2015, with The Dow Chemical Company pursuant to which the companies have agreed to effect an all-stock merger of equals, including the completion of the proposed transaction on anticipated terms and timing, the ability to fully and timely realize the expected benefits of the proposed transaction and risks related to the intended business separations contemplated to occur after the completion of the proposed transaction. Important risk factors relating to the proposed transaction and intended business separations include, but are not limited to, (i) the completion of the proposed transaction on anticipated terms and timing, including obtaining shareholder and regulatory approvals, anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the new combined company’s operations and other conditions to the completion of the merger, (ii) the ability of Dow and DuPont to integrate the business successfully and to achieve anticipated synergies, risks and costs and pursuit and/or implementation of the potential separations, including anticipated timing, any changes to the configuration of businesses included in the potential separation if implemented, (iii) the intended separation of the agriculture, material science and specialty products businesses of the combined company post-mergers in one or more tax efficient transactions on anticipated terms and timing, including a number of conditions which could delay, prevent or otherwise adversely affect the proposed transactions, including possible issues or delays in obtaining required regulatory approvals or clearances, disruptions in the financial markets or other potential barriers, (iv) potential litigation relating to the proposed transaction that could be instituted against Dow, DuPont or their respective directors, (v) the risk that disruptions from the proposed transaction will harm Dow’s or DuPont’s business, including current plans and operations, (vi) the ability of Dow or DuPont to retain and hire key personnel, (vii) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the merger, (viii) uncertainty as to the long-term value of DowDuPont common stock, (ix) continued availability of capital and financing and rating agency actions, (x) legislative, regulatory and economic developments, (xi) potential business uncertainty, including changes to existing business relationships, during the pendency of the merger that could affect Dow’s and/or DuPont’s financial performance, (xii) certain restrictions during the pendency of the merger that may impact Dow’s or DuPont’s ability to pursue certain business opportunities or strategic transactions and (xiii) unpredictability and severity of catastrophic events, including, but not limited to, acts of terrorism or outbreak of war or hostilities, as well as management’s response to any of the aforementioned factors. These risks, as well as other risks associated with the proposed merger, are more fully discussed in the joint proxy statement/

80	Proxy Statement for 2016 Annual Meeting of Stockholders

Proposal 7 " Forward-looking Statements

prospectus included in the preliminary registration statement on Form S-4 filed with the SEC in connection with the proposed merger. While the list of factors presented here is, and the list of factors presented in the preliminary registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. Unlisted factors may present significant additional obstacles to the realization of forward-looking statements. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on Dow’s or DuPont’s consolidated financial condition, results of operations, credit rating or liquidity. Neither Dow nor DuPont assumes any obligation to publicly provide revisions or updates to any forward-looking statements regarding the proposed transaction and intended business separations, whether as a result of new information, future developments or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

The Company undertakes no duty to publicly revise or update any forward-looking statements as a result of future developments, new information or otherwise, should circumstances change, except as otherwise required by securities and other applicable laws.

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APPENDIX A TO 2016 PROXY STATEMENT

DIRECTOR NOMINATION PROCESS

The purpose and responsibilities of the Corporate Governance Committee, described in the Committee’s Charter (available on our website at www.dupont.com), include recommending to the Board nominees for election as directors. The Committee’s members are independent under the Board’s Corporate Governance Guidelines and the NYSE standard.

The Committee considers potential candidates suggested by Board members, as well as management, stockholders and others. The Committee has engaged a director recruitment firm to assist in identifying and evaluating potential candidates.

The Board’s Corporate Governance Guidelines describe qualifications for directors. Directors are selected based on their integrity and character; sound, independent judgment; breadth of experience, insight and knowledge; business acumen; and significant professional accomplishment. Leadership skills, scientific or technology expertise, familiarity with issues affecting global businesses in diverse industries, prior government service, and diversity are among the relevant criteria, which will vary over time depending on the needs of the Board. Additionally, directors are expected to be willing and able to devote the necessary time, energy and attention to assure diligent performance of their responsibility.

When considering candidates for nomination, the Committee takes into account these factors to assure that new directors have the highest personal and professional integrity, have demonstrated exceptional ability and judgment and will be most effective, in conjunction with other directors, in serving the long-term interest of all stockholders. The Committee will not nominate for election as a director a partner, member, managing director, executive officer or principal of any entity that provides accounting, consulting, legal, investment banking or financial advisory services to DuPont.

The Committee will consider candidates for director suggested by stockholders, applying the factors for potential candidates described above and taking into account the additional information described below. Stockholders wishing to suggest a candidate for director should write to the Corporate Secretary and include:

• • •	A statement that the writer is a stockholder of record (or providing appropriate support of ownership of DuPont stock);
• • •	The name of and contact information for the candidate;
• • •	A statement of the candidate’s business and educational experience;
• • •	Information regarding each of the factors described above in sufficient detail to enable the Committee to evaluate the candidate;
• • •	A statement detailing any relationship between the candidate and any customer, supplier or competitor of DuPont or any other information that bears on potential conflicts of interest, legal considerations or a determination of the candidate’s independence;
• • •	Information concerning service as an employee, officer or member of a board of any charitable, educational, commercial or professional entity;
• • •	Detailed information about any relationship or understanding between the proposing stockholder and the potential candidate; and
• • •	A statement by the potential candidate that s/he is willing to be considered and to serve as a director if nominated and elected.

Once the Committee has identified a prospective candidate, the Committee makes an initial determination as to whether to conduct a full evaluation of the candidate. This initial determination is based on whatever information is provided to the Committee with the recommendation of the prospective candidate, as well as the Committee’s own knowledge of the prospective candidate. This may be supplemented by inquiries to the person making the recommendation or others. The preliminary determination is based primarily on the likelihood that the prospective nominee can satisfy the factors described above. If the Committee determines, in consultation with the Chair of the Board and other Board members as appropriate, that further consideration is warranted, it may gather additional information about the prospective nominee’s background and experience.

Proxy Statement for 2016 Annual Meeting of Stockholders	A-1

The Committee also considers other relevant factors as it deems appropriate, including the current composition of the Board and specific needs of the Board to assure its effectiveness. In connection with this evaluation, the Committee determines whether to interview the prospective nominee. One or more members of the Committee and other directors, as appropriate, may interview the prospective nominee in person or by telephone. After completing this evaluation, the Committee concludes whether to make a recommendation to the full Board for its consideration.

A-2	Proxy Statement for 2016 Annual Meeting of Stockholders

APPENDIX B TO 2016 PROXY STATEMENT

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

(Dollars in millions, except per share amounts)

Management believes the use of certain non-GAAP measures are meaningful to investors because they provide insight with respect to operating results of the company. These measures are not recognized in accordance with generally accepted accounting principles (GAAP) and should not be viewed as an alternative to GAAP measures of performance. Furthermore, these measures may not be consistent with similar measures used by other companies. Reconciliations of non-GAAP measures to GAAP are provided below.

Reconciliation of Operating Earnings

Year ended December 31,	2015
Income from continuing operations before income taxes (GAAP)	$2,591
Add: Significant items charge	453
Add: Non-operating pension and other postretirement employee benefit (OPEB) costs(1)	397
Operating Earnings before income taxes (Non-GAAP)	$3,441
Add: Corporate expenses	573
Add: Interest expense	322
Less: Net exchange gains	93
Segment Operating Earnings	$4,243
Add: Performance Chemicals operating earnings for the six months ended June 30, 2015	242
Add: Net operating losses - Pharma / Nonaligned businesses	86
Business Unit Operating Earnings (Non-GAAP)	$4,571
(1)	Year to date December 31, 2015 includes a $23 million after-tax exchange loss on foreign pension balances.

Reconciliation of Operating EPS

	Six months ended	Year ended December 31,
	December 31, 2015	2015	2014	2013
EPS from continuing operations (GAAP)	$(0.12)	$2.09	$3.39	$2.34
Add: Significant items charge (benefit) included in EPS	0.37	0.39	(0.12)	0.40
Add: Non-operating pension and OPEB costs included in EPS	0.15	0.29	0.09	0.38
Operating EPS (Non-GAAP)	$0.40	$2.77	$3.36	$3.12

Reconciliation of Operating EPS, including Performance Chemicals

Six months ended June 30, 2015
EPS (GAAP)	$2.15
Add: Significant items charge included in EPS	0.23
Add: Non-operating pension and OPEB costs included in EPS	0.14
Operating EPS including Performance Chemicals (Non-GAAP)	$2.52

Proxy Statement for 2016 Annual Meeting of Stockholders	B-1

Reconciliation of Adjusted Cash Flow from Operations

Year ended December 31,	2015
Cash provided by operating activities (GAAP)	$2,316
Add: Cash paid for income taxes	885
Add: Cash paid for interest	341
Add: Cash contributions / benefit payments to the Company’s pension and OPEB plans	545
Add: Corporate adjustments	27
Adjusted Cash Flow from Operations (Non-GAAP)	$4,114

B-2	Proxy Statement for 2016 Annual Meeting of Stockholders

APPENDIX C TO 2016 PROXY STATEMENT

AMENDED AND RESTATED E. I. DU PONT DE NEMOURS AND COMPANY EQUITY AND INCENTIVE PLAN

Proxy Statement for 2016 Annual Meeting of Stockholders	C-1

E. I. du Pont de Nemours and Company

Equity and Incentive Plan

(as last amended March 14, 2016)*

Pending approval of DuPont Stockholders

C-2	Proxy Statement for 2016 Annual Meeting of Stockholders

Section	Page

Proxy Statement for 2016 Annual Meeting of Stockholders	C-3

E. I. du Pont de Nemours and Company

Equity and Incentive Plan

1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

The purposes of the Equity and Incentive Plan of E. I. du Pont de Nemours and Company are to attract, motivate and retain (a) employees of the Company and any Subsidiary and Affiliate, (b) independent contractors who provide significant services to the Company, any Subsidiary or Affiliate and (c) nonemployee directors of the Company, any Subsidiary or any Affiliate. The Plan is also designed to encourage stock ownership by such persons, thereby aligning their interest with those of the Company’s stockholders and to permit the payment of compensation that qualifies as performance-based compensation under Section 162(m) of the Code. Pursuant to the provisions hereof, there may be granted stock options (including “incentive stock options” and “nonqualified stock options”), and other stock-based awards, including but not limited to restricted stock, restricted stock units, dividend equivalents, performance units, Stock Appreciation Rights (payable in cash or shares) and other long-term stock-based or cash-based Awards. Notwithstanding any provision of the Plan, to the extent that any Award would be subject to Section 409A of the Code, no such Award may be granted if it would fail to comply with the requirements set forth in Section  409A of the Code and any regulations or guidance promulgated thereunder.

2. DEFINITIONS.

For purposes of the Plan, the following terms shall be defined as set forth below:

(a)	“Affiliate” means an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

(b)	“Award” means individually or collectively, a grant under the Plan of Options, Restricted Stock, Restricted Stock Units or Other Stock-Based Awards or Other Cash-Based Awards.

(c)	“Award Terms” means any written agreement, contract, or other instrument or document evidencing an Award.

(d)	“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

(e)	“Board” means the Board of Directors of the Company.

(f)	“Cause” shall have the meaning set forth in the Grantee’s employment or other agreement with the Company, any Subsidiary or any Affiliate, if any, provided that if the Grantee is not a party to any such employment or other agreement or such employment or other agreement does not contain a definition of Cause, then Cause shall mean (i) the willful and continued failure of the Grantee to perform substantially the Grantee’s duties with the Company or any Subsidiary or Affiliate (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Grantee by the employing Company, Subsidiary or Affiliate that specifically identifies the alleged manner in which the Grantee has not substantially performed the Grantee’s duties, or (ii) the willful engaging by the Grantee in illegal conduct or misconduct that is injurious to the Company or any Subsidiary or Affiliate, including without limitation any breach of the Company’s Code of Business Conduct or other applicable ethics policy.

(g)	“Change in Control” shall have the meaning set forth in Section 7(b) hereof.

(h)	“Code” means the Internal Revenue Code of 1986, as amended from time to time.

(i)	“Committee” means the Compensation Committee of the Board . Unless otherwise determined by the Board, the Committee shall be comprised solely of directors who are (a) “nonemployee directors” under Rule 16b-3 of the Exchange Act, (b) “outside directors” under Section 162(m) of the Code and (c) “independent directors” pursuant to New York Stock Exchange requirements.

(j)	“Company” means E. I. du Pont de Nemours and Company, a corporation organized under the laws of the State of Delaware, or any successor corporation.

(k)	“Covered Employee” shall have the meaning set forth in Section 162(m)(3) of the Code.

(l)	“Disability” means that a Grantee is considered to be disabled within the meaning of the applicable Company benefit plan.

(m)	“Effective Date” means the date that the Plan was adopted by the Board.

C-4	Proxy Statement for 2016 Annual Meeting of Stockholders

(n)	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and as now or hereafter construed, interpreted and applied by regulations, rulings and cases.

(o)	“Excise Tax” shall have the meaning set forth in Section 7(d) hereof.

(p)	“Fair Market Value” means, with respect to Stock or other property, the fair market value of such Stock or other property determined by such methods or procedures as shall be established from time to time by the Committee. Unless otherwise determined by the Committee in good faith, the per share Fair Market Value of Stock as of a particular date shall mean, (i) the closing sales price per share of Stock on the national securities exchange on which the Stock is principally traded, for the date of grant, or (ii) if the shares of Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Stock in such over-the-counter market for the last preceding date on which there was a sale of such Stock in such market, or if the shares of Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine in good faith.

(q)	“Full Value Award” means any Award, other than an Option or Stock Appreciation Right, which Award is settled in Stock.

(r)	“Good Reason” means (i) a material diminution in the Grantee’s base compensation, (ii) a material diminution in the Grantee’s authority, duties, or responsibilities, or (iii) a material change in the geographic location at which the Grantee must perform his/her services for the Company.

(s)	“Grantee” means a person who, as an employee of or independent contractor or nonemployee director with respect to the Company, a Subsidiary or an Affiliate, has been granted an Award under the Plan.

(t)	“ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Section 422 of the Code.

(u)	“NQSO” means any Option that is designated as a nonqualified stock option.

(v)	“Option” means a right, granted to a Grantee under Section 6(b)(i), to purchase shares of Stock. An Option may be either an ISO or an NQSO.

(w)	“Other Cash-Based Award” means an Award granted to a Grantee under Section 6(b)(iv) hereof, including cash awarded as a bonus or upon the attainment of Performance Goals or otherwise as permitted under the Plan.

(x)	“Other Stock-Based Award” means an Award granted to a Grantee pursuant to Section 6(b)(iv) (and to the extent applicable Section 6(b)(i)) hereof, that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock including but not limited to performance units, Stock Appreciation Rights (payable in cash or shares) or dividend equivalents, each of which may be subject to the attainment of Performance Goals or a period of continued employment or other terms and conditions as permitted under the Plan.

(y)

“Performance Goals” means performance goals based on one or more of the following criteria: (i) earnings including operating income, earnings before or after taxes, earnings before or after interest, depreciation, amortization, or extraordinary or special items or book value per share (which may exclude nonrecurring items); (ii) pre-tax income or after-tax income; (iii) earnings per common share (basic or diluted); (iv) operating profit; (v) revenue, revenue growth or rate of revenue growth; (vi) return on assets (gross or net), return on investment, return on capital, or return on equity; (vii) returns on sales or revenues; (viii) operating expenses; (ix) stock price appreciation; (x) cash flow, free cash flow, cash flow return on investment (discounted or otherwise), net cash provided by operations, or cash flow in excess of cost of capital; (xi) implementation or completion of critical projects or processes; (xii) economic value created; (xiii) cumulative earnings per share growth; (xiv) operating margin or profit margin; (xv) common stock price or total stockholder return; (xvi) cost targets, reductions and savings, productivity and efficiencies; (xvii) strategic business criteria, consisting of one or more objectives based on meeting specified market penetration, geographic business expansion, customer satisfaction, employee satisfaction, human resources management, supervision of litigation, information technology, and goals relating to acquisitions, divestitures, joint ventures and similar transactions, and budget comparisons; (xviii) personal professional objectives, including any of the foregoing performance goals, the implementation of policies and plans, the negotiation of transactions, the development of long-term

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business goals, formation of joint ventures, research or development collaborations, and the completion of other corporate transactions; and (xix) any combination of, or a specified increase in, any of the foregoing. Where applicable, the Performance Goals may be expressed in terms of attaining a specified level of the particular criteria or the attainment of a percentage increase or decrease in the particular criteria, and may be applied to one or more of the Company, a Subsidiary or Affiliate, or a division or strategic business unit of the Company, or may be applied to the performance of the Company relative to a market index, a group of other companies or a combination thereof, all as determined by the Committee. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be made (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur). Each of the foregoing Performance Goals shall be determined in accordance with generally accepted accounting principles, if applicable, and shall be subject to certification by the Committee; provided that, to the extent an Award is intended to satisfy the performance-based compensation exception to the limits of Section 162(m) of the Code and then to the extent consistent with such exception, the Committee shall have the authority to make equitable adjustments to the Performance Goals in recognition of unusual or non-recurring events affecting the Company or any Subsidiary or Affiliate or the financial statements of the Company or any Subsidiary or Affiliate, in response to changes in applicable laws or regulations, or to account for items of gain, loss or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to the disposal of a segment of a business or related to a change in accounting principles.

(z)	“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof and the rules thereunder, except that such term shall not include (1) the Company or any Subsidiary corporation, (2) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary corporation, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, or (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

(aa)	“Plan” means this E. I. du Pont de Nemours and Company Equity and Incentive Plan, as amended from time to time.

(bb)	“Plan Year” means a calendar year.

(cc)	“Restricted Stock” means an Award of shares of Stock to a Grantee under Section 6(b)(ii) that may be subject to certain restrictions and to a risk of forfeiture.

(dd)	“Restricted Stock Unit” means a right granted to a Grantee under Section 6(b)(iii) of the Plan to receive Stock or cash at the end of a specified period, which right may be subject to the attainment of Performance Goals in a period of continued employment or other terms and conditions as permitted under the Plan.

(ee)	“Rule 16b-3” means Rule 16b-3, as from time to time in effect promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act, including any successor to such Rule.

(ff)	“Stock” means shares of common stock, par value $0.30 per share, of the Company.

(gg)	“Stock Appreciation Right” or “SAR” means an Other Stock-Based Award, payable in cash or stock, that entitles a Grantee upon exercise to the excess of the Fair Market Value of the Stock underlying the Award over the base price established in respect of such Stock.

(hh)	“Subsidiary” means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of granting of an Award, each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

(ii)	“Total Payments” shall have the meaning set forth in Section 7(d) hereof.

3. ADMINISTRATION.

(a)	The Plan shall be administered by the Committee or, at the discretion of the Board, the Board, provided that any Award to the Chairman of the Board shall be subject to ratification by the

C-6	Proxy Statement for 2016 Annual Meeting of Stockholders

Board. In the event the Board is the administrator of the Plan, references herein to the Committee shall be deemed to include the Board. The Board may from time to time appoint a member or members of the Committee in substitution for or in addition to the member or members then in office and may fill vacancies on the Committee however caused. The Committee shall choose one of its members as chairman and shall hold meetings at such times and places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum and any action may be taken by a majority of those present and voting at any meeting. The Board or the Committee may delegate to the Board’s Special Stock Performance Committee or any successor thereto the ability to grant Awards to employees who are not subject to potential liability under Section 16(b) of the 1934 Act with respect to transactions involving equity securities of the Company at the time any such delegated authority is exercised. Subject to the provisions of applicable law the Board may also delegate to one or more officers, acting alone or together with one or more members of the Board, authority to grant awards to such employees, subject, however, to prescribed limits set forth in the resolution of the Board delegating such authority.

(b)	The decision of the Committee as to all questions of interpretation and application of the Plan shall be final, binding and conclusive on all persons. The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the power and authority either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including without limitation, the authority to grant Awards, to determine the persons to whom and the time or times at which Awards shall be granted, to determine the type and number of Awards to be granted, the number of shares of Stock to which an Award may relate and the terms, conditions, restrictions and Performance Goals relating to any Award; to determine Performance Goals no later than such time as is required to ensure that an underlying Award which is intended to comply with the requirements of Section 162(m) of the Code so complies; to determine whether, to what extent, and under what circumstances an Award may be settled, canceled, forfeited, accelerated, exchanged, or surrendered (provided that, unless approved by the Company’s stockholders, no Award shall be settled, canceled, forfeited, exchanged or surrendered in exchange or otherwise in consideration for a new Award with a value in excess of the value of such settled, canceled, forfeited, exchanged or surrendered Award); to make adjustments in the terms and conditions (including Performance Goals) applicable to Awards; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of the Award Terms (which need not be identical for each Grantee); and to make all other determinations deemed necessary or advisable for the administration of the Plan. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any Award Terms granted hereunder in the manner and to the extent it shall deem expedient to carry the Plan into effect and shall be the sole and final judge of such expediency. No Committee member (or member of the Management Committee) shall be liable for any action or determination made with respect to the Plan or any Award.

4. ELIGIBILITY.

(a)	Awards may be granted to officers, independent contractors, employees and nonemployee directors of the Company or of any of its Subsidiaries and Affiliates; provided, that ISOs shall be granted only to employees (including officers and directors who are also employees) of the Company, its parent or any of its Subsidiaries.

(b)	No ISO shall be granted to any employee of the Company, its parent or any of its Subsidiaries if such employee owns, immediately prior to the grant of the ISO, stock representing more than 10% of the voting power or more than 10% of the value of all classes of stock of the Company or a parent or a Subsidiary, unless the purchase price for the stock under such ISO shall be at least 110% of its Fair Market Value at the time such ISO is granted and the ISO, by its terms, shall not be exercisable more than five years from the date it is granted. In determining the stock ownership under this paragraph, the provisions of Section 424(d) of the Code shall be controlling.

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5. STOCK SUBJECT TO THE PLAN.

(a)	The maximum number of shares of Stock reserved for the grant or settlement of Awards under the Plan (the “Share Limit”) shall be 110,000,000 and shall be subject to adjustment as provided herein; provided that each share in excess of 30,000,000 issued under the Plan pursuant to a Full Value Award shall be counted against the foregoing Share Limit as four and one-half shares for every one share actually issued in connection with such Award. (For example, if 32,000,000 shares of Restricted Stock are granted under this Plan, 39,000,000 shall be charged against the Share Limit in connection with that Award.) The aggregate number of shares of Stock made subject to Awards granted during any fiscal year to any single individual shall not exceed 3,000,000. Determinations made in respect of the limitation set forth in the preceding sentence shall be made in a manner consistent with Section 162(m) of the Code. Such shares may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Company in the open market, in private transactions or otherwise. If any shares subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares to the Grantee, the shares of stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan. Notwithstanding the foregoing, shares of Stock that are exchanged by a Grantee or withheld by the Company as full or partial payment in connection with any Award under the Plan, as well as any shares of Stock exchanged by a Grantee or withheld by the Company or any Subsidiary to satisfy the tax withholding obligations related to any Award under the Plan, shall not be available for subsequent Awards under the Plan. Upon the exercise of any Award granted in tandem with any other Awards, such related Awards shall be canceled to the extent of the number of shares of Stock as to which the Award is exercised and, notwithstanding the foregoing, such number of shares shall no longer be available for Awards under the Plan. Upon the exercise of a SAR, the total number of shares subject to such SAR shall not again be available for Awards under the Plan.

(b)	The aggregate value of all Awards that may be granted during any fiscal year to an individual nonemployee director may not exceed (i) $500,000 in value (such value computed as of the date of grant in accordance with applicable financial accounting rules), plus (ii) an additional $500,000 in value for one-time Awards to a newly appointed or elected nonemployee director.

(c)	Except as provided in an Award Terms or as otherwise provided in the Plan, in the event that the Committee shall determine that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, Stock split, reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, affects the Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Grantees under the Plan, then the Committee shall make such equitable changes or adjustments as it deems necessary or appropriate to any or all of (i) the number and kind of shares of Stock or other property (including cash) that may thereafter be issued in connection with Awards or the total number of Awards issuable under the Plan, (ii) the number and kind of shares of Stock or other property issued or issuable in respect of outstanding Awards, (iii) the exercise price, grant price or purchase price relating to any Award, (iv) the Performance Goals and (v) the individual limitations applicable to Awards; provided that, with respect to ISOs, any adjustment shall be made in accordance with the provisions of Section 424(h) of the Code and any regulations or guidance promulgated thereunder, and provided further that no such adjustment shall cause any Award hereunder which is or becomes subject to Section 409A of the Code to fail to comply with the requirements of such section.

6. SPECIFIC TERMS OF AWARDS.

(a)

General. The term of each Award shall be for such period as may be determined by the Committee. Subject to the terms of the Plan and any applicable Award Terms, payments to be made by the Company or a Subsidiary or Affiliate upon the grant, maturation, or exercise of an Award may be made in such forms as the Committee shall determine at the date of grant or thereafter, including, without limitation, cash, Stock, or other property, and may be made in a single payment or transfer, in installments, or, subject to the requirements of Section 409A of the Code, on a deferred basis. Notwithstanding any other provision of the Plan, in no event shall any Award (exclusive of an Other

C-8	Proxy Statement for 2016 Annual Meeting of Stockholders

Cash-Based Award or an Award made to a nonemployee director and except as may be provided in Section 7 hereof) vest or otherwise become exercisable or payable in less than six months from the date of its grant, with the exception of the following termination provisions as described in the Award Terms, which are related to death, total and permanent disability, divestiture to entity less than 50% owned by DuPont or lack of work.

(b)	Awards. The Committee is authorized to grant to Grantees the following Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards.

(i)	Options and SARs. The Committee is authorized to grant Options and SARs to Grantees on the following terms and conditions:

(A)	The Award Terms evidencing the grant of an Option under the Plan shall designate the Option as an ISO or an NQSO.

(B)	The exercise or base price per share of Stock underlying under an Option or SAR shall be determined by the Committee, but in no event shall the exercise or base price of an Option or SAR per share of Stock be less than the Fair Market Value of a share of Stock as of the date of grant of such Option or SAR. The purchase price of Stock as to which an Option is exercised shall be paid in full at the time of exercise; payment may be made in cash, which may be paid by check, or other instrument acceptable to the Company, or, with the consent of the Committee, in shares of Stock, valued at the Fair Market Value on the date of exercise (including shares of Stock that otherwise would be distributed to the Grantee upon exercise of the Option), or if there were no sales on such date, on the next preceding day on which there were sales or (if permitted by the Committee and subject to such terms and conditions as it may determine) by surrender of outstanding Awards under the Plan, or the Committee may permit such payment of exercise price by any other method it deems satisfactory in its discretion. In addition, subject to applicable law and pursuant to procedures approved by the Committee, payment of the exercise price may be made through the sale of Stock acquired on exercise of the Option, valued at Fair Market Value on the date of exercise, sufficient to pay for such Stock (together with, if requested by the Company, the amount of federal, state or local withholding taxes payable by Grantee by reason of such exercise). Any amount necessary to satisfy applicable federal, state or local tax withholding requirements shall be paid promptly upon notification of the amount due. The Committee may permit such amount of tax withholding to be paid in shares of Stock previously owned by the employee, or a portion of the shares of Stock or cash, as applicable that otherwise would be distributed to such employee upon exercise of an Option or SAR, or a combination of cash and shares of such Stock.

(C)	Options and SARs shall be exercisable over the exercise period (which shall not exceed ten years from the date of grant), at such times and upon such conditions as the Committee may determine, as reflected in the Award Terms; provided that, the Committee shall have the authority to accelerate the exercisability of any outstanding Option or SAR at such time and under such circumstances as it, in its sole discretion, deems appropriate. An Option or SAR may be exercised to the extent of any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Committee or its designated agent. No partial exercise may be made for less than one hundred (100) full shares of Stock.

(D)	Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Options or SARs granted to such Grantee, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the applicable Award Terms, but in no event following the expiration of their term. The treatment of any Option or SAR that is unexercisable as of the date of such termination shall be as set forth in the applicable Award Terms.

(E)	Options or SARs may be subject to such other conditions including, but not limited to, restrictions on transferability of, or provisions for recovery of, the shares acquired upon

Proxy Statement for 2016 Annual Meeting of Stockholders	C-9

exercise of such Options or SARs (or proceeds of sale thereof), as the Committee may prescribe in its discretion or as may be required by applicable law.

(ii)	Restricted Stock.

(A)	The Committee may grant Awards of Restricted Stock, alone or in tandem with other Awards under the Plan, subject to such restrictions, terms and conditions, as the Committee shall determine in its sole discretion and as shall be evidenced by the applicable Award Terms (provided that any such Award is subject to the vesting requirements described herein). The vesting of a Restricted Stock Award granted under the Plan may be conditioned upon the completion of a specified period of employment or service with the Company or any Subsidiary or Affiliate, upon the attainment of specified Performance Goals, and/or upon such other criteria as the Committee may determine in its sole discretion. Notwithstanding the foregoing, if the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment, relates exclusively to the passage of time and continued employment, such time period shall not be less than 36 months for the entire Award, with no portion of the Award vesting before 12 months from the date of the Award, subject to Sections 6(b)(ii)(E) and 7. If the vesting condition for any Full Value Award (including Award of Restricted Stock), excluding any Full Value Award made to a Grantee upon commencement of his employment, relates to the attainment of specified Performance Goals, such Full Value Award shall vest over a performance period of not less than one (1) year, subject to Sections 6(B)(ii)(E) and 7.

(B)	The Committee shall determine the price, which, to the extent required by law, shall not be less than par value of the Stock, to be paid by the Grantee for each share of Restricted Stock or unrestricted stock or stock units subject to the Award. Each Award Terms with respect to such stock award shall set forth the amount (if any) to be paid by the Grantee with respect to such Award and when and under what circumstances such payment is required to be made.

(C)	Except as provided in the applicable Award Terms, no shares of Stock underlying a Restricted Stock Award may be assigned, transferred, or otherwise encumbered or disposed of by the Grantee until such shares of Stock have vested in accordance with the terms of such Award.

(D)	If and to the extent that the applicable Award Terms may so provide, a Grantee shall have the right to vote and receive dividends on Restricted Stock granted under the Plan. Unless otherwise provided in the applicable Award Terms, any Stock received as a dividend on or in connection with a stock split of the shares of Stock underlying a Restricted Stock Award shall be subject to the same restrictions as the shares of Stock underlying such Restricted Stock Award.

(E)	Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(iii)	Restricted Stock Units. The Committee is authorized to grant Restricted Stock Units to Grantees, subject to the following terms and conditions:

(A)	At the time of the grant of Restricted Stock Units, the Committee may impose such restrictions or conditions to the vesting of such Awards as it, in its discretion, deems appropriate, including, but not limited to, the achievement of Performance Goals. The Committee shall have the authority to accelerate the settlement of any outstanding award of Restricted Stock Units at such time and under such circumstances as it, in its sole discretion, deems appropriate, subject to the requirements of Section 409A of the Code.

(B)	Unless otherwise provided in Award Terms or except as otherwise provided in the Plan, upon the vesting of a Restricted Stock Unit there shall be delivered to the Grantee, as soon as practicable following the date on which such Award (or any portion thereof) vests (but in any event within such period as is required to avoid the imposition of a tax under Section 409A of the Code), that number of shares of Stock equal to the number of Restricted Stock Units becoming so vested.

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(C)	Subject to the requirements of Section 409A of the Code, an Award of Restricted Stock Units may provide the Grantee with the right to receive dividend equivalent payments with respect to Stock subject to the Award (both before and after the Stock subject to the Award is earned or vested), which payments may be either made currently or credited to an account for the Participant, and may be settled in cash or Stock, as determined by the Committee. Any such settlements and any such crediting of dividend equivalents may be subject to such conditions, restrictions and contingencies as the Committee shall establish, including the reinvestment of such credited amounts in Stock equivalents.

(D)	Upon the termination of a Grantee’s employment or service with the Company and its Subsidiaries or Affiliates, the Restricted Stock Units granted to such Grantee shall be subject to the terms and conditions specified in the applicable Award Terms.

(iv)	Other Stock-Based or Cash-Based Awards

(A)	The Committee is authorized to grant Awards to Grantees in the form of Other Stock-Based Awards or Other Cash-Based Awards, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards, consistent with the terms of the Plan, at the date of grant or thereafter, including the Performance Goals and performance periods. Stock or other securities or property delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(b)(iv) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms, including, without limitation, Stock, other Awards, notes or other property, as the Committee shall determine, subject to any required corporate action.

(B)	The maximum value of the aggregate payment that any Grantee may receive with respect to Other Cash-Based Awards pursuant to this Section 6(b)(iv) in respect of any annual performance period is $15 million and for any other performance period in excess of one year, such amount multiplied by a fraction, the numerator of which is the number of months in the performance period and the denominator of which is twelve (12). No payment shall be made to a Covered Employee prior to the certification by the Committee that the Performance Goals have been attained. The Committee may establish such other rules applicable to the Other Stock- or Cash-Based Awards to the extent not inconsistent with Section 162(m) of the Code.

(C)	Payments earned in respect of any Cash-Based Award may be decreased or, with respect to any Grantee who is not a Covered Employee, increased in the sole discretion of the Committee based on such factors as it deems appropriate. Notwithstanding the foregoing, any Awards may be adjusted in accordance with Section 5(b) hereof.

7. CHANGE IN CONTROL PROVISIONS.

(a)	Unless otherwise determined by the Committee or evidenced in an applicable Award Terms or employment or other agreement, in the event of a Change in Control:

(i)	Options and Stock Appreciation Rights

(A)	If the Company is the surviving entity or the surviving entity assumes the Options or SARs or substitutes in lieu thereof equivalent stock options or SARs relating to the stock of such surviving entity (“Substitute Options/SARs”), the Options/SARs or the Substitute Options/SARs, as applicable, shall be governed by their respective terms;

(B)	If the Company is the surviving entity or the surviving entity assumes the Options/SARs or issues Substitute Options/SARs, and the Grantee is terminated without Cause or for Good Reason within twenty-four (24) months following the Change in Control, Options/SARs or Substitute Options/SARs held by the Grantee that were not previously vested and exercisable shall become fully vested and and remain exercisable until the date that is two (2) years following the date of such termination, or the original expiration date, whichever first occurs;

(C)

If the Company is not the surviving entity, and the surviving entity does not assume the Options/SARs or issue Substitute Options/SARs, each Option/SAR shall become fully vested and cancelled in exchange for a cash payment in an amount equal to (i) the excess of Fair Market Value per share of the Stock subject to the Award immediately prior to the Change in

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Control over the exercise or base price (if any) per share of Stock subject to the Award multiplied by (ii) the number of shares of Stock subject to the Option/SAR.

(ii)	Other Awards Not Subject to Performance Goals

(A)	If the Company is the surviving entity or the surviving entity assumes Awards (other than Options or SARs) not subject to Performance Goals (“Time-Vested Awards”) or substitutes in lieu thereof equivalent stock awards relating to the stock of such surviving entity (“Substitute Awards”), the Time-Vested Awards or the Substitute Awards, as applicable, shall be governed by their respective terms;

(B)	If the Company is the surviving entity or the surviving entity assumes the Time-Vested Awards or issues Substitute Awards, and the Grantee is terminated without Cause or for Good Reason within twenty-four (24) months following the Change in Control, Time-Vested Awards or Substitute Awards held by the Grantee that were not previously vested shall become fully vested;

(C)	If the Company is not the surviving entity, and the surviving entity does not assume the Time-Vested Awards or issue Substitute Awards, the Time-Vested Awards shall become fully vested and cancelled in exchange for a cash payment in an amount equal to the Fair Market Value per share of the Stock subject to the Award immediately prior to the Change in Control multiplied by the number of shares of Stock subject to the Award.

(iii)	Other Awards Subject to Performance Goals. Awards (other than Options or SARs) subject to Performance Goals shall be converted into Time-Vested Awards at target, without proration, and continue to vest as though such Award had originally been granted as a Time-Vested Award with a restricted period equal in length to the performance period of such Award. Such Time-Vested Award shall thereafter be governed in accordance with their respective otherwise applicable terms and subsection (ii) above.

(b)	The Committee may, in its sole discretion, provide that: (A) each Award shall, upon the occurrence of a Change in Control, be canceled in exchange for a payment in an amount equal to (i) the Fair Market Value per share of the Stock subject to the Award immediately prior to the Change in Control over the exercise or base price (if any) per share of Stock subject to the Award multiplied by (ii) the number of Shares granted under the Award; and (B) each Award shall, upon the occurrence of a Change in Control, be canceled without payment therefore if the Fair Market Value per share of the Stock subject to the Award immediately prior to the Change in Control is less than the exercise or purchase price (if any) per share of Stock subject to the Award. A “Change in Control” shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

(i)	any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities, excluding any Person who becomes such a Beneficial Owner in connection with a transaction described in clause (I) of paragraph (iii) below; or

(ii)	the following individuals cease for any reason to constitute a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company’s stockholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

(iii)

there is consummated a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation or other entity, other than (I) a merger or consolidation which results in (A) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof), in combination with

C-12	Proxy Statement for 2016 Annual Meeting of Stockholders

the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any subsidiary of the Company, at least 60% of the combined voting power of the securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation and (B) the individuals who comprise the Board immediately prior thereto constituting immediately thereafter at least a majority of the board of directors of the Company, the entity surviving such merger or consolidation or, if the Company or the entity surviving such merger is then a subsidiary, the ultimate parent thereof, or (II) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities Beneficially Owned by such Person any securities acquired directly from the Company or its Affiliates) representing 30% or more of the combined voting power of the Company’s then outstanding securities; or

(iv)	the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets (it being conclusively presumed that any sale or disposition is a sale or disposition by the Company of all or substantially all of its assets if the consummation of the sale or disposition is contingent upon approval by the Company’s stockholders unless the Board expressly determines in writing that such approval is required solely by reason of any relationship between the Company and any other Person or an Affiliate of the Company and any other Person), other than a sale or disposition by the Company of all or substantially all of the Company’s assets to an entity (i) at least 60% of the combined voting power of the voting securities of which are owned by stockholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale or disposition and (ii) the majority of whose board of directors immediately following such sale or disposition consists of individuals who comprise the Board immediately prior thereto.

(v)	a corporate transaction or series of transactions involving a sale or other disposition of a business of, or operations relating to, the Company or any of its Affiliates (whether by sale, spin-off, split-off or other transaction) that the Board expressly determines in its discretion to be appropriate to deem such transaction or series of transactions as a Change in Control for purposes of the Plan with respect to some or all of the Participants.

(c)	Notwithstanding the foregoing, except as otherwise determined by the Board in accordance with subsection (v) hereof, a “Change in Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the common stock of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in an entity which owns all or substantially all of the assets of the Company immediately following such transaction or series of transactions.

(d)

Unless otherwise provided by the Committee or set forth in a Grantee’s Award Terms, notwithstanding the provisions of this Plan, in the event that any payment or benefit received or to be received by the Grantee in connection with a Change in Control or the termination of the Grantee’s employment or service (whether pursuant to the terms of this Plan or any other plan, arrangement or agreement with the Company, any Subsidiary, any Affiliate, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, “Total Payments”) would be subject (in whole or part), to the excise tax imposed by Section 4999 of the Code (the “Excise Tax”), then, after taking into account any reduction in the Total Payments provided by reason of Section 280G of the Code in such other plan, arrangement or agreement, the payment or benefit to be received by the Grantee upon a Change in Control shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax but only if the net amount of such Total Payments, as so reduced (and after subtracting the net amount of federal, state and local income taxes on such reduced Total Payments) is greater than or equal to the net amount of such Total Payments without such reduction (but after subtracting the net amount of federal, state and

Proxy Statement for 2016 Annual Meeting of Stockholders	C-13

local income taxes on such Total Payments and the amount of Excise Tax to which the Executive would be subject in respect of such unreduced Total Payments).

8. GENERAL PROVISIONS.

(a)	Nontransferability, Deferrals and Settlements. Unless otherwise determined by the Committee or provided in an Award Terms, Awards shall not be transferable by a Grantee except by will or the laws of descent and distribution and shall be exercisable during the lifetime of a Grantee only by such Grantee or his guardian or legal representative. Notwithstanding the foregoing, any transfer of Awards to independent third parties for cash consideration without stockholder approval is prohibited.

Any Award shall be null and void and without effect upon any attempted assignment or transfer, except as herein provided, including without limitation any purported assignment, whether voluntary or by operation of law, pledge, hypothecation or other disposition, attachment, divorce, trustee process or similar process, whether legal or equitable, upon such Award. The Committee may require or permit Grantees to elect to defer the issuance of shares of Stock (with settlement in cash or Stock as may be determined by the Committee or elected by the Grantee in accordance with procedures established by the Committee), or the settlement of Awards in cash under such rules and procedures as established under the Plan to the extent that such deferral complies with Section 409A of the Code and any regulations or guidance promulgated thereunder. It may also provide that deferred settlements include the payment or crediting of interest, dividends or dividend equivalents on the deferral amounts.

(b)	No Right to Continued Employment, etc. Nothing in the Plan or in any Award granted or any Award Terms, promissory note or other agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Company, any Subsidiary or any Affiliate or to be entitled to any remuneration or benefits not set forth in the Plan or such Award Terms, promissory note or other agreement or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service.

(c)	Taxes. The Company or any Subsidiary or Affiliate is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any other payment to a Grantee, amounts of withholding and other taxes due in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Grantees to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property with a Fair Market Value not in excess of the minimum amount required to be withheld and to make cash payments in respect thereof in satisfaction of a Grantee’s tax obligations.

(d)	Stockholder Approval; Amendment and Termination. The Plan shall take effect on the Effective Date but the Plan (and any grants of Awards made prior to the stockholder approval mentioned herein) shall be subject to the requisite approval of the stockholders of the Company, which approval must occur within twelve (12) months of the date that the Plan is adopted by the Board. In the event that the stockholders of the Company do not ratify the Plan at a meeting of the stockholders at which such issue is considered and voted upon, then upon such event the Plan and all rights hereunder shall immediately terminate and no Grantee (or any permitted transferee thereof) shall have any remaining rights under the Plan or any Award Terms entered into in connection herewith. The Board may amend, alter or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made that would impair the rights of a Grantee under any Award theretofore granted without such Grantee’s consent, or that without the approval of the stockholders (as described below) would, except as provided in Section 5, increase the total number of shares of Stock reserved for the purpose of the Plan. In addition, stockholder approval shall be required with respect to any amendment that materially increases benefits provided under the Plan or materially alters the eligibility provisions of the Plan or with respect to which stockholder approval is required under the rules of any stock exchange on which Stock is then listed. Unless earlier terminated by the Board pursuant to the provisions of the Plan, the Plan shall terminate on the tenth anniversary of its Effective Date. No Awards shall be granted under the Plan after such termination date.

C-14	Proxy Statement for 2016 Annual Meeting of Stockholders

(e)	No Rights to Awards; No Stockholder Rights. No individual shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Grantees. No individual shall have any right to an Award or to payment or settlement under any Award unless and until the Committee or its designee shall have determined that an Award or payment or settlement is to be made. Except as provided specifically herein, a Grantee or a transferee of an Award shall have no rights as a stockholder with respect to any shares covered by the Award until the date of the issuance of such shares.

(f)	Unfunded Status of Awards. The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Grantee pursuant to an Award, nothing contained in the Plan or any Award shall give any such Grantee any rights that are greater than those of a general creditor of the Company.

(g)	No Fractional Shares. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(h)	Regulations and Other Approvals.

(i)	The obligation of the Company to sell or deliver Stock with respect to any Award granted under the Plan shall be subject to all applicable laws, rules and regulations, including all applicable federal and state securities laws, and the obtaining of all such approvals by governmental agencies as may be deemed necessary or appropriate by the Committee.

(ii)	Each Award is subject to the requirement that, if at any time the Committee determines, in its absolute discretion, that the listing, registration or qualification of Stock issuable pursuant to the Plan is required by any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the grant of an Award or the issuance of Stock, no such Award shall be granted or payment made or Stock issued, in whole or in part, unless listing, registration, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(iii)	In the event that the disposition of Stock acquired pursuant to the Plan is not covered by a then current registration statement under the Securities Act of 1933, as amended (the “Securities Act”), and is not otherwise exempt from such registration, such Stock shall be restricted against transfer to the extent required by the Securities Act or regulations thereunder, and the Committee may require a Grantee receiving Stock pursuant to the Plan, as a condition precedent to receipt of such Stock, to represent to the Company in writing that the Stock acquired by such Grantee is acquired for investment only and not with a view to distribution.

(i)	Section 409A. This Plan is intended to comply and shall be administered in a manner that is intended to comply with Section 409A of the Code and shall be construed and interpreted in accordance with such intent. To the extent that an Award, issuance and/or payment is subject to Section 409A of the Code, it shall be awarded and/or issued or paid in a manner that will comply with Section 409A of the Code, including proposed, temporary or final regulations or any other guidance issued by the Secretary of the Treasury and the Internal Revenue Service with respect thereto. Any provision of this Plan that would cause an Award, issuance and/or payment to fail to satisfy Section 409A of the Code shall have no force and effect until amended to comply with Code Section 409A (which amendment may be retroactive to the extent permitted by applicable law).

(j)	Governing Law. The Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Delaware without giving effect to the conflict of laws principles thereof.

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E. I. DU PONT DE NEMOURS AND COMPANY ATTN: STOCKHOLDER RELATIONS 974 CENTRE ROAD WILMINGTON, DE 19805 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Daylight Time on the cut-off date (see reverse). Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Vote must be received by the cut-off date (see reverse). AN ADMISSION TICKET IS REQUIRED TO ATTEND THE ANNUAL STOCKHOLDER MEETING. SEE REVERSE SIDE. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E02246-P73859 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY E. I. DU PONT DE NEMOURS AND COMPANY A The Board of Directors recommends that you vote FOR all the nominees in Proposal 1 and FOR Proposals 2-4. 1. Election of Directors Nominees: For Against Abstain 1a. Lamberto Andreotti ! ! ! 1b. Edward D. Breen ! ! ! 1c. Robert A. Brown ! ! ! 1d. Alexander M. Cutler ! ! ! 1e. Eleuthère I. du Pont ! ! ! 1f. James L. Gallogly ! ! ! 1g. Marillyn A. Hewson ! ! ! 1h. Lois D. Juliber ! ! ! 1i. Ulf M. Schneider ! ! ! 1j. Lee M. Thomas ! ! ! 1k. Patrick J. Ward ! ! ! C Authorized Signatures—This section must be completed for your vote to be counted. Sign and Date Below: Please sign the Proxy Card exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If the signer is a corporation, sign the full corporate name by duly authorized officer. For Against Abstain 2. To approve an amendment to, and performance goals under, the E. I. du Pont de Nemours and Company Equity and Incentive Plan ! ! ! 3. On Ratification of Independent Public Accounting Firm ! ! ! 4. To Approve, by Advisory Vote, Executive Compensation ! ! ! B The Board of Directors recommends that you vote AGAINST the following Proposals: 5. On Employee Board Advisory Position ! ! ! 6. On Supply Chain Deforestation Impact ! ! ! 7. On Accident Risk Reduction Report ! ! ! For address changes and/or comments, please check this box ! and write them on the back where indicated. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. PLEASE VOTE, SIGN AND DATE THIS PROXY CARD ON THE REVERSE SIDE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. ADMISSION TICKET Bring this ticket and photo ID with you if you plan on attending the meeting. Please check the meeting materials for any special requirements for meeting attendance. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, ? DETATCH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.? E02247-P73859 E. I. DU PONT DE NEMOURS AND COMPANY Annual Meeting of Stockholders April 27, 2016, 10:30 AM Lotte New York Palace 455 Madison Avenue New York, NY 10022 This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby appoints E. D. Breen, L. D. Juliber, and P. J. Ward or any of them, each with power of substitution, as proxies for the undersigned to vote all shares of Common Stock of said Company which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 27, 2016, and any adjournment or postponement thereof, as hereinafter specified and, in their discretion, upon such other matters as may properly come before the meeting. The undersigned hereby revokes all proxies previously given. As described on page 4 of the proxy statement, this proxy also provides voting instructions for shares held for the account of the undersigned in certain employee savings plans. A trustee for each plan will vote these shares as directed provided your voting instruction is received by the cut-off date. A trustee for an employee savings plan may vote as directed by the plan fiduciary or by an independent fiduciary selected by the plan fiduciary all shares held in the plan for which no voting instructions are received. Other shares owned by you will be voted only if you sign and return a proxy card, vote by Internet or telephone, or attend the meeting and vote by ballot. The cut-off date for shares held in certain employee savings plans is April 24, 2016. The cut-off date for all other shares is April 26, 2016. On matters for which you do not specify a choice, the shares will be voted in accordance with the recommendation of the Board of Directors. When properly executed this proxy will be voted in the manner directed herein. If no direction is made, this proxy will be voted FOR Proposals 1-4 and AGAINST Proposals 5-7. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side